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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Filed by a Party other than the Registrant ☐
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☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
CHARMING SHOPPES, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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CHARMING SHOPPES, INC.
450 WINKS LANE
BENSALEM, PENNSYLVANIA 19020

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
May 8, 2008

        We are pleased to give you this notice of our 2008 Annual Meeting of Shareholders:

Time and Date:	10:00 a.m. on May 8, 2008 (eastern time)
Place:
Items of Business:	1.	To elect three Class C Directors.
2.
To re-approve the material terms of the performance goals under the 2003 Incentive Compensation Plan to preserve the deductibility of compensation payments in accordance with Section 162(m) of the Internal Revenue Code.
	3.	To ratify the appointment of Ernst & Young LLP as independent auditors of Charming Shoppes to serve for the 2009 fiscal year.
	4.	To transact such other business as may properly come before the Meeting or any adjournment thereof.
Record Date:	You are entitled to attend and vote at the Annual Meeting if you were a holder of record of Common Stock at the close of business on March 28, 2008.
Company Reports:	Our Annual Report on Form 10-K for our fiscal year ended February 2, 2008 is enclosed.
Proxy Materials:	A Proxy Statement, GOLD Proxy Card and postage-paid return envelope are also enclosed.
Proxy Voting:
If you are unable to attend in person, please fill out and return the enclosed GOLD Proxy Card so that your shares will be represented and voted at the Annual Meeting. An envelope with postage paid, if mailed in the United States, is provided for this purpose.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be held on May 8, 2008. Our proxy statement is attached. Financial and other information concerning Charming Shoppes is contained in our Annual Report to Shareholders for the fiscal year ended February 2, 2008. Under new rules issued by the Securities and Exchange Commission ("SEC"), we are providing access to our proxy materials both by sending you this full set of proxy materials, including a GOLD Proxy Card, and by notifying you of the availability of our proxy materials on the Internet. The Proxy Statement and our fiscal 2008 Annual Report to Shareholders are available on our web site at www.charmingshoppes.com.

By Order of the Board of Directors
Colin D. Stern Secretary
, 2008

TABLE OF CONTENTS

ABOUT THE MEETING	1
What is the purpose of the Meeting?	1
Who is entitled to vote at the Meeting?	1
What are the voting rights of shareholders?	1
How do shareholders vote?	1
If a shareholder gives a proxy, how are the shares voted?	2
How are proxies changed or revoked?	2
How many shares are outstanding and what constitutes a quorum?	2
What vote is required to approve each item?	3
What are the Board of Directors' recommendations?	3
Other Information	3
DIRECTORS STANDING FOR ELECTION	3
BIOGRAPHIES OF DIRECTORS	4
CORPORATE GOVERNANCE AT CHARMING SHOPPES	6
Board of Directors	6
Lead Independent Director	7
Stock Ownership Guidelines	7
Committees of the Board of Directors	7
Audit Committee	7
Compensation Committee	8
Corporate Governance and Nominating Committee	9
Finance Committee	9
Administration Committee	10
Director Nominations	10
Communications with Directors	10
Annual Meeting	11
Standards of Business Conduct	11
COMPENSATION OF DIRECTORS	11
Cash Compensation Paid to Board Members	12
Share Plan for Non-Employee Directors	12
Deferral of Cash Fees	13
Employee Director	13
COMPENSATION OF EXECUTIVE OFFICERS	13
Compensation Discussion and Analysis	13

Summary Compensation Table	28
Employment Agreement	30
Grants of Plan-Based Awards During Fiscal 2008	32
Outstanding Equity Awards at Fiscal 2008 Year-End	34
Option Exercises and Stock Vested During Fiscal 2008	36
Nonqualified Deferred Compensation for Fiscal 2008	36
Variable Deferred Compensation Plan for Executives	38
Supplemental Executive Retirement Plan	39
Potential Payments Upon Termination or Change in Control	39
PROPOSAL FOR RE-APPROVAL OF THE MATERIAL TERMS OF THE PERFORMANCE GOALS UNDER THE 2003 INCENTIVE COMPENSATION PLAN TO PRESERVE THE DEDUCTIBILITY OF COMPENSATION PAYMENTS IN ACCORDANCE WITH SECTION 162(m) OF THE INTERNAL REVENUE CODE	47
EQUITY COMPENSATION PLAN INFORMATION	50
REPORT OF THE COMPENSATION COMMITTEE	51
PRINCIPAL SHAREHOLDERS AND MANAGEMENT OWNERSHIP	52
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION	54
AUDIT COMMITTEE REPORT	54
AUDIT AND OTHER FEES	56
Audit and Other Fees for Past Two Fiscal Years	56
Audit and Permissible Non-Audit Services Pre-Approval Policies and Procedures	56
RATIFICATION OF THE APPOINTMENT OF INDEPENDENT AUDITORS	57
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	57
PROPOSALS FOR 2009 ANNUAL MEETING	58
COST OF SOLICITATION	58
HOUSEHOLDING	58
ADDITIONAL INFORMATION	59
APPENDIX A 2003 INCENTIVE COMPENSATION PLAN	A-1
APPENDIX B PARTICIPANT INFORMATION IN THE SOLICITATION OF PROXIES BY CHARMING SHOPPES, INC.	B-1

CHARMING SHOPPES, INC.
450 Winks Lane
Bensalem, Pennsylvania 19020

PROXY STATEMENT

        We are providing these proxy materials in connection with the solicitation by the Board of Directors of Charming Shoppes, Inc., a Pennsylvania corporation, of proxies to be voted at our 2008 Annual Meeting of Shareholders and at any adjournment of the meeting.

        You are invited to attend our Annual Meeting of Shareholders (the "Meeting") on May 8, 2008, 2008, beginning at 10:00 a.m. eastern time. The Meeting will be held at                                     . To obtain directions to the Annual Meeting of Shareholders and how to vote in person, please call [                                    ] or [insert other instructions].

        This Proxy Statement and the accompanying Notice of Annual Meeting of Shareholders, GOLD Proxy Card and our Annual Report on Form 10-K for our fiscal year ended February 2, 2008 ("fiscal 2008") are being mailed to shareholders entitled to vote at the Meeting starting                                    , 2008.

ABOUT THE MEETING

What is the purpose of the Meeting?

        At the Annual Meeting, our shareholders will be asked to consider and act upon the following matters:

  •
  Election of three Class C Directors to our Board of Directors;

  •
  Re-approval of the material terms of the performance goals under the 2003 Incentive Compensation Plan to preserve Charming Shoppes' tax deductions;

  •
  Ratification of the appointment of Ernst & Young LLP as our independent auditors for the 2008 fiscal year; and

  •
  Such other business as may properly come before the Meeting or any adjournment thereof.

Who is entitled to vote at the Meeting?

        Only shareholders of record on March 28, 2008, the record date for the Meeting, are entitled to receive notice of and vote at the Meeting.

What are the voting rights of shareholders?

        Each share of Common Stock is entitled to one vote. There is no cumulative voting.

How do shareholders vote?

        You may vote at the Meeting in person or by proxy.

If a shareholder gives a proxy, how are the shares voted?

        Proxies received by us before the Meeting will be voted at the Meeting in accordance with the instructions contained on the GOLD Proxy Card. The GOLD Proxy Card provides a way for you to direct how your shares will be voted.

        If you sign and return the enclosed GOLD Proxy Card, but do not give voting instructions on your GOLD Proxy Card, your shares will be voted by the Proxy Committee of the Board of Directors (the "Proxy Committee") on each matter in accordance with the recommendation of the Board of Directors or, if no recommendation is made by the Board of Directors, in the discretion of the Proxy Committee. Thus, for example, if you do not give instructions on your GOLD Proxy Card, and a nominee for Director listed on the GOLD Proxy Card withdraws before the election (which is not now anticipated), your shares will be voted by the Proxy Committee for any substitute nominee as may be nominated by the Board of Directors. The Proxy Committee consists of Katherine M. Hudson, Lead Independent Director and William O. Albertini, a Director. Under the rules that govern brokers and nominees who have record ownership of shares that are held in "street name" for account holders (who are the beneficial owners of the shares), brokers and nominees have the discretion to vote such shares on routine matters, such as uncontested director elections and ratification of independent registered public accounting firms, but not on non-routine matters, such as shareholder proposals or contested director elections. If a broker or nominee has not received voting instructions from an account holder and does not have discretionary authority to vote shares on a particular item, a "broker non-vote" occurs.

        The Company has received notice from Crescendo Partners II, L.P., Series Q ("Crescendo"), that it intends to nominate three individuals for election to the Board of Directors. We do not currently know whether Crescendo will nominate such persons at the Annual Meeting.

        Because we have been notified of competing nominees for the Board of Directors, this year's election of directors will be considered a "non-routine matter." Thus, if your shares are held in street name and you do not provide instructions as to how your shares are to be voted in the election of directors, your broker or other nominee will not be able to vote your shares in the election of directors, and your shares will not be voted for any of the nominees. We urge you to discard any proxy materials and proxy cards that you may receive from Crescendo and to vote your shares for the election of the three directors listed in this Proxy Statement.

        It is possible that matters other than those described above may be brought before shareholders at the Meeting. If we were not aware of the matter a reasonable time before the mailing of this Proxy Statement, the Proxy Committee will vote your shares on the matter as recommended by the Board of Directors, or, if no recommendation is given, the Proxy Committee will vote your shares in their discretion. In any event, the Proxy Committee will comply with the rules of the SEC when exercising proxies on a discretionary basis.

How are proxies changed or revoked?

        You may change any vote by proxy or revoke a proxy before it is exercised by filing with the Secretary of Charming Shoppes either a notice of revocation or a duly executed proxy bearing a later date or by attending the Meeting and voting in person. Attendance at the Meeting will not by itself constitute revocation of a proxy.

How many shares are outstanding and what constitutes a quorum?

        At the close of business on March 28, 2008, the record date for the Meeting,               shares of Common Stock were outstanding. Shareholders entitled to cast at least a majority of the votes that all shareholders are entitled to cast must be present at the Meeting in person or by proxy to constitute a quorum for the transaction of business. Withheld votes and shares voted as "abstentions" or subject to broker non-votes will count for purposes of determining whether a quorum is present.

What vote is required to approve each item?

        Election of Directors:    The three nominees for election as Directors who receive the greatest number of votes will be elected Directors. Approval of any other matter that comes before the Meeting will require the affirmative vote of a majority of the votes cast on the matter.

        Performance Goals under the 2003 Incentive Compensation Plan:    Re-approval of the material terms of the performance goals under the 2003 Incentive Compensation Plan, to preserve the deductibility of compensation payments in accordance with Section 162(m) of the Internal Revenue Code, requires the affirmative vote of a majority of the votes cast on the matter. This plan was previously approved by our shareholders at the 2003 Annual Meeting of Shareholders.

        Ratification of the Appointment of Independent Auditor:    Although we are not required to submit the appointment of our independent auditors to a vote of shareholders, we believe that it is appropriate to ask that you ratify the appointment. Ratification of the appointment of Ernst & Young LLP as our independent auditors requires the affirmative vote of a majority of the votes cast on the matter.

        Withheld votes, abstentions and broker non-votes will not be taken into account and will have no effect on the outcome of the election of Directors or the approval of other matters that may come before the Meeting.

What are the Board of Directors' recommendations?

        The Board of Directors urges you to discard any proxy materials and proxy cards that you may receive from Crescendo, and unanimously recommends that you vote as follows, using the GOLD Proxy Card enclosed with this Proxy Statement:

  FOR the election of the three persons nominated by our Board of Directors for election as Directors.

  FOR the re-approval of the material terms of the performance goals under the 2003 Incentive Compensation Plan to preserve Charming Shoppes' tax deductions.

  FOR the ratification of the appointment of Ernst & Young LLP as our independent auditors for fiscal 2009.

Other Information

        We have enclosed our Annual Report on Form 10-K for fiscal 2008 with this Proxy Statement. No material contained in the Annual Report is to be considered a part of the proxy solicitation material.

        Our mailing address is Charming Shoppes, Inc., 450 Winks Lane, Bensalem, Pennsylvania 19020. Our corporate website address is www.charmingshoppes.com. The contents of our website are not incorporated by reference into this Proxy Statement.

DIRECTORS STANDING FOR ELECTION

        Our Restated Articles of Incorporation provide for a classified Board of Directors, consisting of three classes of Directors with overlapping three-year terms. One class of Directors is to be elected each year, with a term extending to the third succeeding Annual Meeting and until the Directors' successors have been duly elected and qualified. The terms of the three current Class C Directors, Dorrit J. Bern, Alan Rosskamm and M. Jeannine Strandjord, will expire as of the date of the Meeting. At the Meeting, Ms. Bern, Mr. Rosskamm and Ms. Strandjord will be nominated for reelection as Class C Directors for additional three-year terms and until their successors shall have been duly elected and qualified.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE BOARD'S NOMINEES FOR ELECTION AS DIRECTORS.

BIOGRAPHIES OF DIRECTORS

        Other than Dorrit J. Bern, each of the following Directors is "independent" under the NASDAQ Global Select Market listing requirements and the standards set forth in our Principles of Corporate Governance. For more information about our determination of independence, see "CORPORATE GOVERNANCE AT CHARMING SHOPPES—Board of Directors."

The following Class C Directors have been nominated for reelection to terms scheduled to end in 2011:

DORRIT J. BERN	Director Since 1995

        Ms. Bern, 57, has been our President and Chief Executive Officer since August 1995 when she joined Charming Shoppes. She also served as Vice Chairman of the Board of Directors from August 1995 until January 1997 when she was elected Chairman of the Board. Before joining us, Ms. Bern was employed by Sears, Roebuck & Co., beginning in 1987 during which period she held various merchandising positions culminating with her appointment as Group Vice President of Women's Apparel and Home Fashions in December 1993. Before joining Sears, Roebuck & Co., Ms. Bern held merchandising positions at other prominent retailers. Ms. Bern is also a Director of Southern Company and OfficeMax Incorporated.

ALAN ROSSKAMM	Director Since 1992

        Mr. Rosskamm, 58, was the Chief Executive Officer of Jo-Ann Stores, Inc. ("Jo-Ann"), from October 1985 to August 2006, and Chairman of the Board of Directors from July 1992 to August 2006. Under his leadership, Jo-Ann became the nation's leading retailer of fabrics and sewing supplies and one of the nation's largest retailers of craft and floral products, operating 800 stores in 47 states. He continues as a member of Jo-Ann's board of directors, where he has served since 1985. Since 2006, Mr. Rosskamm has advised a number of start-up ventures, including retailer PetSense, Inc.

M. JEANNINE STRANDJORD	Director Since 2006

        Ms. Strandjord, 62, was Senior Vice President and Chief Integration Officer of Sprint Corporation ("Sprint"), a global communications company, from September 2003 until her retirement in November 2005, with responsibility for implementation of Sprint's transformation, including overall program management of comprehensive process redesign and organizational development. From January 2003 to September 2003, Ms. Strandjord was Senior Vice President of Financial Services for Sprint. From 1998 to 2003, Ms. Strandjord was Senior Vice President of Finance for Sprint Global Markets Group. From 1990 to 1998, Ms. Strandjord was Senior Vice President and Treasurer for Sprint. From 1986 to 1990, she served as Vice President and Controller for Sprint. Ms. Strandjord joined Sprint in January 1985, serving as Vice President, Finance and Distribution at AmeriSource, Inc., a Sprint subsidiary. Prior to joining Sprint, Ms. Strandjord was Vice President, Finance and Expense Control, for Macy's Midwest and had held positions with Kansas City Power & Light Co. and Ernst and Whinney. She is also a member of the Board of six registered investment companies which are a part of American Century Funds and a member of the Boards of DST Systems, Inc. and Euronet Worldwide, Inc. Ms. Strandjord has served as Chairman and President of the Heartland Chapter of the National Association of Corporate Directors for the last two years.

The following Class A Directors are continuing in office, with terms scheduled to end in 2009:

WILLIAM O. ALBERTINI	Director Since 2003

        Mr. Albertini, 64, retired in 1999 as Executive Vice President and Chief Financial Officer of Bell Atlantic Global Wireless, Inc., a provider of wireless communication services. Before joining that company, from 1995 to 1997 he served as Executive Vice President and Chief Financial Officer of Bell

Atlantic Corporation, and also as a Director of Bell Atlantic. Mr. Albertini is also a Director of BlackRock, Inc., Triumph Group, Inc. and Airgas, Inc.

CHARLES T. HOPKINS	Director Since 1999

        Mr. Hopkins, 65, was associated with the public accounting firm of KPMG LLP from 1966 until 1999. During his term at KPMG LLP, Mr. Hopkins served as an audit partner and a SEC reviewing partner. From 1993 until 1998, Mr. Hopkins was managing partner of KPMG's Philadelphia Business Unit.

YVONNE M. CURL	Director Since 2004

        Ms. Curl, 53, was the Chief Marketing Officer of Avaya, Inc. ("Avaya") from October 2000 through April 2004. In that capacity, she was responsible for the strategic and operational management of Avaya's global marketing organization. Avaya provides voice, converged voice and data customer relationship management, messaging, multi-service networking and structured cabling products and services to its customers. Before joining Avaya, Ms. Curl was employed by Xerox Corporation beginning in 1976, where she held positions in sales, marketing and field operations culminating with her appointment as Corporate Vice President, Senior Vice President and General Manager, Public Sector, Worldwide in January 1999. In that capacity, she was responsible for developing strategic and tactical market plans for the provision of document solutions and services to the public sector worldwide. Ms. Curl is also a Director of Nationwide Mutual Insurance Company, HealthSouth Corporation and Welch Allyn Inc.

The following Class B Directors are continuing in office, with terms scheduled to end in 2010:

PAMELA DAVIES	Director Since 1998

        Dr. Davies, 51, has been the President of Queens University of Charlotte since July 2002. Dr. Davies was the Dean of the McColl School of Business, Queens University of Charlotte from June 2000 until March 2001 when she was appointed Chief Operating Officer of that institution. From June 1997 to June 2000, she served as Professor of Management and Dean of the Bennett S. LeBow College of Business at Drexel University. From 1992 to 1997, Dr. Davies served as Chairman of the Department of Management at the University of Central Florida. Her professional specialization is in the field of strategic planning with a particular emphasis on competitive and marketing strategy. She has written and lectured on these topics extensively. Dr. Davies is also a Director of C&D Technologies, Inc. and Sonoco Products Company.

KATHERINE M. HUDSON	Director Since 2000

        Ms. Hudson, 61, served as the Chairman of the Board of Directors of Brady Corporation until November 2003 when she retired. Prior to her appointment as Chairman, she was the President, Chief Executive Officer and a Director of Brady Corporation from January 1994 until March 2003. Brady Corporation is a leading manufacturer and marketer of complete identification solutions which improve productivity, performance, safety and security. Its products include high-performance labels, signs, software, printers, specialty die-cut materials and data-collection systems. Before joining Brady Corporation, she was a Vice President at Eastman Kodak Company and General Manager of its Professional, Printing and Publishing Imaging Division. Her 24 years at Eastman Kodak Company included positions in finance, communications and public affairs, information systems and the management of instant photography and printing. Ms. Hudson is also a Director of Telefonaktiebolaget LM Ericsson and serves on the Alverno College Board of Trustees and as Immediate Past Chairman of the Medical College of Wisconsin Board of Trustees.

CORPORATE GOVERNANCE AT CHARMING SHOPPES

        Our business is managed under the direction of our Board of Directors, in accordance with the Pennsylvania Business Corporation Law and our Bylaws. Members of the Board of Directors are kept informed of our business through discussions with the Chairman, President and Chief Executive Officer and other officers, by reviewing materials provided to them and by participating in regular and special meetings of the Board of Directors and its committees. In addition, to promote open discussion among our non-employee Directors, those Directors regularly meet in executive sessions without the participation of management or employee Directors. Our Directors are encouraged to, and do, attend continuing education programs on corporate governance practices from time to time.

Board of Directors

        Our Board of Directors has a long-standing commitment to sound and effective corporate governance practices. The foundation for our corporate governance is the Board's policy that a substantial majority of the members of the Board of Directors should be independent. Our Principles of Corporate Governance Statement is available on our corporate website (www.charmingshoppes.com). We have reviewed internally and with our Board of Directors the provisions of the Sarbanes-Oxley Act of 2002, the related rules of the SEC and current NASDAQ Marketplace Rules and NASDAQ Global Select Market listing requirements regarding corporate governance policies and procedures. Our corporate governance documents comply with all applicable requirements.

        In accordance with our Bylaws, our Board of Directors has specified that, as of the date of our 2008 Annual Meeting, the number of Directors will be set at eight. Seven of our eight Directors are non-employee Directors, and the Board of Directors has determined that each of these seven Directors has no relationship which, in the opinion of the Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a Director, and that each meets the objective requirements for "independence" under the NASDAQ Marketplace Rules. Therefore, the Board of Directors has determined that each of these seven Directors is "independent" under the standards currently set forth in the NASDAQ Global Select Market listing requirements and the standards set forth in our Principles of Corporate Governance. The only Director who is not independent is Dorrit J. Bern, our Chief Executive Officer. See also "Corporate Governance at Charming Shoppes—Audit Committee" below.

        Each Director is required to disclose to the Board of Directors any direct or indirect material interest he or she may have in a transaction with us before we enter into the transaction, and to refrain from participating in any Board of Directors decision regarding the transaction. In addition, each Director and nominee for reelection as Director delivers to the Company annually a questionnaire that includes, among other things, information relating to any transactions in which both the Director or nominee, or their family members, and the Company participates, and in which the Director or nominee, or such family member, has a material interest.

        On April 26, 2007 our Board of Directors adopted a written policy which requires that any transaction involving the Company in which one of our Directors, nominees for Director, executive officers, or greater than five percent shareholders, or their immediate family members, has a material interest be approved or ratified by the Corporate Governance and Nominating Committee if the amount involved is at least $120,000. Previously, this function had been handled by the Audit Committee. In determining whether to approve or ratify any such transaction, the disinterested members of the Corporate Governance and Nominating Committee must consider, in addition to other factors they deem appropriate, whether the transaction is on terms no less favorable to the Company than those available to an unaffiliated third party under the same or similar circumstances.

        On March 12, 2008, we entered into a residential lease agreement with our Chief Executive Officer, effective as of February 1, 2008, under which the Company started charging rent for the Company-owned apartment made available to her at a monthly rent of $7,900. In accordance with the Company's written policy for related party transactions the lease was submitted to the Corporate Governance and Nominating Committee on March 7, 2008 for ratification. The Corporate Governance and Nominating Committee determined that the lease is at fair market value and on terms no less favorable to the Company than those to an unaffiliated third party.

        During fiscal 2008, our Board of Directors held nine meetings. Each member of the Board of Directors attended at least 75% of the total number of meetings of the Board of Directors and all committees on which he or she served. From time to time, the Board of Directors and Board Committees act by unanimous written consent.

Lead Independent Director

        We have designated Katherine M. Hudson as our "Lead Independent Director." The Board of Directors has determined that Ms. Hudson qualifies as an independent Director under current NASDAQ Marketplace Rules and under the standards set forth in our Principles of Corporate Governance.

Stock Ownership Guidelines

        We have adopted stock ownership guidelines that call for Directors, within five years of the adoption of the guideline on January 20, 2005 or within five years of their election to the Board of Directors, whichever is the later, to own at least 15,000 shares of our Common Stock. Deferred stock, restricted stock units and restricted stock count toward meeting this ownership guideline.

Committees of the Board of Directors

        Our Board of Directors has an Audit Committee, Compensation Committee (formerly the Compensation and Stock Option Committee), Corporate Governance and Nominating Committee, Finance Committee and Administration Committee. The charters of these Committees have been approved by our Board of Directors and (other than the Administration Committee which meets infrequently) are available on our corporate website (www.charmingshoppes.com).

        The following table presents information regarding the membership of our Board Committees as of the date of this Proxy Statement.

Current Board Committee Membership

	AUDIT COMMITTEE		COMPENSATION COMMITTEE		CORPORATE GOVERNANCE AND NOMINATING COMMITTEE		FINANCE COMMITTEE		ADMINISTRATION COMMITTEE
William O. Albertini			+				+	X
Charles T. Hopkins	+	X					+
Yvonne M. Curl	+	XX	+		+	X
Pamela Davies			+		+
Katherine M. Hudson*	+		+	X					+
Dorrit J. Bern									+	X
Alan Rosskamm					+		+		+
M. Jeannine Strandjord	+						+
Number of Meetings in Fiscal 2008**	12		11		7		3		0

+
Member

X
Chairperson

+XX
Ms. Curl was appointed as a member of the Audit Committee on June 20, 2007.

*
Ms. Hudson has been designated as the Lead Independent Director.

**
The Committees from time to time act by unanimous written consent.

Audit Committee

        The Audit Committee operates under a written charter that has been approved by the Board of Directors. The Charter is reviewed annually by the Board of Directors. The Audit Committee's primary responsibility is to assist the Board of Directors in fulfilling its oversight responsibilities to our shareholders and other constituencies. In furtherance of those oversight responsibilities, the Audit Committee's primary duties are to (1) serve as an independent and objective party to monitor the quality, reliability and integrity of our accounting and financial reporting processes, including our internal control over financial reporting, (2) monitor our compliance with ethics policies and legal and regulatory requirements, (3) review and evaluate the qualifications, independence and performance of our independent auditors and internal auditors, (4) be directly responsible for the appointment, retention and compensation of the independent auditors, including pre-approving all audit and permissible non-audit services, (5) provide an open avenue of communication among and individually with the independent auditors, internal auditors, members of management and the Board of Directors and take appropriate actions resulting from this interaction, (6) review the scope of the audits to be conducted by the independent auditors and internal auditors and meet to discuss the results of their respective audits, (7) review with management, the independent auditors and our internal auditors the selection and disclosure of critical accounting policies and practices, significant financial reporting issues and judgments and estimates made in connection with the preparation of the financial statements and changes in accounting policies and practices and the effect on the financial statements, (8) review with management and the independent auditors our audited annual and unaudited quarterly financial statements before filing them with the SEC, and (9) review with management, the internal auditors and independent auditors, management's assessment of internal control over financial reporting and the independent auditors' evaluation of the effectiveness of our internal control over financial reporting.

        The Board of Directors has determined that each member of the Audit Committee is independent, under the independence standards discussed above, and that each member meets the additional standards of independence applicable under the Sarbanes-Oxley Act of 2002 and related rules of the SEC and the NASDAQ Marketplace Rules and NASDAQ Global Select Market listing requirements. In addition, the Board of Directors has determined that Mr. Hopkins qualifies as an "audit committee financial expert" in accordance with the definition of "audit committee financial expert" set forth in Item 401(h)(2) of Regulation S-K, adopted by the SEC. The Board of Directors has made no determination as to whether other members of the Audit Committee do or do not so qualify. Mr. Hopkins acquired these qualifications through his lengthy service as an audit partner and SEC reviewing partner of a major accounting firm, in which capacities he had direct experience in auditing the financial statements of public companies.

Compensation Committee

        The Compensation Committee is responsible for overseeing our compensation strategy and for the oversight and administration of our compensation programs, including our stock incentive plans. The Compensation Committee reviews and approves performance targets, eligibility, participation and award levels for incentive compensation plans; approves and reports to the Board of Directors on the administration of compensation plans and the compensation of executives at specified salary levels; approves and makes recommendations to the independent members of the Board of Directors regarding the compensation of the Chief Executive Officer; and selects participants and determines when options and other equity-based awards should be granted, the number of shares to be subject to each option or award, and other terms of the option or award. In addition, the Compensation Committee monitors aggregate share usage under our stock incentive plans and potential dilution resulting from the granting of options or awards. It also makes all other determinations involved in the administration of these stock incentive plans. The Board of Directors has determined that each member of the Compensation Committee is independent under the independence standards discussed above. In making executive compensation decisions, the Committee is advised by an independent compensation consultant, Pearl Meyer & Partners, Inc. ("PM&P"). PM&P provides the Committee with information regarding market trends and practices as they relate to matters for which the Committee is responsible. PM&P conducts analyses and provides information to support the Committee's decision-making with regard to specific matters as they arise. The only services that PM&P performs for the Company are at the direction of the Compensation Committee. The

Compensation Committee has the right to terminate the services of the compensation consultant at any time. The Committee's Charter authorizes the Committee to delegate authority to a subcommittee, one or more members of the Committee or management.

        The Committee retains PM&P directly, although in carrying out assignments, the Company's Executive Vice President of Human Resources, General Counsel and Chief Financial Officer and their staffs often work with PM&P to provide compensation and performance data regarding the executives and the Company. In addition, PM&P may, in their discretion, seek input and feedback from management regarding their consulting work product before presentation to the Committee in order to confirm information, clarify data questions or other similar issues.

        The Committee often requests our Chief Financial Officer, Executive Vice President of Human Resources and General Counsel to be present at Committee meetings where executive compensation and Company and individual performance are discussed and evaluated. These executives provide insight, suggestions or recommendations regarding executive compensation (other than their own) if present during these meetings or at other times. The Committee meets with the Chief Executive Officer to discuss her own compensation package, and her recommendations for other executives. Decisions regarding compensation for the Chief Executive Officer must be approved by a majority of the independent directors meeting in an "executive session." Decisions regarding the compensation levels of the other executive officers are made solely by the Compensation Committee by votes that generally take place during the "executive session" portion of the Committee meetings, when members of management are not present.

Corporate Governance and Nominating Committee

        The Corporate Governance and Nominating Committee: (1) reviews and recommends to the Board of Directors corporate governance policies and principles for Charming Shoppes, (2) makes recommendations to the Board of Directors regarding the size and composition of the Board of Directors, (3) recommends to the Board of Directors criteria regarding the personal qualifications required for Board of Directors membership and service on Board Committees, (4) establishes procedures for the nomination process and recommends candidates for election to the Board of Directors, (5) determines and recommends to the Board of Directors appropriate compensation for Directors, (6) evaluates the performance of the Board of Directors as a whole and prepares and supervises the Board's and the various Committees' performance self-evaluations on an annual basis, (7) evaluates Board practices and recommends appropriate changes to the Board of Directors, and (8) considers various other corporate governance issues, including those raised by shareholders and other constituents, and recommends appropriate responses to the Board of Directors. The Board of Directors has determined that each member of the Corporate Governance and Nominating Committee is independent under the independence standards discussed above. As discussed above, under "CORPORATE GOVERNANCE AT CHARMING SHOPPES—Board of Directors", our Board of Directors has adopted a written policy which requires that any transaction involving the Company in which one of our Directors, nominees for Director, executive officers, or greater than five percent shareholders, or their immediate family members, has a material interest be approved or ratified by the Corporate Governance and Nominating Committee if the amount involved is at least $120,000.

Finance Committee

        The Finance Committee is responsible for assisting the Board of Directors in discharging its duties relating to the oversight of our financial affairs and strategic planning. Its responsibilities include: (1) reviewing and recommending to the Board of Directors for approval strategic plans and budgets, (2) approving any borrowing of funds, other than in the ordinary course of business, and (3) approving (up to specified limits) or recommending to the Board of Directors for approval certain expenditures, dispositions, guarantees, acquisitions, use of derivatives, stock repurchases and other financial policies and practices. The Board of Directors has determined that each member of the Finance Committee is independent under the independence standards discussed above.

Administration Committee

        The Administration Committee is authorized to exercise the authority of the Board of Directors on matters of a routine nature between meetings of the Board of Directors.

Director Nominations

        Nominations for election as directors are determined by the Board of Directors after recommendation by the Corporate Governance and Nominating Committee.

        The Corporate Governance and Nominating Committee considers candidates for Board membership suggested by its members, other Board members, management and shareholders. Such suggestions, together with appropriate biographical information, should be submitted to the Corporate Secretary of the Company at 3750 State Road, Bensalem, Pennsylvania 19020. Candidates who have been suggested by shareholders are evaluated by the Corporate Governance and Nominating Committee in the same manner as other candidates. In the past, the Corporate Governance and Nominating Committee has retained a third party executive recruitment firm to assist the Committee members in identifying and evaluating potential nominees for the Board of Directors. While we have not established minimum requirements for potential nominees for the Board of Directors, in addition to considering a candidate's personal character, integrity, foresight, intelligence and judgment, the Corporate Governance and Nominating Committee and the Board of Directors also consider the requisite mix of director experiences, skills, perspectives and diversity that is most appropriate for Charming Shoppes.

        The Corporate Governance and Nominating Committee will consider whether to nominate any person nominated by a shareholder in accordance with our Bylaws relating to shareholder nominations. Our Bylaws establish advance notice procedures for Director nominations, other than by or at the direction of the Board of Directors or Board committee. These procedures generally provide that a notice submitted by a shareholder for a proposed Director nominee must be given in writing to the Corporate Secretary of Charming Shoppes by the date on which a shareholder proposal would be required to be submitted to us in order to be set forth in our Proxy Statement, in accordance with SEC rules. See also "PROPOSALS FOR 2009 ANNUAL MEETING." This notice generally must (1) identify the name and address of the nominating shareholder and nominee and any arrangements or understandings among them and any other third person regarding the nomination, (2) contain representations concerning the nominating shareholder's ownership of Common Stock and intention to appear at the Meeting and make the nomination, (3) include all relevant information concerning the nominee and his or her relationship or transactions with Charming Shoppes that are required to be disclosed in the Proxy Statement pursuant to SEC rules, and (4) include a written consent of the nominee to serve as a Director if elected. The notice of a proposed Director nominee by a shareholder should be submitted to the Corporate Secretary, Charming Shoppes, Inc., 3750 State Road, Bensalem, Pennsylvania 19020. Further information may be obtained by contacting the Corporate Secretary.

Communications with Directors

        The Board of Directors has established a process for shareholders and other interested parties to communicate directly with the Lead Independent Director or with the other Directors individually or as a group. Any shareholder or other interested party who desires to contact one or more of Charming Shoppes' Directors, including the Board's Lead Independent Director, may send a letter to the following address:

  Board of Directors (or Lead Independent Director or name of individual Director)
  c/o Corporate Secretary
  Charming Shoppes, Inc.
  3750 State Road
  Bensalem, PA 19020

        All such communications will be forwarded to the appropriate Director or Directors specified in such communications as soon as practicable.

Annual Meeting

        It has been the longstanding practice of Charming Shoppes for all Directors to attend the Annual Meeting of Shareholders. To facilitate this, our practice is to schedule a Board of Directors meeting to immediately follow the Annual Meeting. All Directors then in office were present at our last Annual Meeting.

Standards of Business Conduct

        Charming Shoppes has had a written code of conduct for many years. Our Standards of Business Conduct apply to Charming Shoppes' Directors and employees, including our Chief Executive Officer, Chief Financial Officer and Principal Accounting Officer. The Standards include guidelines relating to the ethical handling of actual or potential conflicts of interest, compliance with laws, accurate financial reporting, and procedures for promoting compliance with, and reporting violations of, the Standards. The Standards of Business Conduct is available on Charming Shoppes' website at www.charmingshoppes.com. Charming Shoppes intends to post any amendments to or waivers of its Standards of Business Conduct (to the extent applicable to Charming Shoppes' Chief Executive Officer, Chief Financial Officer or Principal Accounting Officer) at this location on our website and also to disclose the waivers on a Form 8-K within the prescribed time period.

COMPENSATION OF DIRECTORS

FISCAL 2008

        We use a combination of cash and stock-based compensation to attract and retain qualified candidates to serve as non-employee Directors on our Board of Directors. We set compensation for non-employee Directors at a level that reflects the significant amount of time and high skill level required of Directors in performing their duties to the Company and to our shareholders. The table below summarizes the compensation paid by the Company to current and former non-employee Directors during fiscal 2008, which ended on February 2, 2008.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Option Awards ($)(2)	Total ($)
William O. Albertini	68,500	114,000	15,892	198,392
Yvonne M. Curl	70,500	114,000	15,892	200,392
Pamela Davies	59,500	114,000	15,892	189,392
Charles T. Hopkins	75,500	114,000	15,892	205,392
Katherine M. Hudson	91,500	114,000	15,892	221,392
Alan Rosskamm	63,000	114,000	15,892	192,892
M. Jeannine Strandjord	65,500	114,000	15,892	195,392

(1)
Three of our Directors deferred cash fees into cash-denominated investment alternatives as follows: Mr. Albertini, $34,250; Ms. Hudson, $91,500; and Mr. Rosskamm, $63,000.

(2)
The amounts reported in the "Stock Awards" and "Option Awards" columns represent the amount of compensation cost recognized by the Company in fiscal 2008 for financial statement reporting purposes, as computed in accordance with Statement of Financial Accounting Standards No. 123(R) ("FAS 123(R)"), including expense for stock and option awards granted before fiscal 2008 which remained unvested at any time in fiscal 2008. For information regarding significant factors, assumptions and methodologies used in our computations pursuant to FAS 123(R), see Note 1, "Summary of Significant Accounting Policies: Stock-Based Compensation," to our

  consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended February 2, 2008. In fiscal 2008, each non-employee Director received a grant of 11,529 restricted stock units ("RSUs"). The grant date fair value of the stock awards granted to each Director during fiscal 2008, computed in accordance with FAS 123(R), was $135,000. As of February 2, 2008, each Director had the following number of stock awards that remained subject to a risk of forfeiture: Mr. Albertini, 11,529 (all of which he has elected to defer upon vesting); Ms. Curl, 11,529 (all of which she has elected to defer upon vesting); Dr. Davies, 11,529 (all of which she has elected to defer upon vesting); Mr. Hopkins, 11,529; Ms. Hudson, 11,529 (all of which she has elected to defer upon vesting); Mr. Rosskamm, 11,529 (all of which he has elected to defer upon vesting); and Ms. Strandjord, 11,529. On June 22, 2006, each Director was granted options to purchase 7,500 shares of common stock. The grant date fair value of the option awards granted to each Director during fiscal 2007, computed in accordance with FAS 123(R), was $40,575.

Cash Compensation Paid to Board Members

        Non-employee Directors receive compensation for their services. Our compensation program was amended by the Corporate Governance and Nominating Committee on June 21, 2007 in consultation with the Committee's independent compensation consultant, Pearl Meyer & Partners. The prior compensation structure had been in place since June 23, 2005. PM&P conducted a competitive analysis of Charming Shoppes' peer group as well as a broader cross-section of boards of directors of public companies. The analysis considered both the pay level and structure of our Board compensation program and recommended several changes. First, the annual cash retainer paid to each non-employee Director for Board service was increased to $50,000 from $36,000. This increase offset the elimination of meeting fees for Committee members. This change is consistent with market trends and facilitates the administration of the Director compensation program. Each non-employee Director who serves as a committee chair will continue to receive an annual cash retainer to recognize the additional work required of the chair function. The retainer for the Chair of the Audit Committee remains $10,000 annually. The cash retainer for all other Committee chairs remains $5,000. Each non-employee Director also continues to receive a meeting fee of $1,500 per Board meeting attended. The Lead Independent Director, Ms. Hudson, receives an annual cash retainer of $20,000 in addition to the annual cash retainer of $50,000 paid to all non-employee Directors, for a total annual cash retainer of $70,000. Non-employee Directors are reimbursed for certain business expenses, including their travel expenses in connection with Board and committee meeting attendance and their attendance at Director education programs.

Share Plan for Non-Employee Directors

        In addition to changes in the cash compensation structure, PM&P recommended changes to the Director's equity program. Under the prior compensation program for Directors, each non-employee Director received an automatic annual grant of options to purchase 7,500 shares of Common Stock and an automatic annual grant of 7,500 restricted stock units ("RSUs"), which vested on June 1 of the year following the grant. In addition to these automatic annual grants, each newly elected or appointed non-employee Director received a one-time grant of 10,000 shares of restricted stock units (i.e., a 2,500 share increase over the regular annual grant).

        Under the current compensation program, each non-employee Director instead receives an automatic annual grant of RSUs equal to $135,000 divided by the closing price of the Company's stock on the date of each Annual Meeting of Shareholders. Each RSU represents a right to receive one share of common stock, at the date of vesting, or, if deferred by the Director, at a later date after termination of his or her service. RSUs vest on June 1 of the year following grant, subject to earlier vesting in the case of death, disability, or a change in control. In addition, if a non-employee Director has a mandatory retirement or a voluntary termination, RSUs will vest on a pro rata basis, proportionate to the part of the year during which the non-employee Director served, with the remainder of the RSUs forfeited unless otherwise determined by the Board of Directors. Unvested RSUs will be forfeited if a non-employee Director is removed from service.

        The changes to the non-employee Director compensation program are summarized in the table below:

Pay Element		Prior Structure	Current Structure (effective June 21, 2007)
Cash for Board Service
•	Cash Retainer	$36,000	$50,000
•	Per Meeting Fee	$1,500 per meeting	$1,500 per meeting
Equity for Board Service
•	Stock Options	7,500 options per year	0
•	Restricted Stock Units	10,000 RSUs upon initial election; 7,500 RSUs per year thereafter	$135,000 RSU value per year; no special "initial election" award
Cash for Committee Service
•	Committee Chairs	$10,000 for Audit Committee (additional)	$10,000 for Audit Committee (additional)
	• Annual Retainer	$5,000 for other Committees (additional)	$5,000 for other Committees (additional)
•	Committee Members
	• Per Meeting Fee	$1,000 per meeting for all Committees	$0
Lead Director		$20,000 annual retainer (additional)	$20,000 annual retainer (additional)

Deferral of Cash Fees

        A non-employee Director may elect to defer any cash fee into deferred shares of Common Stock or a cash-denominated deferred compensation amount. Fees are converted into deferred shares at 100% of the fair market value of shares of Common Stock on the date of conversion. Investment alternatives for cash-denominated deferred compensation balances are mutual funds which are the same as those available to management in the Company's Variable Deferred Compensation Plan for Executives, described below under the caption "Nonqualified Deferred Compensation for Fiscal 2008." In fiscal 2008, Mr. Albertini, Ms. Hudson, and Mr. Rosskamm deferred all or a portion of their cash fees for Board service under this plan.

Employee Director

        Ms. Bern, who is employed as the Chief Executive Officer of Charming Shoppes, does not receive additional compensation for her services as a Director, Chairman of the Board, or as a member of any committee of the Board of Directors.

COMPENSATION OF EXECUTIVE OFFICERS

Compensation Discussion and Analysis

Introduction

        The Compensation Committee of the Board of Directors administers our compensation programs. Working with management and the outside compensation consultant, the Committee has developed a compensation and benefits strategy that rewards the performance, behaviors and culture that we believe will drive long-term success. For a discussion of the Committee's roles, responsibilities and a discussion of the role of executive officers in setting compensation, see "CORPORATE GOVERNANCE AT CHARMING SHOPPES—Compensation Committee."

Compensation Objectives, Design and Strategy

        The primary objectives of Charming Shoppes' executive compensation structure are to assure that our executive compensation and benefit programs:

  •
  are effective in driving performance to achieve financial goals and create shareholder value;

  •
  reflect our unique, entrepreneurial and customer-focused orientation;

  •
  help us to attract and retain talented executives by providing competitive compensation opportunities as compared to retail industry organizations and other companies that represent the market for high caliber executive talent;

  •
  are cost-efficient and fair to employees, management and shareholders; and

  •
  are well-communicated and understood by program participants.

        The Committee designed our compensation program, in consultation with the Committee's outside compensation consultant, to reflect our entrepreneurial business strategy. This means that executives with business unit responsibility are measured primarily upon the results of their units. At the corporate level, entrepreneurship means that executives are measured on our overall results and on other objective goals.

        Our compensation strategy is to place a major portion of total compensation at risk in the form of annual and long-term incentive programs. This means that for senior executives the majority of their total compensation is contingent upon their meeting the individual performance goals set for them by the Committee. As shown in the Summary Compensation Table, our named executive officers' base salaries for fiscal 2008 represented between 20% and 42% of total compensation (calculated in accordance with the Securities and Exchange Commission rules governing that Table). In part, the salaries represented a relatively high percentage of the total compensation for fiscal 2008 because none of the named executive officers received an annual bonus for the year.

        We intend the combination of incentive compensation to balance short-term operational objectives, such as the achievement of annual operating earnings targets (which is a term that refers to "income before taxes and interest" (i.e., net of interest income and interest expense) in our financial statements) and long-term strategic goals, such as return on investment for shareholders. For the named executive officers, target annual cash incentive opportunities range from 50% to 100% of base salary, and target long-term equity incentive opportunities granted each year generally range from 65% to 200% of base salary.

        Our compensation strategy is to provide competitive compensation opportunities commensurate with performance. This means that the Committee assesses the relative pay opportunities vis-à-vis relative performance.

        We also seek to promote a long-term commitment to Charming Shoppes. This means that while we believe compensation should have a strong link to performance, we also believe there is great value to the Company in retaining a team of tenured, seasoned executives. We encourage this long-term commitment through (1) "backloaded" vesting of restricted stock unit grants, i.e., awards vest 33% on the third anniversary of the grant, 33% on the fourth anniversary and 34% on the fifth anniversary, and (2) a supplemental retirement benefit, which is not fully vested until the executive reaches age 60 with at least five years of service. Furthermore, we believe executives should also have a long-term commitment to shareholders, which we encourage through stock ownership requirements for all members of the senior management team. Combinations of cash and equity compensation have been critical factors in attracting and retaining key employees and are intended to contribute to a high level of employee commitment to our business success. These components of compensation are discussed more fully below.

Role of the Compensation Committee

        The Committee provides overall guidance for our executive compensation policies and determines the amounts and elements of compensation for our executive officers. The Committee reviews, approves and modifies as necessary, our compensation and benefits philosophy, our executive compensation programs and administers our short and long term incentive plans and other stock or stock-based incentive plans. Under its charter, the Committee must be composed of at least three independent directors. Four members of our Board of Directors, William O. Albertini, Yvonne M. Curl, Pamela Davies and Katherine M. Hudson, Chairperson, currently sit on the Committee, each of whom is an independent director under the NASDAQ Global Select Market listing requirements and under our Corporate Governance Guidelines. The Committee's function is more fully described in its charter which has been approved by our Board of Directors. The charter is available on our website at www.charmingshoppes.com and we will disclose any amendment to the charter on our website. The charter was mostly recently amended by our Board of Directors at its meeting on January 24, 2007 so as to conform the Committee's duties and responsibilities as described therein with the requirements of the SEC's new executive compensation disclosure rules, including reviewing and discussing with management this Compensation Discussion and Analysis.

        During our past fiscal year the Committee held eleven meetings. Decisions with respect to the fiscal 2008 compensation of our executive officers were made at the beginning of that fiscal year. See "CORPORATE GOVERNANCE AT CHARMING SHOPPES—Compensation Committee."

Compensation and Benefits Structure

        This next section of this Compensation Discussion and Analysis describes each element of our compensation and benefits structure, with focus on:

  •
  Pay level—determination of the appropriate pay opportunity;

  •
  Pay mix—determination of each element of compensation, its purpose and design, and its relationship to the overall pay program; and

  •
  Pay-for-performance—determination of the performance measures and goals used in the pay programs.

  Pay Level

        We determine pay levels for the named executive officers based on a number of factors, including each individual's roles and responsibilities within the Company, the individual's experience and expertise, the pay levels for peers within the Company, the pay levels in the marketplace for similar positions and the performance of the individual, his/her business unit and the Company as a whole. The Committee is responsible for approving pay levels for the executive officers. In determining the pay levels, the Committee considers all forms of compensation and benefits, using tools such as tally sheets for each executive officer, including the named executive officers, to review the total value delivered through all elements of pay.

        The Committee assesses competitive market compensation using a number of sources. The primary data source, although not the determinative factor, used in setting competitive market levels for the named executive officers is the information publicly disclosed by a peer group of 23 companies. The Committee closely analyzes the peer group data, but exercises its discretion in the weight it assigns to this data. We revise this peer group from time to time, in consultation with our independent compensation consultant, primarily due to mergers and other changes to the companies on the list. The peer group of 23 companies currently used for this purpose is listed below. The Committee believes that our most direct competitors for executive talent are not necessarily restricted to those retail companies but encompass a broader group of companies which are engaged in the recruitment and retention of executive talent in competition with us. The public information for the peer companies is supplemented with survey data that provides position-based compensation levels across broad industry segments. For corporate staff positions, like Chief Financial Officer and General Counsel, we consider survey data based on companies of similar size, without regard to industry. For industry specific positions, like the President of a division, we consider retail industry survey data for positions in organizations of similar size.

Peer Companies used for Compensation Comparison of Named Executive Officers
Abercrombie & Fitch Co.	New York & Company, Inc.
Aeropostale, Inc.	Nordstrom, Inc.
American Eagle Outfitters, Inc.	Pacific Sunwear of California, Inc.
AnnTaylor Stores Corporation	Payless ShoeSource, Inc.
Chico's FAS, Inc.	Phillips-Van Heusen Corporation
Coldwater Creek Inc.	Ross Stores, Inc.
The Gap, Inc.	Saks Incorporated
J.C.Penney Company, Inc.	Stage Stores, Inc.
Jones Apparel Group, Inc.	Talbots, Inc.
Kohl's Corporation	TJX Companies, Inc.
Limited Brands, Inc.	Williams-Sonoma, Inc.
Liz Claiborne, Inc.

        Relative to the competitive market data, the Committee intends that the total direct compensation opportunity of the executive group for the achievement of target performance should fall between the median and 75th percentile for total direct compensation of executives performing similar functions in the competitive market.

        As noted above, notwithstanding the Company's overall pay positioning objectives, pay opportunities for specific individuals vary based on a number of factors. The Committee is provided with competitive market information for all named executive officers each year as part of their annual review process. Actual total direct compensation in a given year will vary above or below the target compensation levels based primarily on the attainment of individual and corporate goals. In some instances the amount and structure of compensation results from negotiations with executives, which reflects the competitive market for quality managerial talent. To help attract and retain such talent, the Committee also seeks to provide a level of benefits in line with those of comparable publicly traded companies.

  Pay Mix

        Our compensation program consists of the following principal elements:

  •
  Base Salary—fixed pay that takes into account an individual's role and responsibilities, experience, expertise, and individual performance;

  •
  Annual Incentive Bonus—paid to reward attainment of annual business goals;

  •
  Long-term Incentives—paid to reward increases in shareholder value over longer terms and align the interests of executives with the interests of shareholders; and

  •
  SERP Benefits—paid to attract and retain capable executives.

        The Committee has selected these elements because it believes that such a compensation package, taken as a whole, will attract and retain executives, motivate them to achieve the business goals set by the Company and reward them and, in turn our shareholders, for achieving such goals. The rationale for the selection of each particular element is discussed below.

Base Salaries

        Executive base salaries reflect our operating philosophy, culture and business direction, with each salary determined by an annual assessment of a number of factors, including job responsibilities, impact on development and achievement of business strategy, labor market compensation data, individual performance relative to job requirements, our ability to attract and retain critical executives, and salaries paid for comparable positions within an identified compensation peer group. The Committee intends that base salary for our executives, together with other principal components of compensation at target opportunity levels, will fall between the median to the 75th percentile of the market. The Committee periodically evaluates market base salaries for comparable roles among retailers and general industry. Nevertheless, no specific weighting is applied to the factors considered in setting the level of salary, and thus the process relies on the subjective exercise of the Committee's judgment.

Annual Incentive Program

        The annual incentive plan is designed to focus on and reward short-term operating performance. This is a broad management incentive program, covering the named executive officers as well as other participants. The plan provides for differing target incentive levels, each expressed as a percentage of base salary. Consistent with our pay level strategy, these annual incentive levels are set to generate target annual compensation (i.e., the sum of base salary plus a target annual incentive amount) that falls between the median and 75th percentile of the competitive market. Each participant in the annual incentive plan is assigned to an incentive level based on his/her position. For example, the Chief Executive Officer is in Level 1, with a target of 100% of salary and the other named executive officers are in Level 2, with a target of 50% of salary.

        Actual awards under the annual incentive plan vary each year based upon actual performance relative to the goals set by the Committee at the beginning of the fiscal year (performance goals are discussed below in this Compensation Discussion and Analysis under the caption "Pay-for-Performance"). The maximum that can be earned by each named executive officer under the annual incentive plan is 200% of the target award, for the achievement of "maximum" performance. Conversely, a partial bonus of 50% of target can be earned for performance that falls short of target, but is above "threshold" performance. No bonus is earned if performance falls below the "threshold" level. In fiscal 2008, performance fell below the threshold level, and as such, no bonuses were awarded to the named executive officers.

        The annual incentive plan was approved by shareholders in 2003 and is administered by the Compensation Committee, which approves the awards and the performance goals. Therefore, awards earned under the plan are considered "performance-based" under Section 162(m) of the Internal Revenue Code. This means that the awards are fully deductible by the Company as a compensation expense. Under applicable IRS requirements, shareholder approval is required every five years to retain its deductibility. Our shareholders are being asked at the 2008 Annual Meeting of shareholders to approve the performance goals under the 2003 Incentive Compensation Plan to preserve the Company's tax deductions going forward. (see "PROPOSAL FOR RE-APPROVAL OF THE MATERIAL TERMS OF THE PERFORMANCE GOALS UNDER THE 2003 INCENTIVE COMPENSATION PLAN TO PRESERVE THE DEDUCTIBILITY OF COMPENSATION PAYMENTS IN ACCORDANCE WITH SECTION 162(m) OF THE INTERNAL REVENUE CODE").

Long-Term Incentive Program

        Long-term incentives are used to balance the short-term focus of the annual incentive program by tying rewards to performance achieved over multi-year periods. Under our 2004 Stock Award and Incentive Plan (the "2004 Plan"), which was approved by shareholders at the 2004 Annual Meeting, the Company can use a variety of long-term incentive vehicles, including stock options, SARs, restricted stock, restricted stock units, performance shares, performance units and long-term cash incentives. In fiscal 2008, the Company relied primarily on a combination of "Time Vested Shares" and "Performance Shares." We intend this combination of the two types of awards to provide a balance between retention (through Time Vested Shares) and long-term performance (through Performance Shares). Furthermore, the use of stock-based compensation in our long-term incentive program balances the cash-based short-term incentive pay (i.e., base salary and annual incentives). The Committee believes that stock ownership by management and equity-based performance compensation arrangements are useful tools to align the interests of management with those of the Company's shareholders. Where executives are shareholders themselves, the executives will realize a direct benefit by achieving the objective of increasing shareholder value.

        In general, the Time Vested Shares granted in fiscal 2008 vest according to the schedule below, provided that the employee continues to work for the Company through the vesting dates. On occasion, the Committee will make grants that have a different vesting schedule. For example, the Time Vested Shares granted in fiscal 2008 to the Chief Executive Officer pursuant to her 2005 employment agreement vest on the second anniversary of the date of grant. The grants in fiscal 2008 to the other named executive officers (as well as grants to be made in fiscal 2009 and thereafter under the Chief Executive Officer's new employment agreement) vest according to the table below.

Vesting Date	Annual Vesting	Cumulative Vesting
1st Anniversary of Grant Date	0%	0%
2nd Anniversary of Grant Date	0%	0%
3rd Anniversary of Grant Date	33% of Shares Granted	33% of Shares Granted
4th Anniversary of Grant Date	33% of Shares Granted	66% of Shares Granted
5th Anniversary of Grant Date	34% of Shares Granted	100% of Shares Granted

        The Performance Shares granted to the named executive officers in fiscal 2008 may be earned, in part or in total, based on the achievement of specific performance goals over the three-year performance period covering fiscal 2008, 2009, and 2010 (performance goals are discussed below in this Compensation Discussion and Analysis under the caption "Pay-for-Performance"). Like the annual incentive plan structure, each participant has a "target" number of Performance Shares that become 100% vested if target performance over the three-year period is met. Partial vesting of 50% (or more) of the target number of Performance Shares can occur if performance exceeds a specified threshold level but is less than the target level; and a maximum of 200% of the target number of Performance Shares can be earned by our named executive officers if the three-year performance meets or exceeds "maximum" levels. Performance Shares earned based on the achievement of the performance goal will vest on the last day of the three-year performance period, if the participant has remained employed by us through that time, subject to accelerated vesting in certain circumstances. In fiscal 2008, the three year performance goals established for fiscal 2006 through fiscal 2008 were not met, and as such, none of the Performance Shares scheduled to vest in 2008 vested.

        As with base salaries and annual incentive targets, target long-term incentive award levels are set to generally fall between the median and 75th percentile of the competitive market. The Committee also assesses aggregate share usage and dilution levels in comparison to the peer group companies and general industry norms. Within these general grant guidelines, individual awards are made to reflect the performance of the executive and his or her potential to contribute to the success of our initiatives to create shareholder value and other individualized considerations. Administration of both Time Vested and Performance Shares is managed by our internal human resources department and our legal department and specific instructions related to timing of grants are given directly by the Committee.

        While both retention and long-term performance are important objectives of the long-term incentive program as evidenced by the five year vesting period for Time Vested Shares and the three-year performance period for Performance Shares, we believe that the "at risk" component of the long-term incentive program should be higher for the more senior executives. Therefore, in fiscal 2008 the ratio of Time Vested Shares to Performance Shares varied by level of participant, with the more senior executives receiving a higher percentage of their total long-term award value in the form of Performance Shares. In fiscal 2008, the Chief Executive Officer was granted one-half of her equity award in the form of Time Vested Shares and the other half in the form of Performance Shares. The other named executive officers were granted 60% of their award in the form of Time Vested Shares and 40% in the form of Performance Shares.

        During fiscal year 2008, in connection with the renewal of the Chief Executive Officer's employment contract (discussed below), the Committee worked with its outside compensation consultant to review the overall structure of the long-term incentive program. As a result of this review, the Committee has approved several changes to the structure of future long-term incentive awards for senior executives, including the named executive officers:

Current Program	New Program

"Retention" Equity	"Retention" Equity
• Time vested restricted stock	•	Time vested restricted stock
• Generally vests ratably on 3rd, 4th, and 5th anniversaries of grant		•	Vests ratably on 3rd, 4th, and 5th anniversaries of grant

Performance Equity	Performance Equity
• Performance vested restricted stock	•	Time vested Stock Options/SARs
• Vests based on 3-year free cash flow goals		•	Vests ratably on 3rd, 4th, and 5th anniversaries of grant
	•	Performance Shares
		•	Size of annual grant is based on performance and varies from 0 to 2X target based on Company's 1-year relative TSR* performance
		•	Provided performance targets are met, the annual grants vest ratably on the 1st and 2nd anniversaries of grant
	•	Performance Options/SARs
		•	Size of annual grant is based on performance and varies from 0 to 2X target based on Company's 3-year relative TSR* performance
		•	Provided performance targets are met, the annual grants vest ratably on the 1st and 2nd anniversaries of grant
		•	No Performance Shares or Performance Options/SARs will be granted in years where Company TSR* falls below 1- and 3-year thresholds, respectively

*
Total Shareholder Return ("TSR") means the return on common shares (assuming reinvestment of cash dividends) and is calculated based on the increase (or decrease) in the value of a share of stock during the applicable performance period based on the average value of a share of stock over the 20 trading days at the beginning of the performance period as compared to the average value of a share of stock over the 20 trading days at the end of the performance period.

        The Committee has determined that this new structure will better align executive compensation with shareholder value in several ways. First, the introduction of stock options/SARs will enhance the focus on share price improvement, since the options have no value if the stock price does not increase subsequent to the grant date. Second, using relative Total Shareholder Return ("TSR") as the performance measure directly links the long-term incentive value to the value created for shareholders. Furthermore, the relative nature of the TSR measure requires the Company to outperform its peers in both up and down markets. In other words, during strong market conditions, the Company must have more than merely positive stock price performance to earn an award, but during market downturns, the executives will be rewarded for outperforming their peers despite possible price depreciation.

        More detail on the Performance Equity program is provided below in the Pay-for-Performance section of the Compensation Discussion and Analysis.

Supplemental Executive Retirement Plan (SERP)

        The Supplemental Executive Retirement Plan (SERP) was implemented in 2003 as a recruiting and retention tool for executives approved by the Committee. Currently, twelve executives, including the named executive officers, participate in the plan. The SERP is a non-qualified retirement plan under which the Company makes monthly contributions to a retirement account based on age and service ranging from 8% of salary and annual bonus to a maximum of 35% of salary and annual bonus for long-service executives over age 55. Account balances earn interest at 3% plus the "10-year Treasury Note Yield" per year computed on a quarterly basis, are fully vested at age 60 with at least five years of service, and are paid as an annuity or lump sum at retirement. The value of the SERP accruals and a portion of the interest credited under the SERP is reflected in the "All Other Compensation" and "Change in Pension Value and Nonqualified Deferred Compensation Earnings" columns of the Summary Compensation Table below, respectively, and additional information is presented under the caption "Nonqualified Deferred Compensation for Fiscal 2008." We intend that the SERP provides a level of retirement benefits that is competitive with retirement programs at companies competing for executive talent. Consistent with our compensation philosophy, our SERP encourages executive retention by increasing payments made by the Company with years of service. This both helps us in recruiting executives and in the long-term retention of our executives.

Other Benefits and Perquisites

        As employees of the Company, the named executive officers are eligible to participate in all of the broad-based Company-sponsored benefits programs on the same basis as other full time employees.

        In fiscal 2005, the Committee cancelled "split-dollar" insurance arrangements under which four of the named executive officers, including the Chief Executive Officer, had been provided with life insurance and the Company was the beneficiary to the extent of the premiums paid by it. We had previously suspended premium payments under these "split-dollar" insurance arrangements in response to the provisions of the Sarbanes-Oxley Act of 2002. We have received the cash surrender value of these policies in the aggregate amount of approximately $820,000. We replaced the "split-dollar" insurance arrangements with a new personal life insurance program for the benefit of these named executive officers under which we are committed to fund the premiums for replacement life insurance policies through bonuses payable in five equal annual amounts to affected executive officers on a grossed-up basis so as to account for taxes payable by them on these bonuses. The amounts of these bonuses paid in fiscal 2008 and related gross-up payments are reflected in the "All Other Compensation" column of the Summary Compensation Table.

        The Company provides other perquisites as an additional form of compensation to executive officers, including the named executive officers. We have provided our named executive officers with perquisites as a form of additional compensation and for convenience of the named executive officers.

The type and amount of perquisites is subject to the approval of the Committee, and is taken into account as part of the total compensation to executive officers. Details of these perquisites provided to the named executive officers are set forth in footnotes (5), (7), (8), (9), (10), and (11) to the Summary Compensation Table. In the new employment agreement with our Chief Executive Officer, the Committee significantly reduced the perquisites payable to her. We will provide the Chief Executive Officer with perquisites with a value of up to $75,000 per year under the same terms and conditions applicable to other named executive officers and with a company car and driver for business efficiency and security purposes.

Management Stock Ownership Guidelines

        The purpose of our Stock Ownership Guidelines is to more closely align our key executive's interest with our shareholders. Where executives are shareholders themselves, the executives will realize a direct benefit by achieving the objective of increasing shareholder value. Our President and Chief Executive Officer is required to hold shares of our Common Stock equal in value to at least three times her annual salary. The other named executive officers and other members of senior management are required to hold shares of our Common Stock equal in value to at least one times their annual salaries. Their holdings may include deferred stock, restricted stock units and restricted stock. These requirements are to be satisfied within five years of the adoption of this guideline on March 16, 2005 or within six years of appointment to an office subject to this guideline, whichever is the later. At the end of fiscal 2008, all of the five named executive officers met this ownership guideline.

Severance and Change in Control Benefits

        Like most of our peers, the Company provides severance and change in control benefits for the Chief Executive Officer under her employment agreement with the Company (see "Potential Payments Upon Termination or Change in Control—Dorrit J. Bern") and for other senior management, including the named executive officers (see "Potential Payments Upon Termination or Change in Control—Other Named Executive Officers"). The Committee believes that these programs are an important part of the total compensation and benefits package, enhancing our ability to compete for talent, and fostering stability in our management group. Our Committee regularly reviews and examines our compensation arrangements for executives. In 2007, this review included an analysis, carried out with the assistance of the Committee's independent compensation consultants, of our executive severance agreements with our named executive officers and other senior vice presidents. Based on this review, on February 1, 2008, we entered into revised severance agreements with our executive team, including the named executive officers, other than our Chief Executive Officer (with whom we have entered into a new employment agreement). Among other things, these agreements were revised to condition severance payments upon agreement by the executives to customary non-competition covenants that previously had not been included in the existing agreements of the named executive officers (other than our Chief Executive Officer) and most other executives, in addition to the existing non-solicitation covenants and a requirement that the executive deliver a release of claims. In other words, in return for providing assurances to our executives that they will be compensated if they are terminated by the Company without cause or in the case of certain fundamental changes to the Company, these executives have made a commitment to the Company that they will not voluntarily terminate their employment in order to accept other employment opportunities with our competitors. In general, our severance benefits provide for a lump sum cash payment in the event of involuntary termination or termination for good reason following a change in control and a cash payment over time in the event of involuntary termination independent of a change in control. In addition, our equity grants generally provide for the acceleration of unvested equity awards in the event of a change in control. The new agreements also limit our obligation to make gross up payments for excise taxes imposed on the executives under Section 4999 of the Internal Revenue Code of 1986, as amended. In addition, the Committee determined to reduce the amount of severance that executives would receive in the event of a termination of employment within 24 months after a change in control. The Committee believes that its severance and change in control benefits are reasonable and fair to both the Company and the executives and are within the norm when compared to similar companies.

Deferred Compensation

        We offer to named executives an opportunity to participate in our Variable Deferred Compensation Plan or VDCP, as a cost-effective benefit that enhances the competitiveness of our compensation program. The VDCP provides participants with a way to delay receipt of income and thus income taxation until a future date. While deferred, the amount of compensation is not reduced by income taxes, and the executive can choose to have this "pre-tax" amount deemed invested in one or more notional investments. See "Nonqualified Deferred Compensation For Fiscal 2008." Although the executive will eventually owe income taxes on any amounts distributed from the VDCP, the ability to invest on a "pre-tax" basis allows for a higher ultimate after-tax return. By providing a wealth-building opportunity through the VDCP, we are better able to attract and retain executives.

        Through the VDCP, we also provide matching contributions to executives that would be made under our 401(k) plan but for limitations under U.S. tax law. We also use the VDCP to encourage executives who would receive compensation that would be non-deductible under Section 162(m) to defer receipt of the compensation until after their termination of employment, at which time the payment of such compensation would be fully deductible by us under current tax law. We provide an inducement for such deferrals by crediting the named executive officer with additional common stock units that have a value equal to 20% of the amounts deferred with respect to which we would have lost a tax deduction under Section 162(m). This feature currently is significant only for the Chief Executive Officer, who in fiscal 2008 deferred cash compensation and stock awards with an aggregate value of $5.5 million. As a result of the tax savings to us from these deferrals, we credited the Chief Executive Officer with 60,881 stock units under the VDCP, with a fair market value at the time of crediting of $419,740.

        Our costs in offering the VDCP consist of time-value of money costs, the cost of the matching contributions that supplement the 401(k) plan, the issuance of additional stock units to induce deferrals that save us taxes, and administrative costs. The time-value of money cost results from the delay in the time at which we can take tax deductions for compensation payable to a participating executive. If notional investments within the VDCP increase in value, the amount of our payment obligation will increase, but we offset our VDCP obligations by investing in financial instruments that provide investment returns similar to the notional investments in the VDCP, other than stock units. This hedging limits our costs with respect to the VDCP. Our matching contributions to named executive officers and our grant of matching stock units to the CEO are reflected in the Summary Compensation Table.

Pay-for-Performance

        In fiscal 2008, we used several vehicles to create a strong link between pay and performance:

  •
  The annual incentive program rewards participants for the achievement of short-term, operational goals. As mentioned above, the annual incentive plan serves to reward not only overall Company performance, but also individual, departmental and business unit performance. In general, as discussed below, the performance metrics are the same for our named executive officers, other than our Chief Executive Officer.

  •
  We believe it is important for all participants to have a significant portion of their annual incentive compensation tied to overall Company performance. We believe that corporate operating earnings (referred to as "income before taxes and interest" in our financial statements) are a primary indicator of financial performance. Therefore, for fiscal 2008, the annual incentive award for our Chief Executive Officer was determined solely upon the achievement of pre-established corporate operating earnings targets. For our other named executive officers, 70% of the annual incentive opportunity was tied to the achievement of pre-established corporate operating earnings targets. The remaining 30% was tied to the Committee's assessment of performance relative to certain other metrics, as recommended by our Chief Executive Officer. The corporate objectives applicable to the named executive officers (other than the Chief Executive Officer) are based on the achievement of levels of sales and sales volumes and return on investment in inventory. The target corporate operating earnings were established early in fiscal 2008 based on our financial plan, and, with respect to the Chief Executive Officer, were approved by the Committee and by the independent members of the Board of Directors. Achievement of the pre-established corporate operating earnings goals determines the amount of the total incentive amount which is available for payment to the named executive officers. It is from this amount that the 70% portion and the 30% portion, respectively, of the annual incentive opportunity are paid to our named executive officers (other than the Chief Executive Officer).

  •
  The vesting and amount of Performance Shares is tied to Free Cash Flow ("FCF") performance over a three-year performance period. In general, we define FCF as our net cash provided by operating activities minus capital expenditures (subject to certain exceptions and qualifications). The Company believes that FCF is an appropriate long term performance measure because it is a clear indicator of the Company's overall financial performance. The three-year performance period represents a sufficiently long time horizon to measure the results of strategic investments while still being short enough for the Company to set reasonably informed goals. The Company believes the FCF goals for fiscal 2008 were ambitious and not easily attainable. This is demonstrated by the fact that for the fiscal 2006-2008 three-year performance period, the FCF threshold was not achieved. As a result, there were no Performance Shares vested in fiscal 2008.

  •
  While the vesting of the Time Vested Shares is not directly tied to performance, the ultimate value of the award at vesting is contingent upon the long-term performance of the stock price over the vesting period.

  •
  In fiscal 2008, we did not achieve the corporate operating earnings goals set for the year or the three year goals established for the fiscal 2006-2008 period, and as a result, no incentive compensation was paid to the named executive officers.

Performance measures for both the annual incentive plan and the Performance Shares have "threshold" requirements, below which no awards are earned or paid. The maximum amount that can be earned with respect to either is 200% of the target award opportunity. The Committee reviews and approves these performance levels. In setting the threshold, target and maximum performance levels, the Committee considers a number of factors, including the Company's historical performance, the current budget and long-term forecasts, peer company performance, and general economic trends and conditions. As noted above, the Committee intends target performance levels to represent challenging and not easily attainable goals, consistent with the above- median-but-below-75th percentile target pay levels for the competitive market. Threshold performance levels are meant to represent challenging, but achievable goals. Incentive payout levels for threshold performance are designed to provide a level of total direct compensation that is below median competitive levels. Maximum performance levels are intended to represent superior performance. Likewise, the incentive payouts for the achievement of maximum performance are designed to reward our executives at overall compensation levels above the 75th percentile. We set the threshold and maximum performance levels and payout levels early in a given performance period taking into account the current business conditions we face and our budgets for the year, with a view that the payouts associated with threshold and maximum performance levels should serve as incentives that will not become irrelevant due to business setbacks or unusually strong performance part way through the year. In addition, we intend that the threshold and maximum payout levels will represent a fair allocation of the positive business results achieved in a given year between our shareholders and our employees.

        Annual Incentive and Performance Share awards are intended to qualify as "performance based" under Section 162(m) of the Internal Revenue Code. As such, the Committee may not exercise discretion to make upward adjustments to the awards earned by the named executive officers. The Committee may, in its discretion, make downward adjustments to the awards earned (i.e., it may authorize an actual payout that is less than the award earned based on the achievement of the performance goals). In fiscal 2008, performance targets were not met, and as such, no annual incentives were paid to executive officers. Accordingly, the Committee did not exercise any discretion in fiscal 2008.

        As noted above, beginning in fiscal year 2009, with the adoption of our new long-term incentive program, FCF will no longer be the metric used to measure performance. Instead, measurement of performance will be dependent on Charming Shoppes' TSR. TSR measures the increase in stock price, assuming reinvested dividends. While the Company continues to look to FCF as an important signal of financial health, the Committee believes that TSR provides a more direct link between executive compensation and shareholder value. A portion of each executive's stock option/SAR grant will be dependent on Charming Shoppes' TSR relative to peer companies over the previous three-year period. A portion of time-based restricted stock grants will be dependent on Charming Shoppes' TSR over the previous one-year period. In addition to these two performance dependent vehicles, a portion of the annual long-term incentive grants made to executives will remain dependent solely on time-based vesting, which the Committee believes is crucial to executive retention. (More detail on the 2008 long-term incentive program is discussed above in this Compensation Discussion and Analysis under the caption "Long-Term Incentive Program").

        Relative TSR will be measured against the same 23 peer companies that are used to establish market executive compensation levels.

        If the Company's TSR for the respective period is at the 60th percentile of the peer group, participants will earn the target award. If TSR ranks at the 30th percentile of the peer group, then the award payout will equal 50% of the target award. If TSR is at or above the 90th percentile, then the award payout would be at the maximum of two times target opportunity. No award will be paid unless TSR is at or above the 30th percentile. Award payouts are prorated for TSR between the 30th and 90th percentile.

        The amount of performance grants of SARs or stock options will be dependent on the actual relative TSR over the previous three years. The amount of performance grants of restricted stock units will be dependent on the relative TSR over the previous one year. Both performance grants are intended to qualify as "performance based" under Section 162(m) of the Internal Revenue Code.

Fiscal 2008 Compensation Actions

        We review salary levels for all employees annually. For fiscal 2008, merit increases in base salaries for our full time employees averaged 2.6%. In determining compensation levels for our named executive officers, we take into account individual job responsibilities, impact on development and achievement of business strategy, labor market compensation data, corporate performance (primarily corporate operating earnings), individual performance relative to job requirements, our ability to attract and retain critical executives and salaries paid for comparable positions within our peer group.

        As noted above, performance measures in the annual incentive plan vary by participant, depending upon their roles and responsibilities. However, all participants, including the named executive officers, have a portion of their annual incentive payments tied to corporate operating earnings goals. In addition, the achievement of corporate operating earnings goals determines the amount of the total incentive which is available for payment to each named executive officer and other executives. None of the corporate operating earnings goals were met in fiscal 2008. As a result, we did not make any payments to the named executive officers under the annual incentive plan.

        The chart below compares actual corporate operating earnings (referred to as "income before taxes and interest" in our financial statements) to the performance goals that were set at the beginning of the year and which determine the amount of the total incentive which is available for payment to our named executive officers.

	Fiscal 2008 Annual Incentive Plan Performance Goals Corporate Operating Earnings*
Actual Fiscal 2008 Corporate Operating Earnings*	Threshold	Target	Maximum
	$137,200,000	$196,000,000	$235,200,000
*
Referred to as "income before taxes and interest" in our financial statements.

        In fiscal 2008, we granted a total of 732,933 Time Vested Shares to a total of 162 employees, including 271,461 shares to the named executive officers. In addition, we granted a total of 301,683 Performance Shares (at target) to a total of 20 employees, including 172,439 shares to the named executive officers. These Performance Shares will only be earned if the Company achieves the FCF goals established for the three-year performance period for fiscal 2008 through fiscal 2010. As noted above, none of the Performance Shares scheduled to vest in fiscal 2008 were earned because threshold FCF for the fiscal 2006-2008 performance period was not achieved.

Chief Executive Officer Compensation

        During fiscal 2008, the Company entered into a new employment contract with the Chief Executive Officer, Ms. Dorrit Bern, to be effective February 1, 2008 through January 29, 2011. Ms. Bern's compensation package was determined by the independent members of our Board of Directors, based on the recommendation of our Compensation Committee, in consultation with PM&P. The new contract, which has been filed with the SEC, is further described below. In general, the Committee believes the new contract achieves several key objectives:

  •
  Secures the services of Ms. Bern for the next three years. The Board continues to believe Ms. Bern is critical to the Company's future. Her experience and reputation as a merchant are key to attracting and retaining a strong management team.

  •
  Provides a competitive compensation opportunity with an appropriate pay-for-performance orientation. Specifically, at target performance levels, Ms. Bern's long-term incentive opportunity under the new contract has shifted to 33% "retention"/67% "performance", compared to 50%-50% under her prior contract.

  •
  Is aligned with current trends regarding other perquisites and benefits. Specifically, Ms. Bern's new contract eliminates several perquisites, such as her Company-paid apartment in Philadelphia, Pennsylvania and commuter airfare. Consequently, on March 12, 2008, we entered into a residential lease agreement, effective as of February 1, 2008, with Ms. Bern under which the Company started charging rent for the Company-owned apartment made available to her at a monthly rent of $7,900. See "Corporate Governance at Charming Shoppes—Board of Directors" above. Additionally, the new contract limits the conditions under which Ms. Bern is entitled to excise tax gross-up payments in the event of a change in control.

  •
  Provides a more direct link to shareholder value creation and is more closely aligned with the interest of our shareholders, through the increased weighting of performance-based equity and the use of TSR as a performance measure.

        The paragraphs below describe the key provisions of Ms. Bern's new contract.

        The contract increases Ms. Bern's base salary from $1,250,000 to $1,550,000. Ms. Bern will continue at a targeted annual incentive of 100% of base salary, with a maximum payment of 200% of base salary. The performance measures governing the annual incentive plan will be determined by the Committee on an annual basis.

        On each of April 1, 2008, April 1, 2009 and April 1, 2010, Ms. Bern is guaranteed an annual award of $1,200,000 in time-vested restricted shares and annual SARs or stock option awards having a Black-Scholes market value of $1,200,000 on the grant date. Both the time-vested restricted shares and the SARs or stock options will vest one-third on each of the third, fourth and fifth anniversaries of the grant date.

        An additional performance award will be granted annually contingent on performance. Performance goals will be established based on relative TSR positioning against our peer group of companies. The performance goals provide for a grant at a grant date value of 50% to 200% of a targeted award amount of $1,200,000, based on achievement discussed in the "Pay-for-Performance" section of this Compensation Discussion and Analysis. One-half of the performance grants (e.g., $600,000 value on the grant date, at target) will be in the form of time-vested restricted stock units and the size of the grant will be contingent on a one-year relative TSR (i.e., the April 1, 2009 grant will be based on relative TSR for the fiscal year ended January 31, 2009). One-half of the value of the $1,200,000 performance grant (i.e., the Black-Scholes value equal to $600,000 on the grant date, at target) will be in the form of SARs or stock options and the size of the grant will be contingent on a three-year relative TSR (i.e., the April 1, 2009 grant will be based on relative TSR for the three-year period beginning on January 29, 2006 and ending on January 31, 2009). To minimize the impact of single-day price fluctuations, beginning and ending values for the TSR calculation will be based on 20-day moving averages. Once granted, the performance grants will vest on the first and second anniversaries of the grant date.

        As part of the transition to this new program, the April 1, 2008 performance awards are guaranteed to be not less than 100% of the targeted $1,200,000.

        At target performance, Ms. Bern's annual total direct compensation (salary, target bonus and targeted grant value of equity) is $6,700,000. Based on competitive data compiled by the Committee's independent consultant, this target compensation level falls between the median and 75th percentile of the peer group. The new employment contract is designed to be significantly more performance-based than the previous contract with Ms. Bern. Both the annual incentive and the performance-based long-term incentive grants result in a significant portion of Ms. Bern's total pay being 'at risk' and directly related to performance. In addition, the introduction of TSR as a metric, replacing FCF, in the determination of the performance-based grants, creates a more direct relationship between the interests of the shareholders and the compensation level of Ms. Bern.

        The Committee uses the same factors in determining the compensation of the Chief Executive Officer as it does for the other executive officers. The Committee considers the peer group data as one factor for determining competitive compensation. The Committee establishes Company performance objectives for the Chief Executive Officer and periodically assesses her performance in consultation with the independent directors. The Committee also evaluates how much the Chief Executive Officer should be compensated in relation to the other Company executives, but the Committee has not adopted any formula limiting the level of compensation as compared to other executives. Based on the Chief Executive Officer's level of responsibility and experience, the Committee determined that the Chief Executive Officer's pay was appropriate in absolute terms and as compared to the other named executive officers. The Chief Executive Officer is paid more than the other named executive officers because she has the broadest responsibility and accountability in ensuring the success of our business. This is consistent with our philosophy of tying compensation to level of responsibility and influence over the Company's results and performance.

Timing of Equity Awards and the Release of Material Information

        In December 2006, the Committee adopted a new policy governing grants of equity awards, including stock options, restricted stock, restricted stock units or deferred stock, performance shares and all other forms of equity based awards under our compensation plans (the "Equity Awards Policy"), which formalized certain unofficial policies and procedures historically followed by us with respect to awards. Under the Equity Awards Policy, the Committee delegated authority to an internal stock award committee consisting of three officers (the "Internal Committee") to determine, together with the Committee, equity awards to employees and non-employees, subject to limitations set forth in the equity compensation plans and in the Equity Awards Policy. The Internal Committee has authority to make grants only to non-executive officer employees and service providers.

        The Equity Awards Policy sets forth rules regarding the timing of equity award grants. Whether an equity award is granted by the Committee or the Internal Committee, the grant date of a particular equity award generally will be the date when the actions authorizing the grant are completed or at a later specified date. However, grants of stock options, other than those made pursuant to regular annual grants, may not be made until after the release of any pending material non-public information, regardless of whether such information is anticipated to be positive or negative. Grants of all other types of equity awards generally should be made at times when no material non-public information is pending, unless such grants are made at a fixed date approved in advance, and it is determined such grants would not provide an unintended benefit to the employee or an unintended cost to us. In the case of regular annual grants of equity awards pursuant to employment agreements, the Equity Awards Policy directs such grants to be made at the times specified in the employment agreements. If an employment agreement specifies a time period during which equity awards must be made, the grant date shall be determined at a meeting of the Committee scheduled at least ninety days in advance, except in exceptional circumstances. Regular annual grants of equity awards, for which grant dates are not specified in the recipient's employment agreement, will be made during a period of fourteen days commencing with the third trading day after the announcement of our financial results for the previous fiscal year.

Impact of Tax and Accounting on Compensation Decisions

        As a general matter, the Committee takes into account the various tax and accounting implications of compensation vehicles employed by the Company.

        Section 162(m) of the Internal Revenue Code generally prohibits any publicly held corporation from taking a federal income tax deduction for compensation paid in excess of $1 million in any taxable year to each of the chief executive officer and the next four highest compensated officers. Exceptions are made for qualified performance-based compensation. The Committee seeks to maximize the effectiveness of our executive compensation plans in this regard. However, the Committee believes that compensation and benefits decisions should be driven primarily by the needs of the business, rather than by tax policy. Therefore, the Committee may make pay decisions (such as the determination of the Chief Executive Officer's base salary) that potentially could result in compensation expense that is not fully deductible under Section 162(m). For fiscal 2008, we anticipate that substantially all of the compensation realized during the fiscal year by the named executive officers will be tax deductible without limitation under Section 162(m). A portion of the amount paid to the Chief Executive Officer in fiscal 2008 was non-deductible, because it included certain amounts withdrawn by her from the VDCP. As discussed above, under the VDCP we grant stock units to her as an inducement to her making an elective deferral to preserve our tax deduction under Section 162(m).

        When determining amounts of Long-Term Incentive grants to executives and employees, the Committee examines the accounting cost associated with the grants. Under FAS 123(R), grants of stock options, restricted stock, restricted stock units and other share-based payments result in accounting expense to us. The accounting charge is equal to the fair market value of the instruments being used. For restricted stock or RSUs, the expense is equal to the fair market value per share on the date of grant times the number of shares or units granted. For stock options, the expense is equal to the fair value of the option on the date of grant using a Black-Scholes option pricing model times the number of options granted. This expense is amortized over the award's vesting period in most cases.

Summary Compensation Table

        The table below summarizes the total compensation earned by each of the named executive officers for fiscal 2007 and 2008.

Summary Compensation Table

Name and Principal Position	Fiscal Year (1)	Salary ($)		Stock Awards ($)(2)		Non-Equity Incentive Plan Compensation ($)(3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(4)	All Other Compensation ($)(5)		Total ($)

Dorrit J. Bern, Chairman of the Board, President, and Chief Executive Officer (PEO)	2008 2007	1,250,000 1,250,000	(6)	2,428,972 4,062,002	(6)	0 1,197,501	63,185 39,735	1,555,294 1,773,010	(7)	5,297,452 8,322,248

Eric M. Specter, Executive Vice President and Chief Financial Officer (PFO)	2008 2007	500,000 436,796		365,337 415,350		0 209,225	6,827 4,749	159,936 171,993	(8)	1,032,100 1,238,113

Joseph M. Baron, Executive Vice President and Chief Operating Officer	2008 2007	532,172 516,672		340,086 424,409		0 247,486	19,509 13,227	264,598 324,257	(9)	1,156,366 1,526,051

James G. Bloise, Executive Vice President Supply Chain, Technology and Business Services(12)	2008	400,147		316,565		0	12,971	196,684	(10)	926,366

Colin D. Stern, Executive Vice President, General Counsel and Secretary	2008 2007	401,633 389,936		230,814 299,257		0 186,779	21,324 14,439	356,063 406,150	(11)	1,009,835 1,296,561

(1)
We have a 52-53 week fiscal year ending the Saturday nearest January 31. Fiscal 2008 was a 52 week fiscal year. Fiscal 2007 was a 53 week fiscal year.

(2)
The amounts reported in the "Stock Awards" column represent the amount of compensation cost recognized by us in fiscal 2008 for financial statement reporting purposes, as computed in accordance with FAS 123(R). For information regarding significant factors, assumptions and methodologies used in our computations pursuant to FAS 123(R), see Note 1, "Summary of Significant Accounting Policies: Stock-Based Compensation," to our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended February 2, 2008.

The amounts in the "Stock Awards" column are based on the expense attributable to Performance Shares covering three year performance periods granted to our named executive officers. The terms of the restricted stock unit grants are set forth under "Compensation Discussion and Analysis—Long-Term Incentive Programs" above. In fiscal 2008, the three year performance goals established for fiscal 2006 through fiscal 2008 were not met, and accordingly, none of the Performance Shares scheduled to vest in 2008 vested, and as such, these Performance Shares were forfeited. Pursuant to FAS 123(R), we reversed previously reported compensation expense in the following amounts: Ms. Bern—$833,332 related to 100,644 Performance Shares forfeited; Mr. Specter—$143,520 related to 17,333 Performance Shares forfeited; Mr. Baron—$165,600 related to 20,000 Performance Shares forfeited; and Mr. Stern—$105,984 related to 12,800 Performance Shares forfeited.

(3)
The amounts reported in the "Non-Equity Incentive Plan Compensation" column refer to the cash compensation provided to the named executive officers pursuant to our annual incentive plan approved by shareholders in 2003. This short-term incentive plan is described more fully elsewhere in this Proxy Statement under "Compensation Discussion and Analysis: Compensation and Benefits Structure—Pay Mix—Annual Incentive Program."

(4)
The amounts shown in the "Change in Pension Value and Nonqualified Deferred Compensation Earnings" column represent the above-market portion of the interest earned on our Supplemental Executive Retirement Plan ("SERP") in

  which the named executive officers participate. Interest under the SERP is earned at a rate of 3% plus the "10-year Treasury Note Yield" per year computed on a quarterly basis. For fiscal 2008, the average interest rate under the SERP was 7.64%.

(5)
The amounts shown in this column exclude medical, disability and certain other benefits received by the named executive officers that are generally available to all of our employees.

(6)
Of the amount shown as salary, Ms. Bern deferred $989,905 under our Variable Deferred Compensation Plan for Executives (the "VDCP"). The amount in the Stock Awards column includes $419,470, the value of 60,881 matching stock units credited to Ms. Bern's account under the VDCP on February 2, 2008 at $6.89 per share, the closing stock price on February 1, 2008, as a result of her deferral of 222,998 shares of restricted stock and restricted stock units ("RSUs") during fiscal 2008 and her deferrals of salary under our 401(k) Plan and VDCP. See footnote (5) to the Grants of Plan-Based Awards table below.

(7)
Ms. Bern's amount includes $58,754 contributed by us to match compensation deferred by Ms. Bern in fiscal 2008 under our 401(k) Plan and VDCP and our contribution of $853,108 to the SERP attributable to Ms. Bern (includes interest at 5.35% per year but excludes the above-market portion of interest earned. See footnote (4) above). In addition, such amount includes the following perquisites and other personal benefits: $51,682 for the cost of financial planning; $44,217 as a gross-up for taxes payable with respect to perquisites; $84,968 attributable to her for the rent-free use of an apartment in Philadelphia, Pennsylvania; $26,667 for the use of a company car and driver; $25,575 attributable to commuting expenses; and $7,305 attributable to our incremental cost of use of the corporate aircraft for commuting purposes. Ms. Bern's amount also includes the costs of medical services for which she was reimbursed and allowances for commuting expenses. Under Ms. Bern's new employment agreement, the Committee eliminated a number of perquisites previously available to her, including the rent-free use of an apartment in Philadelphia, Pennsylvania. Consequently, we established a level of rent on the apartment at a fair market value rent.

In fiscal 2005, the Committee cancelled "split-dollar" insurance arrangements under which four of the named executive officers, including the Chief Executive Officer, had been provided with life insurance and the Company was the beneficiary to the extent of the premiums paid by it. We had previously suspended premium payments under these "split-dollar" insurance arrangements in response to the provisions of the Sarbanes-Oxley Act of 2002. We received the cash surrender value of these policies in the aggregate amount of approximately $820,000. We replaced the "split-dollar" insurance arrangements with a new personal life insurance program for the benefit of these named executive officers under which we are committed to fund the premiums for replacement life insurance policies through bonuses payable in five equal annual amounts to affected executive officers on a grossed-up basis so as to account for taxes payable by them on these bonuses. The amount of this bonus paid in fiscal 2008 to Ms. Bern was $219,000, together with a gross-up payment of $146,000 relating to this replacement life insurance arrangement, which amounts are reflected in this column.

(8)
The amount for fiscal 2008 with respect to Mr. Specter includes the following: $19,175 contributed by us to match compensation deferred by Mr. Specter in fiscal 2008 under our 401(k) Plan and VDCP; our contribution of $72,227 to the SERP attributable to Mr. Specter (includes interest at 5.35% per year and excludes the above-market portion of interest earned. See footnote (4) above); a bonus paid in fiscal 2008 to Mr. Specter of $29,000 to fund the premiums for the replacement life insurance policy resulting from our cancellation of "split-dollar" insurance arrangements described in footnote (7) above; and a gross-up payment of $19,333 that offsets taxes payable by Mr. Specter with respect to the replacement life insurance arrangement. Also included are perquisites and personal benefits consisting of an automobile allowance and the reimbursement of the cost of medical services.

(9)
The amount for fiscal 2008 with respect to Mr. Baron includes the following: $20,915 contributed by us to match compensation deferred by Mr. Baron in fiscal 2008 under our 401(k) Plan and VDCP; our contribution of $215,788 to the SERP attributable to Mr. Baron (includes interest at 5.35% per year and excludes the above-market portion of interest earned. See footnote (4) above), premiums of $5,295 paid by us for additional life insurance for the benefit of Mr. Baron. Also included are perquisites and personal benefits consisting of an automobile allowance and the reimbursement of the cost of medical and financial planning services.

(10)
The amount for fiscal 2008 with respect to Mr. Bloise includes the following: $16,082 contributed by us to match compensation deferred by Mr. Bloise in fiscal 2008 under our 401(k) Plan and VDCP; our contribution of $156,400 to the SERP attributable to Mr. Bloise (includes interest at 5.35% per year and excludes the above-market portion of interest earned. See footnote (4) above); and a premium of $8,000 paid by us for additional life insurance for the benefit of Mr. Bloise. Also included are perquisites and personal benefits, consisting of an automobile allowance and the reimbursement of the cost of medical and financial planning services.

(11)
The amount for fiscal 2008 with respect to Mr. Stern includes the following: $16,525 contributed by us to match compensation deferred by Mr. Stern in fiscal 2008 under our 401(k) Plan and VDCP; our contribution of $236,672 to the SERP attributable to Mr. Stern (includes interest at 5.35% per year and excludes the above-market portion of interest earned. See footnote (4) above); a bonus paid in fiscal 2008 to Mr. Stern of $46,000 to fund the premiums for the replacement life insurance policy resulting from our cancellation of "split-dollar" insurance arrangements described in footnote (7) above; a gross-up payment of $30,667 that offsets taxes payable by Mr. Stern with respect to the replacement life insurance arrangement and premiums of $6,000 paid by us for additional life insurance for the benefit of Mr. Stern. Also included are perquisites and personal benefits consisting of an automobile allowance and the reimbursement of the cost of financial planning services.

(12)
Mr. Bloise's compensation for fiscal 2007 is not included because he was not a named executive officer in fiscal 2007.

Employment Agreement

        Of our named executive officers, we have entered into an employment agreement only with Dorrit J. Bern, our President and Chief Executive Officer. Ms. Bern's employment agreement was effective as of February 1, 2008. The employment agreement replaces Ms. Bern's 2005 employment agreement, which expired on January 31, 2008. The new employment agreement reduces the perquisites previously available to Ms. Bern under the 2005 employment agreement and increases her base salary from $1,250,000 (which did not increase over the prior three years under the 2005 employment agreement) to $1,550,000. The employment agreement also (1) changes the ratio of time-based and performance-based equity compensation by increasing the performance-based equity compensation; (2) limits acceleration of vesting of equity compensation upon a change in control or involuntary termination; and (3) limits the tax gross-up upon a change in control.

        The Committee believes these changes create a more performance-oriented overall pay package that is consistent with the goals of the Company and competitive market practices.

        The employment agreement provides for an employment term commencing on February 1, 2008 and ending on January 29, 2011. We may renew the employment agreement for an additional term of two or more years and must provide Ms. Bern with 90 days' written notice before the end of the initial term as to whether we will renew the employment agreement.

        The employment agreement entitles Ms. Bern to an annual base salary of $1,550,000 during the term, and eligibility to receive an annual bonus up to 200% of base salary (100% of base salary is the target level for bonuses).

        Under the employment agreement, on or around April 1 of each of 2008, 2009 and 2010, Ms. Bern will be granted restricted stock units having a fair market value of $1,200,000 on the grant date. The restricted stock units will vest in three equal installments on the third, fourth and fifth anniversaries of the grant date, subject to Ms. Bern's continued employment through the vesting date. Vesting of outstanding restricted stock units may be accelerated as described below.

        On or around April 1 of each of 2008, 2009 and 2010, Ms. Bern will be granted stock appreciation rights or stock options having a fair market value of $1,200,000 on the grant date. The stock appreciation rights or options will vest in three equal installments on the third, fourth and fifth anniversaries of the grant date, subject to Ms. Bern's continued employment through the vesting date. Vesting of outstanding stock appreciation rights or options may be accelerated as described below.

        On or around April 1 of each of 2008, 2009 and 2010, Ms. Bern will also be granted performance-based restricted stock units and either stock appreciation rights or options having an aggregate fair market value of $1,200,000 on the grant date. The number of such performance awards to be granted will be based on achievement of our performance targets over one and three-year performance periods. One-half of each grant of such performance awards will be awarded in restricted stock units. The number of shares of common stock underlying these restricted stock units will be based on our achievement of performance goals based on relative shareholder return (as defined below) as compared to our peer group for the fiscal year immediately preceding the date on which the grant is made. For example, the April 1, 2009 grant will be based on relative shareholder return for fiscal 2009. One-half of the performance awards will be awarded in stock appreciation rights or options. The number of shares of common stock subject to these stock appreciation rights or options on each grant date will be determined based on our achievement of performance goals based on relative shareholder return as compared to our peer group for the three fiscal years preceding the date on which the grant is made. For example, the April 1, 2009 grant will be based on relative shareholder return for the prior three-year period (i.e., fiscal years 2007, 2008 and 2009).

        For purposes of the employment agreement, "shareholder return" means the return on common shares to a shareholder during the applicable performance period (assuming reinvestment of cash dividends) and is calculated based on the increase (or decrease) in the value of our stock during the performance period, based on the average value of a share of stock over the 20 trading days at the beginning of the performance period as compared to the average value of a share of stock over the 20 trading days at the end of the performance period. The amount of a performance award grant is based on the achievement of performance goals. If performance goals are achieved at or above threshold levels, a performance award will be granted at a grant date value ranging from 50% to 200% of target (100%) based on achievement of the performance goals; provided that the grant date value of the April 1, 2008 performance awards may not be less than target. Each grant of performance awards will vest as to one-half of the shares on each of the first and second anniversaries of the grant date, subject to Ms. Bern's continued employment. Vesting of performance awards may be accelerated as described below.

        The employment agreement provides for Ms. Bern's participation in our retirement and other employee benefit programs. Ms. Bern will be reimbursed for perquisites in an amount up to $75,000 per year, on the same terms and for the same purposes as the perquisites provided to our other senior executives. We also provide Ms. Bern with the use of a company car and driver for business efficiency and security purposes.

        In connection with a change in control, if an excise tax under Section 4999 of the Code is imposed on any payments, and such payments are at least 105% of the threshold amount that triggers the excise tax under Section 4999, we will provide Ms. Bern with a tax gross up payment for such excise taxes. If such payments are less than 105% of the threshold amount, no gross up payment will be made.

        To the extent permitted by law, we will pay any legal fees incurred by Ms. Bern to enforce the employment agreement, up to a maximum of $50,000. If Ms. Bern's employment is terminated without cause or for good reason, we will pay directly or reimburse Ms. Bern up to a maximum of $50,000 for costs of outplacement services that she utilizes within the two-year period following termination.

        If Ms. Bern's employment terminates by reason of death or disability, we will pay her base salary through the date of termination, a prorated target annual bonus for the year in which her termination occurs and other vested benefits under our plans and programs. In theses circumstances, vesting of Ms. Bern's outstanding restricted stock units, stock appreciation rights, options and performance awards will be fully accelerated.

        Under the employment agreement, Ms. Bern has agreed not to compete with us and not to solicit our managers or higher-level employees or suppliers during her employment and for a period of 24 months following termination of employment for any reason. As defined in the employment agreement, "competitor" means a chain of retail stores with 50 or more store locations, provided that the average square footage of the chain's stores is less than 15,000 square feet. However, during any period in which Ms. Bern is receiving severance payments as a result of a termination without cause or for good reason (not in connection with a change in control), "competitor" means, in addition to a competitor as described above, a chain of retail stores with 100 or more store locations (without regard to square footage) whose gross revenues in plus size women's apparel (sizes 14-34) exceeds 5% of its total gross revenues.

        Potential payments to Ms. Bern in the event of a termination or change in control of Charming Shoppes are described elsewhere in this Proxy Statement under "Potential Payments Upon Termination or Change in Control."

        Although we do not have employment agreements with our named executive officers other than Ms. Bern, we have entered into severance agreements with Messrs. Specter, Baron, Bloise and Stern. These agreements provide for certain payments to be made to the executive if he is terminated in connection with a change in control of Charming Shoppes or if he otherwise is involuntarily terminated without cause, as described more fully under "Potential Payments Upon Termination or Change in Control." These severance agreements also obligate each executive not to disclose or use our confidential or proprietary information during and after his employment with Charming Shoppes, not to compete with the Company nor to attempt to induce any of our employees to terminate employment, and not to interfere in a similar manner with our business during the time in which the executive is receiving payments.

Grants of Plan-Based Awards During Fiscal 2008

        The following table shows all plan-based awards granted to the named executive officers during fiscal 2008. The non-equity incentive plan awards are also reflected in the Summary Compensation Table under "Non-Equity Incentive Plan Compensation," and the stock awards identified in the table below are also repeated in the Outstanding Equity Awards at Fiscal 2008 Year-End Table which follows this table.

Grants of Plan-Based Awards

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards (2)

Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	All Other Stock Awards: Number of Shares of Stock or Units (#)(3)		Grant Date Fair Value of Stock and Option Awards ($)(4)

Dorrit J. Bern	3/23/2007	312,500	1,250,000	2,500,000

	2/2/2008							60,881	(5)	419,470

	2/8/2007				48,077	96,154	192,308	96,154		2,500,000

Joseph M. Baron	3/23/2007	66,522	266,086	532,172

	3/26/2007				11,228	22,456	44,912	33,683		695,000

James G. Bloise	3/23/2007	50,018	200,073	400,147

	3/26/2007				9,225	18,449	36,898	27,674		571,003

Eric M. Specter	3/23/2007	62,500	250,000	500,000

	3/26/2007				11,228	22,456	44,912	33,683		695,000

Colin D. Stern	3/23/2007	50,204	200,817	401,633

	3/26/2007				6,462	12,924	25,848	19,386		400,000

(1)
The amounts in the columns under "Estimated Future Payouts Under Non-Equity Incentive Plan Awards" represent potential threshold, target and maximum bonuses available to the named executive officers under the 2003 Incentive Compensation Plan. The actual payouts under this Plan are shown in the "Non-Equity Incentive Plan Compensation" column of the Summary Compensation Table.

(2)
The amounts shown in the "Estimated Future Payouts Under Equity Incentive Plan Awards" represent Performance Shares awarded under the 2004 Stock Award and Incentive Plan.

(3)
The amounts shown in the "All Other Stock Awards" column represent the shares awarded under the 2004 Stock Award and Incentive Plan which are Time Vested Shares, except for the 60,881 share award (see footnote (5) below). The vesting schedule is described in the footnotes to the Outstanding Equity Awards at Fiscal 2008 Year-End table below.

(4)
The amounts shown in the "Grant Date Fair Value of Stock and Option Awards" column represent the fair value of the awards on the date of grant, as computed in accordance with FAS 123(R). For this purpose, we have assumed Performance Shares would be earned at target level. If Performance Shares are earned at maximum levels, the additional fair value for each executive would be as follows: Ms. Bern, $1,250,000; Mr. Baron, $278,005; Mr. Bloise, $228,399; Mr. Specter, $278,005; and Mr. Stern, $160,000. For information regarding significant factors, assumptions and methodologies used in our computations pursuant to FAS 123(R), see Note 1, "Summary of Significant Accounting Polices: Stock-Based Compensation," to our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended February 2, 2008.

(5)
Ms. Bern received 60,881 matching stock units as a result of her deferral of restricted stock and RSUs, and base salary under the VDCP. See footnote (6) to the Summary Compensation Table. Under this feature of the VDCP, an employee is entitled to have credited to his or her Retirement Distribution Account one stock unit for every five shares of restricted stock or RSUs the employee elects to defer and units equivalent to 20% of the cash amount of salary and annual incentive compensation that such employee elects to defer, but only to the extent that, in the absence of deferral, the vesting of the restricted stock or RSUs or the payment of such salary or annual incentive would have otherwise caused us to be unable to claim tax deductions under Section 162(m) of the Internal Revenue Code.

        Charming Shoppes grants awards to its executive officers under two plans: the 2003 Incentive Compensation Plan (the "2003 Plan") and the 2004 Stock Award and Incentive Plan (the "2004 Plan"). These plans were approved by our shareholders at our 2003 and 2004 annual meetings of shareholders, respectively. Our shareholders are being asked to re-approve the 2003 Incentive Compensation Plan to preserve our tax deductions (see "PROPOSAL FOR RE-APPROVAL OF THE MATERIAL TERMS OF THE PERFORMANCE GOALS UNDER THE 2003 INCENTIVE COMPENSATION PLAN TO PRESERVE THE DEDUCTIBILITY OF COMPENSATION PAYMENTS IN ACCORDANCE WITH SECTION 162(m) OF THE INTERNAL REVENUE CODE").

        The 2003 Plan is designed to focus on and reward short-term operating performance. See "Compensation Discussion and Analysis—Compensation Objectives, Design and Strategy" for a discussion of the business metrics upon which performance goals for 2008 were based.

        Under the 2003 Plan, the Compensation Committee generally can specify the circumstances in which awards will be paid or forfeited in the event of a change in control, termination of employment by Charming Shoppes or other events. However, the 2003 Plan provides that, in the event of death, disability or retirement, the participant will receive a prorated incentive award, proportionate to the part of the performance period worked by the participant, based on actual performance, unless otherwise determined by the Compensation Committee.

        Restricted stock and RSUs granted under the 2004 Plan are subject to a risk of forfeiture upon termination of employment in certain circumstances until they become vested. These awards generally would become vested on an accelerated basis upon a change in control of Charming Shoppes. Restricted stock and RSUs are credited with dividend equivalents equal to dividends, if any, paid on our Common Stock. In some cases these dividends would be deemed reinvested in additional shares of restricted stock or RSUs, but in all cases dividend equivalents, whether in the form of deferred cash or additional stock awards, remain subject to the same risk of forfeiture as the underlying restricted stock or RSUs. Vesting and dividend equivalent terms of Performance Shares are similar, with the additional requirement that performance goals be met as a condition of earning the Performance Shares. Absent unusual circumstances, vested RSUs and Performance Shares are expected to be settled solely by delivery of shares of our Common Stock. We have not paid any dividends since 1995.

Outstanding Equity Awards at Fiscal 2008 Year-End

        The following table shows all outstanding equity awards held by the named executive officers at the end of fiscal 2008. The amounts reported under the "Stock Awards" columns are included in the Summary Compensation Table under "Stock Awards" to the extent included in the amount of compensation cost recognized by the Company in fiscal 2008 for financial statement reporting purposes, as computed in accordance with FAS 123(R). In addition, the stock awards reported in the Grants of Plan-Based Awards in Fiscal 2008 table above are also reported in this table.

Outstanding Equity Awards at Fiscal 2008 Year-End

Name (a)	Option Awards			Stock Awards

	Number of Securities Underlying Unexercised Options Exercisable (#)(b)	Option Exercise Price ($)(c)	Option Expiration Date(d)	Number of Shares or Units of Stock That Have Not Vested (#)(1)(e)	Market Value of Shares or Units of Stock That Have Not Vested ($)(f)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(1)(g)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(h)

Dorrit J. Bern				192,434	1,325,870	97,838	674,104

Eric M. Specter				135,533	933,822	21,471	147,935

	83,000	3.63	2/10/2009

	66,000	6.81	1/31/2010

	66,000	6.50	2/23/2011

Joseph M. Baron				145,861	1,004,982	21,471	147,935

James G. Bloise				78,641	541,836	15,857	109,255

Colin D. Stern				97,333	670,624	13,095	90,221

(1)
The numbers shown in column (e) represent the number of Time Vested Shares granted to Ms. Bern under her employment agreement and to her and the other named executive officers under the terms of the Company's 2004 Stock Award and Incentive Plan. The numbers shown in column (g) represent the number of Performance Shares granted to Ms. Bern under her employment agreement and to the other named executive officers. The number of shares presented assumes threshold levels of performance.

        The following table presents information regarding the outstanding stock awards that were not vested as of the last day of our 2008 fiscal year assuming target levels of performance (achievement at threshold levels of performance would result in vesting at 50% of the levels shown below with respect to Performance Shares):

Name	Shares Underlying Stock Award	Grant Date	Shares Appear in Column		Performance Conditions	Vesting Note (a)

Dorrit J. Bern	87,100	5/13/2004	(e	)	None	Years 3, 4 and 5 (Note (c))

	9,180	9/22/2005	(e	)	None	Years 1, 2 and 3 (Note (d))

	99,522	2/2/2006	(g	)	Note (b)	100% on January 31, 2009

	96,154	2/8/2007	(e	)	None	100% on January 31, 2009

	96,154	2/8/2007	(g	)	Note (b)	100% on January 30, 2010

Eric M. Specter	3,600	3/20/2003	(e	)	None	Years 3, 4 and 5 (Note (c))

	25,460	3/19/2004	(e	)	None	Years 3, 4 and 5 (Note (c))

	39,000	2/7/2005	(e	)	None	Years 3, 4 and 5 (Note (c))

	3,060	9/21/2005	(e	)	None	Years 1, 2 and 3 (Note (d))

	30,730	3/15/2006	(e	)	None	Years 3, 4 and 5 (Note (c))

	20,486	3/15/2006	(g	)	Note (b)	100% on January 31, 2009

	33,683	3/26/2007	(e	)	None	Years 3, 4 and 5 (Note (c))

	22,456	3/26/2007	(g	)	Note (b)	100% on January 30, 2010

Joseph M. Baron	6,000	3/20/2003	(e	)	None	Years 3, 4 and 5 (Note (c))

	27,470	3/19/2004	(e	)	None	Years 3, 4 and 5 (Note (c))

	45,000	2/7/2005	(e	)	None	Years 3, 4 and 5 (Note (c))

	30,730	3/15/2006	(e	)	None	Years 3, 4 and 5 (Note (c))

	20,486	3/15/2006	(g	)	Note (b)	100% on January 31, 2009

	2,978	6/21/2006	(e	)	None	Years 1, 2 and 3 (Note (d))

	33,683	3/26/2007	(e	)	None	Years 3, 4 and 5 (Note (c))

	22,456	3/26/2007	(g	)	Note (b)	100% on January 30, 2010

James G. Bloise	1,600	3/6/2003	(e	)	None	Years 3, 4 and 5 (Note (c))

	14,070	3/19/2004	(e	)	None	Years 3, 4 and 5 (Note (c))

	15,400	2/7/2005	(e	)	None	Years 3, 4 and 5 (Note (c))

	19,897	3/15/2006	(e	)	None	Years 3, 4 and 5 (Note (c))

	13,265	3/15/2006	(g	)	Note (b)	100% on January 31, 2009

	27,674	3/26/2007	(e	)	None	Years 3, 4 and 5 (Note (c))

	18,449	3/26/2007	(g	)	Note (b)	100% on January 30, 2010

Colin D. Stern	3,600	3/20/2003	(e	)	None	Years 3, 4 and 5 (Note (c))

	24,120	3/19/2004	(e	)	None	Years 3, 4 and 5 (Note (c))

	28,800	2/7/2005	(e	)	None	Years 3, 4 and 5 (Note (c))

	1,530	9/21/2005	(e	)	None	Years 1, 2 and 3 (Note (d))

	19,897	3/15/2006	(e	)	None	Years 3, 4 and 5 (Note (c))

	13,265	3/15/2006	(g	)	Note (b)	100% on January 31, 2009

	19,386	3/26/2007	(e	)	None	Years 3, 4 and 5 (Note (c))

	12,924	3/26/2007	(g	)	Note (b)	100% on January 30, 2010

  (a)
  Vesting is subject to acceleration in some cases in connection with termination of employment or a change in control. See "Potential Payments Upon Termination or Change in Control" below.

  (b)
  The vesting of the Performance Shares is based on the achievement of a free cash flow performance goal over a three-year performance period which began at the beginning of the fiscal year in which the award was granted. The performance targets provide for 100% vesting based on achievement of the performance goal at target, partial vesting if performance exceeds a specified threshold level less than the target level and vesting above 100% for performance above target up to a maximum of 200%. Each grant of Performance Shares which vests based on the achievement of the performance goal will vest on the last day of the performance period, subject to continued employment with Charming Shoppes.

  (c)
  These are Time Vested Shares that vest as to 33% of the award on each of the third and fourth anniversaries of the date of grant and as to the remaining 34% of the award on the fifth anniversary of the date of grant subject to the named executive officer's continued employment with Charming Shoppes through the relevant anniversary dates.

  (d)
  These are Time Vested Shares that vest as to 33% of the award on the last day of the 13th calendar month following the month in which the grant date occurred, 33% of the award on the second anniversary of the date of grant and the remaining 34% of the award on the third anniversary of the date of grant subject to the named executive officer's continued employment with Charming Shoppes through the relevant anniversary dates.

Option Exercises and Stock Vested During Fiscal 2008

        The following table shows all stock options which were exercised and value realized upon exercise, and all stock awards which vested and value realized upon vesting with respect to the named executive officers during fiscal 2008.

Option Exercises and Stock Vested

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)		Value Realized on Vesting ($)(2)
Dorrit J. Bern	—	—	283,879	(3)	2,047,201
Eric M. Specter	50,000	34,375	21,810		256,496
Joseph M. Baron	—	—	23,096		275,261
James G. Bloise	—	—	9,730		117,148
Colin D. Stern	—	—	19,665		235,320
(1)
The value realized equals the difference between the option exercise price and the fair market value of our Common Stock on the date of exercise, multiplied by the number of shares for which the option was exercised. For this purpose, value is realized whether or not the named executive officer sold the shares acquired upon exercise.

(2)
The value realized equals the market value of our Common Stock on the vesting date, multiplied by the number of shares that vested. For this purpose, value is realized whether or not the named executive officer sold the shares that became vested.

(3)
Of this amount, the receipt of 222,998 restricted stock and restricted stock units, with an aggregate value of $1,627,731 was deferred by Ms. Bern. In connection with those deferrals and deferrals of salary, Ms. Bern was credited with 60,881 matching stock units under our VDCP, which are included in this number of shares reported as vested. The shares deferred, including the matching units, will remain deferred until Ms. Bern's retirement; in most cases, settlement will occur six months after retirement as required under Internal Revenue Code Section 409A. See footnote (6) to the Summary Compensation Table and footnote (5) to the Grants of Plan-Based Awards table.

Nonqualified Deferred Compensation for Fiscal 2008

        The following table shows certain information with respect to the named executive officers' nonqualified deferred compensation during fiscal 2008, pursuant to our Variable Deferred Compensation Plan ("VDCP") and our Supplemental Executive Retirement Plan ("SERP").

Nonqualified Deferred Compensation

Name	Executive Contributions in Fiscal 2008 ($) (1)	Company Contributions in Fiscal 2008 ($) (2)		Aggregate Earnings in Fiscal 2008 ($) (3)		Aggregate Withdrawals/Distributions ($)		Aggregate Balance at 2008 Fiscal Year end ($)
Dorrit J. Bern	2,689,486	1,184,624	(4)	(3,553,941	)(5)	506,132	(6)	19,519,990	(7)
Eric M. Specter	46,592	72,538	(8)	36,330	(9)	65,311	(6)	1,065,197	(10)
Joseph M. Baron	89,394	189,065	(11)	90,400	(12)	—		1,540,683	(13)
James G. Bloise	53,327	139,677	(14)	44,761	(15)	—		880,254	(16)
Colin D. Stern	43,213	201,442	(17)	86,273	(18)	—		1,735,545	(19)
(1)
Represents the named executive officers' contributions to our VDCP. These amounts are included in the Summary Compensation Table under "Salary" or "Non-Equity Incentive Plan Compensation" or both and in the case of Ms. Bern includes $1,627,731 in value of restricted stock and RSUs deferred during fiscal 2008, some of which value is reflected in the Summary Compensation Table under "Stock Awards" and all of which has been reflected as compensation to her in Summary Compensation Tables in our previous Proxy Statements.

(2)
The amounts in this column are also included in the Summary Compensation Table under "All Other Compensation", except in the case of Ms. Bern, $419,470 was included under "Stock Awards," reflecting the value of 60,881 matching stock units credited to her. See footnote (5) to the Grant of Plan-Based Awards Table.

(3)
The amounts in this column include the above-market or preferential portion of these amounts which are also reported in the Summary Compensation Table under the column with the caption "Change in Pension Value and Nonqualified Deferred Compensation Earnings" and the returns credited to accounts under the VDCP based on the actual investment performance of mutual funds selected by participants (including returns on deferred stock units).

(4)
Represents $55,379 of compensation, 60,881 matching stock units and $709,775 attributable to the Supplemental Executive Retirement Plan ("SERP"). See footnote (5) to the Grant of Plan-Based Awards Table.

(5)
Represents a loss of $3,760,459 attributable to the VDCP and earnings of $206,518 attributable to the SERP. Returns also include depreciation in the value of deferrals in the form of stock units during fiscal 2008. The weighted average rate of return, including returns on stock units (all of which are included in this footnote), for the named executive officers in fiscal 2008 was a negative 17.3%. Excluding returns on stock units, the weighted average rate of return for named executive officers was a positive 3.3%.

(6)
These amounts represent in service distributions from our VDCP.

(7)
Represents $16,470,560 attributable to the VDCP and $3,049,430 attributable to the SERP.

(8)
Represents $15,800 of compensation deferred pursuant to the VDCP and $56,738 attributable to the SERP.

(9)
Represents $14,014 attributable to the VDCP and $22,316 attributable to the SERP.

(10)
Represents $738,783 attributable to the VDCP and $326,414 attributable to the SERP.

(11)
Represents $17,540 of compensation deferred pursuant to the VDCP and $171,525 attributable to the SERP.

(12)
Represents $26,627 attributable to the VDCP and $63,773 attributable to the SERP.

(13)
Represents $605,239 attributable to the VDCP and $935,444 attributable to the SERP.

(14)
Represents $12,707 of compensation deferred pursuant to the VDCP and $126,970 attributable to the SERP.

(15)
Represents $2,360 attributable to the VDCP and $42,401 attributable to the SERP.

(16)
Represents $251,410 attributable to the VDCP and $628,884 attributable to the SERP.

(17)
Represents $13,150 of compensation deferred pursuant to the VDCP and $188,292 attributable to the SERP.

(18)
Represents $16,569 attributable to the VDCP and $69,704 attributable to the SERP.

(19)
Represents $712,759 attributable to the VDCP and $1,022,786 attributable to the SERP.

Variable Deferred Compensation Plan for Executives

        We provide a variable deferred compensation plan (the "VDCP") to key executives and certain other officers and employees. Under the VDCP, participants may contribute up to 77% of their base compensation and 100% (90% effective from January 1, 2008) of bonus compensation to their choice of a retirement distribution account and/or an in-service distribution account while he or she is employed by the Company (an "in-service distribution account"). In addition, participants may be permitted to contribute all or part of the shares of stock they would otherwise receive upon the lapse of restrictions applicable to restricted stock and restricted stock unit awards under one or more equity plans. This plan includes a matching Company contribution of 50% of the participant's contribution with respect to up to 3% of the participant's compensation (up to 6% of total compensation for contributions with respect to amounts of total compensation in excess, if any, of the sum of the participant's compensation over the maximum amount of compensation permitted to be taken into account under the terms of the Company's retirement savings plan), less any matching contributions made for the participant under our 401(k) plan.

        Under this plan, a participant is also entitled to have credited to his or her retirement distribution account a unit equivalent to two-tenths of a share of common stock for every share such participant elects to defer and common stock equal to 20% of base salary and bonus compensation which such participant elects to defer, but only to the extent that, in the absence of deferral, the vesting of such shares or the payment of such compensation would have otherwise caused such participant's compensation to be non-deductible by the Company under Section 162(m) of the Internal Revenue Code. Our President and Chief Executive Officer, Ms. Bern, received matching stock units in fiscal 2008 pursuant to this provision, as described in footnote (6) to the Summary Compensation Table, footnote (5) to the Grants of Plan-Based Awards table, and footnote (3) to the Option Exercises and Stock Vested During Fiscal 2008 table.

        Participants are 100% vested in their contributions from base salary and bonus compensation. Participants will be 25% vested in matched contributions after two years of service, and an additional 25% vested in such contributions for each year of service after the first two. Therefore, participants are 100% vested in matched contributions after five years of service. Also, participants over the age of 65, or over the age of 55 who have ten or more years of service, will be 100% vested in matched contributions as long as they are still employed. Finally, participants are automatically 100% vested in matched contributions if they become disabled or die while employed, or if a change in control occurs while they are employed by us.

        Amounts deferred under the VDCP are deemed to be invested in one or more investment portfolios made available to participants. Since the amounts in the VDCP are unfunded, participants do not actually own shares in the investment portfolios; rather, their deferral accounts are credited with gains or losses based on the actual performance of such investment portfolios. We established a "Rabbi Trust" to provide an informal funding vehicle for our non-qualified benefit obligations to our employees, and this trust holds life insurance policies on some of the plan participants. We contribute cash to these life insurance policies in amounts equal to the compensation deferred by plan participants. The cash value of the life insurance policies is allocated among funds that are similar to the funds offered to participants as investment indices under the plan.

        The rate of return credited to accounts under the VDCP is based on the actual investment performance of mutual funds designated for selection by the participants. Deferrals of stock awards remain as stock units, so the rate of return on those awards depends on the market price of our stock plus dividends paid. The weighted average rate of return, including returns on stock units (which are attributable to amounts deferred by our Chief Executive Officer), for the named executive officers in fiscal 2008 was a negative 17.3% and, excluding returns on stock units, was a positive 3.3%.

        Benefits under the VDCP's retirement distribution accounts can be disbursed in a lump sum or in annual installments (over five or ten years) at the election of the participant; if a form of distribution is not elected, or if the value of the account is less than $50,000, distribution is in a lump sum. The first distribution payment will be made as soon as practicable after the participant's retirement. Benefits under the VDCP's in-service distribution account are disbursed in a lump sum on the date designated by the participant. If a participant's employment ends prior to retirement or prior to the distribution date chosen by the participant, other than because of disability or death, the participant will receive a lump sum payment of the vested portion of its distribution account(s). Under the VDCP, distribution accounts become 100% vested in the event of a change in control, and the distributions will be made in a lump sum as soon as practicable following the change in control.

Supplemental Executive Retirement Plan

        We provide the named executive officers and certain other management and key executives with benefits pursuant to our supplemental executive retirement plan (the "SERP"). Under the SERP, we contribute amounts to participant accounts based on age and years of plan service, as well as earnings on participant accounts. Generally, we make monthly SERP contributions to a participant's retirement account based on age and service ranging from 8% of salary and annual bonus to a maximum of 35% of salary and annual bonus for long-service executives over age 55. The contribution percentage is 8% for participants whose combined age and years of service is less than 60 years, 12% for participants whose combined age and years of service is between 60 and 69, and 15% for participants whose combined age and years of service is 70 or greater. For those participants hired by the Company before February 1, 2003 who attained age 50 before that date, the contribution percentage is increased by one percent for each year of service performed prior to February 1, 2003 up to a maximum increase of 10%. In addition, for those participants hired before February 1, 2003 the contribution percentage is increased by an additional 10% after such participant attains age 55.

        Account balances earn interest at 3% plus the "10-year Treasury Note Yield" per year computed on a quarterly basis. Benefits under the SERP vest according to the participant's combined age and years of service. Benefits vest 50% when a participant has attained 55 years of age with ten years of service. The vesting percentage increases by an additional 10% for each extra year of age (while the required number of years in service remains at ten), up to 100% when the participant attains 60 years of age, at which point only five years of service are required.

        Earnings are calculated each month and then added to each participant's SERP account. Earnings are based on an interest rate equal to the 10-Year Treasury Note Yield plus 3%.

        Benefits are paid to participants if and when the participant terminates service with us, based on the vesting percentage at the time of termination. If a participant retires, benefits are paid in accordance with the participant's election, either as a lump sum payment at retirement or in up to ten annual installments.

Potential Payments Upon Termination or Change in Control

        The following explains the compensation payable to each of our named executive officers in the event of termination of such executive's employment, and in connection with a change in control of Charming Shoppes. While the description below relates to payments pursuant to employment agreements, severance agreements and the terms of our employee benefit plans, the Compensation Committee may in its discretion revise, amend or add to the benefits if it deems advisable, enter into new severance agreements, or amend existing change in control agreements with individual executive officers on different terms.

        The payments and benefits accruing to a named executive in the various termination and change in control circumstances discussed below represent the enhancements to compensation that are tied to the particular type of termination or the change in control event. Amounts that are accrued in all events, including salary payable through the date of termination and accrued vacation pay, are not included as these are not payable as a result of any particular termination. Accrued vacation pay as of February 2, 2008 was as follows: Ms. Bern, $26,000; Mr. Baron, $11,000; Mr. Specter, $10,400; Mr. Bloise, $8,300; and Mr. Stern, $8,400. Likewise, the amounts shown below do not include benefits without regard to the type of termination event and attributable to the named executive officer under our SERP and VDCP, which includes the amounts deferred by the named executive officer and the matching contributions by us under those plans. See "Nonqualified Deferred Compensation for Fiscal 2008" above.

        For purposes of this analysis, we value stock awards and options based on the closing market price of our stock on February 1, 2008, less the exercise price in the case of options. We have not included any additional value representing the time value of options and we have not reduced the value of unvested stock awards and options based on the portion of the vesting period elapsed at February 1, 2008.

Dorrit J. Bern

        As discussed above, Ms. Bern is the only named executive officer with whom we have an employment agreement. Our employment agreement with Ms. Bern sets forth the payments and other benefits that would be due her in the event of our termination of her employment without cause, Ms. Bern's resignation for good reason, voluntary termination, retirement, death or disability, or separation of service in connection with a change in control of Charming Shoppes.

        In connection with a change in control, if an excise tax under Section 4999 of the Code is imposed on any payments, and such payments are at least 105% of the threshold amount that triggers the excise tax under Section 4999, we will provide Ms. Bern with a tax gross up payment for such excise taxes. If such payments are less than 105% of the threshold amount, no gross up payment will be made. Assuming a change in control and termination of employment in various circumstances had occurred on the last day of fiscal 2008, we would not have been obligated to make a gross up payment to Ms. Bern.

        Termination Without Cause or Resignation for Good Reason.    Under her employment agreement, Ms. Bern will receive severance benefits if her employment is terminated without cause or if she resigns for good reason (as defined below). If Ms. Bern is terminated without cause or if she resigns for good reason, other than in connection with a change in control of Charming Shoppes, as discussed below: she will receive (1) two times the sum of her annual base salary and the average of the annual bonus paid for the most recent three completed fiscal years, which will be paid in 24 monthly installments; (2) monthly reimbursements equal to the COBRA rate paid for continued participation in our health plan for two years following termination (unless substantially similar benefits are provided by a successor employer) and an additional payment to cover the federal, state and local income and payroll taxes Ms. Bern incurs in connection with each of the monthly reimbursements; (3) a lump sum prorated target annual bonus for the year in which her termination occurs; (4) a lump sum reimbursement equal to Ms. Bern's cost to secure comparable life insurance, accidental death and dismemberment insurance and disability insurance for two years following termination, less the amount Ms. Bern would have paid had she continued participation in our life insurance, accidental death and dismemberment insurance and disability insurance programs; (5) two-year vesting acceleration of outstanding restricted stock units, stock appreciation rights, options and performance awards granted under the employment agreement; (6) full vesting of Ms. Bern's accrued benefit in the SERP; and (7) other vested benefits under our plans and programs.

        For purposes of the employment agreement, "Good Reason" means the occurrence of any one of the following: (1) any action by us which results in a diminution of Ms. Bern's authority, duties or responsibilities; (2) requiring Ms. Bern to be based in Pennsylvania or at a location which is at least 50 miles farther from her current primary residence; (3) reducing Ms. Bern's base salary; (4) reducing Ms. Bern's target annual bonus opportunity; (5) failing to maintain Ms. Bern's benefits under, or relative level of participation in, our employee benefit or retirement plans, policies, practices, or arrangements; (6) purportedly terminating Ms. Bern's employment otherwise than as expressly permitted by the employment agreement; (7) failing to require our successor to assume and agree to perform our obligations hereunder; or (8) a non-renewal of the employment agreement.

        If we terminated Ms. Bern's employment without cause, or Ms. Bern resigned for good reason on February 1, 2008, Ms. Bern would have received the following incremental severance benefits under her employment agreement: (1) an aggregate of $6,898,300 paid over 24 equal monthly installments representing two times her annual base salary and the three year average of the actual bonus paid for the most recent three completed fiscal years; (2) $16,900 in the form of continued health, life and disability insurance; (3) performance shares deemed earned at the target level and vested, with a market value equal to $1,348,200; (4) full vesting of RSUs with a market value equal to $1,325,900; (5) $914,800 in enhanced value as a result of the vesting of her unvested accrued benefit under our SERP; and (6) $50,000 for the cost of outplacement services. In the aggregate, Ms. Bern would have received $10,554,100 in the incremental severance benefits resulting from her termination under these circumstances.

        Voluntary Termination; Retirement.    If Ms. Bern voluntarily leaves her employment with Charming Shoppes (including resignation other than for good reason and retirement), she will receive her base salary through the date of termination and other vested benefits under our plans and programs. In the case of her retirement, she will remain entitled to participate in all of our qualified defined benefit and defined contribution retirement plans, subject to the eligibility and participation requirements of such plans as applicable to our executives generally. In addition, Ms. Bern will be eligible to participate in all other nonqualified retirement programs typically offered to our executives generally, including our SERP.

        Termination for Cause.    If Ms. Bern is discharged by us for cause, she will receive her base salary through the date of termination and other vested benefits under our plans and programs. However, she will forfeit any retirement benefit under our SERP upon termination by us for cause. Cause is generally defined as (1) willful and continued neglect, refusal or failure to substantially perform her duties; (2) conviction of a felony involving a crime of moral turpitude; or (3) willfully engaging in illegal conduct or gross misconduct which is materially and demonstrably injurious to the Company.

        Payments made upon Death or Disability.    If Ms. Bern dies or her employment terminates because she becomes disabled, we are required to pay her base salary through the date of termination, a prorated target annual bonus for the year in which the termination occurs, and other vested benefits under our benefit plans and programs. If Ms. Bern's termination occurred due to death or disability on February 1, 2008, she or her estate would have received the following incremental severance benefits: (1) performance shares deemed earned at the target level and vested, with a market value equal to $1,348,200, and (2) full vesting of RSUs with a market value equal to $1,325,900. In the aggregate, Ms. Bern would have received $2,674,100 in incremental severance benefits under these circumstances.

        Payments Made Upon a Change in Control of Charming Shoppes.    We believe it is imperative that we and the Board of Directors should be able to rely on Ms. Bern to continue in her position in the event a change in control of Charming Shoppes occurs. Moreover, we and the Board of Directors may call upon Ms. Bern in such a situation to assist in the assessment of any such change in control without distraction by personal uncertainties that may be created by a potential change in control of us.

Therefore, our agreement with Ms. Bern provides for payment of certain severance benefits in the event of a change in control of Charming Shoppes and a related termination of Ms. Bern's employment, also called a "double trigger." Ms. Bern would receive severance benefits under these "double trigger" provisions in any of the following circumstances:

  •
  Ms. Bern's employment is terminated without cause or she terminates for good reason (as described above) within 24 months after a change in control of Charming Shoppes; or

  •
  Ms. Bern's employment terminates without cause and, within three months after such termination, a change in control occurs or a binding agreement is entered into that results in a change in control of Charming Shoppes; or

  •
  Ms. Bern resigns after a change in control based on us or a successor materially breaching certain provisions of her employment agreement.

        A "change in control" of Charming Shoppes generally is defined as:

  •
  an acquisition of shares resulting in an entity (but excluding certain entities) having at least 20% of the voting power of our voting securities;

  •
  a change in the Board's membership whereby the current members, or those members elected or nominated by the current members, no longer constitute a majority;

  •
  certain mergers, recapitalizations, or reorganizations; or

  •
  a liquidation or sale of substantially all of our assets (but excluding sales to certain parties).

        If a termination in connection with a change in control triggers benefits, Ms. Bern will receive (1) a lump sum payment equal to three times the highest rate of her annual base salary; (2) a lump sum payment equal to three times the average of the annual bonus paid for the most recent three completed fiscal years; (3) a lump sum prorated target annual bonus for the year in which her termination occurs; (4) monthly reimbursements equal to the COBRA rate paid for continued participation in our health plan for two years following termination (unless substantially similar benefits are provided by a successor employer) and an additional payment to cover the federal, state and local income and payroll taxes Ms. Bern incurs in connection with each of the monthly reimbursements; (5) a lump sum reimbursement equal to Ms. Bern's cost to secure comparable life insurance, accidental death and dismemberment insurance and disability insurance for two years following termination, less the amount Ms. Bern would have paid had she continued participation in our life insurance, accidental death and dismemberment insurance and disability insurance programs; (6) vesting of outstanding restricted stock units, stock appreciation rights, options and performance awards as described below; (7) full vesting of her accrued benefit in the SERP; and (8) other vested benefits under our plans and programs. The amounts in 1 and 2 above will be paid in a lump sum only if the change in control constitutes a "change in control event" under Section 409A of the Internal Revenue Code and the qualifying termination occurs within two years of the transaction.

        Upon a change in control, Ms. Bern's outstanding restricted stock units, stock appreciation awards, options and performance awards granted under the employment agreement will become fully vested if the acquiring company does not convert the outstanding equity awards to equity awards of the acquiring company with the same economic value, vesting provisions and other applicable terms. If, upon a change in control, the acquiring company does convert Ms. Bern's outstanding equity awards into equity awards of the acquiring company with the same economic value, vesting provisions and other applicable terms, then vesting of the outstanding equity awards granted under the employment agreement will be accelerated by two years and the outstanding equity awards that would have vested over the two-year period following the change in control will become vested as of the date of the change in control, unless the terms of the applicable grant agreement provides otherwise. If Ms. Bern's employment terminates upon a qualifying termination, all of her outstanding equity awards will become fully vested.

        In connection with a change in control, if an excise tax under Section 4999 of the Code is imposed on any payments, and such payments are at least 105% of the threshold amount that triggers the excise tax under Section 4999, we will provide Ms. Bern with a tax gross up payment for such excise taxes. If such payments are less than 105% of the threshold amount, no gross up payment will be made.

        In contrast to the "double trigger" provisions of Ms. Bern's employment agreement, our equity compensation plans are "single trigger" plans in that the restricted stock and restricted stock units granted thereunder become fully vested (at target levels in the case of Performance Shares) and stock options become fully exercisable upon a change in control of Charming Shoppes. In addition, our VDCP is also a "single trigger" plan, as VDCP participants are automatically 100% vested in matching Company contributions if a change in control occurs while they are employed by us. Finally, benefits under our SERP also accelerate upon a change in control.

        Assuming that Ms. Bern's employment was terminated on February 1, 2008 in connection with a change in control, Ms. Bern would have received the following incremental severance benefits: (1) a lump sum payment of $10,347,500, which is the sum of (a) three times her annual base salary for fiscal 2008, or $4,650,000, and (b) three times her average annual bonus paid for the most recent three completed fiscal years, or $5,697,500, (2) $25,300 in the form of health, life and disability insurance; (3) performance shares deemed earned at the target level and vested, with a market value equal to $1,348,200; (4) full vesting of RSUs with a market value equal to $1,325,900; (5) $914,800 with respect to her unvested accrued benefit under our SERP; and (6) $50,000 for the cost of outplacement services. In the aggregate, Ms. Bern would have received $14,011,700 in incremental severance benefits in the event of a termination under these circumstances.

        The severance payments described in this section are calculated pursuant to the terms of Ms. Bern's new employment agreement, which became effective as of February 1, 2008. This date also corresponds to the last business day of our fiscal year, the date as of which these severance amounts were calculated. Assuming an involuntary termination after fiscal 2008 year end in connection with a change in control, because no bonuses were paid to her for fiscal 2008, the amount payable to her with respect to the average annual bonus paid for the most recent completed three fiscal years would have been reduced by $2,000,000. Assuming such an involuntary termination without a change in control, such payment would have been reduced by $1,333,300.

Other Named Executive Officers

        None of our other named executive officers have employment agreements with us. The Company has written agreements with respect to payments at termination.

        As of February 1, 2008, we entered into new severance agreements with certain of our executives including Messrs. Specter, Baron, Bloise and Stern. Under the severance agreements, an executive is entitled to receive severance benefits upon termination of employment by us other than for cause or upon termination by the executive for good reason. "Cause" is defined under the severance agreements as: (1) a willful and continued failure to substantially perform the executive's duties; (2) a willful engagement in conduct demonstrably and materially injurious to the Company; or (3) a conviction for a felony. "Good Reason" means, without the executive's consent: (1) a material diminution of the executive's authorities, duties or responsibilities as an employee; (2) any requirement that an executive be based at a location more than 50 miles farther from the executive's current primary residence than the executive's current office location; (3) a material diminution in the executive's base salary then in effect; or (4) a material breach of the severance agreement.

        The amounts payable to executives under the severance agreements depend upon whether termination occurs within a certain time frame related to a change in control. If an executive's employment is terminated before a change in control or after 24 months following a change in control, the executive will receive severance equal to the sum of the executive's annual base salary and a three-year average bonus, which amount will be payable over 12 months beginning 30 days after termination, monthly reimbursements of COBRA health care premiums during the 12-month severance period (or until the executive obtains similar coverage from a subsequent employer, if earlier) and a prorated annual bonus for the year of termination, based on our performance.

        In the event termination occurs upon or during the 24-month period following a change in control, instead of the severance benefits described above, the executive will receive a lump sum severance amount equal to 1.5 times the sum of the executive's annual base salary and three-year average bonus, a lump sum payment equal to the cost of COBRA health care premiums and life insurance and disability coverage for the 18-month period following termination, and a prorated annual bonus at target for the year of termination.

        In either event, the executive will also receive a lump sum amount equal to the executive's accrued base salary and vacation pay. We will also provide certain outplacement services.

        A change in control under the severance agreement includes: (1) an acquisition of voting securities by any person after which such person has beneficial ownership of 20% or more of the voting power of outstanding voting securities, (2) the individuals who, as of February 1, 2008, were members of our Board of Directors cease for any reason to constitute at least a majority of the Board of Directors (unless the election, or nomination for election, of any new director was approved by a vote of at least two-thirds of the Board of Directors then in office), (3) a merger, consolidation, recapitalization, or reorganization, a reverse stock split of the outstanding voting securities or an acquisition of securities or assets in which the shareholders owning 80% of the voting securities immediately prior to such transaction do not own at least 60% of the combined voting power of the outstanding voting securities after such transaction, or (4) a complete liquidation or dissolution or an agreement for the sale or disposition of all or substantially all the assets, other than a transaction resulting in certain affiliates owning more than 50% of the assets.

        The executive is not entitled to severance payment due to termination for disability or upon retirement or death. Additionally, if the executive is terminated for cause or other than for good reason or retires, the executive will only receive accrued base salary and vacation pay through the date of termination.

        Under the severance agreements, if an excise tax under Section 4999 of the Code is imposed on any payments, and such payments are at least 110% of the threshold amount that triggers the excise tax under Section 4999, we will provide the executive with a tax gross up payment for such excise taxes. If such payments are less than 110% of the threshold amount, no gross up payment will be made and, instead, the amount of such payments will be reduced to the section 280G threshold amount if such reduction provides the executive with a greater net after-tax amount than would be the case if no reduction was made.

        The severance agreements have a three-year term which, at the end of the first year of the three-year term and at the end of each year thereafter, automatically extends for one additional year unless notice of non-renewal is delivered.

        During the term of the severance agreement and after the executive's termination of employment for any reason for 12 months if the termination occurs before a change in control or after 24 months following a change in control or 18 months if termination occurs upon or within 24 months of a change in control, the executive is subject to non-competition and non-solicitation provisions. The executive is also subject to confidentiality provisions. We may seek injunctive relief against an executive for breach of the confidentiality, non-competition and non-solicitation provisions. In addition, an executive forfeits payments under the severance agreement for a breach of any of these provisions.

        The new severance agreements for our senior vice presidents are similar to the agreements for the named executive officers and other executive vice presidents, except that, in general, (1) in the event of a termination without cause or termination for good reason, the regular severance multiple is 0.75 and the change in control severance multiple is one, and (2) no gross up payment will be paid with respect to any excise tax under Section 4999 of the Code.

        As discussed above, our equity compensation plans are "single trigger" plans. Therefore, if a change in control of Charming Shoppes occurs, stock options, restricted stock and RSUs granted under such plans become fully vested (at target levels in the case of performance shares) and, in the case of stock options, become fully exercisable, VDCP participants are automatically 100% vested in matching Company contributions, and benefits under our SERP accelerate.

        The amounts that each of our named executive officers would have received as a result of an involuntary termination not for cause or a termination for good reason immediately following a change in control of Charming Shoppes on February 1, 2008 are set forth below.

        Eric M. Specter.    Assuming a change in control of Charming Shoppes and an involuntary termination of employment or termination by the executive officer for good reason occurred on February 1, 2008, Mr. Specter would have received the following incremental severance benefits under his Severance Agreement and our employee benefit plans: (1) a lump-sum payment of $1,251,800 attributable to base salary, the three-year average bonus and short-term incentives; (2) deemed earning and vesting of performance shares at target level with a market value equal to $295,900; (3) vesting of RSUs with a market value equal to $933,800; (4) $326,400 with respect to his unvested accrued benefit under our SERP; (5) $12,100 in the form of health, life and disability insurance; and (6) $30,000 for the cost of outplacement services. In the aggregate, Mr. Specter would have received incremental benefits of $2,850,000 under these circumstances.

        Assuming an involuntary termination of employment or termination by the executive officer for good reason occurred on February 1, 2008 (without a change in control), Mr. Specter would have received the following incremental severance benefits under his severance agreement and our employee benefits plans: (1) an amount equal to $834,540 attributable to base salary plus the three-year average bonus payable in regular payroll installments over the next 12 months; (2) vesting of RSUs with a market value of $221,000; (3) $8,100 in the form of health, life and disability insurance; and (4) $30,000 for the cost of outplacement services (not to exceed $30,000).

        Joseph M. Baron.    Assuming a change in control of Charming Shoppes and an involuntary termination of employment or termination by the executive officer for good reason occurred on February 1, 2008, Mr. Baron would have received the following incremental severance benefits under his Severance Agreement and our employee benefit plans: (1) a lump-sum payment of $1,398,600 attributable to base salary, the three-year average bonus and short-term incentives; (2) deemed earning and vesting of performance shares at target level with a market value equal to $295,900; (3) vesting of RSUs with a market value equal to $1,005,000; (4) $12,700 in the form of health, life and disability insurance; and (5) $30,000 for the cost of outplacement services. In the aggregate, Mr. Baron would have received incremental benefits of $2,742,200 under these circumstances.

        Assuming an involuntary termination of employment or termination by the executive officer for good reason occurred on February 1, 2008 (without a change in control), Mr. Baron would have received the following incremental severance benefits under his severance agreement and our employee benefits plans: (1) an amount equal to $932,400 attributable to base salary plus the three-year average bonus payable in regular payroll installments over the next 12 months; (2) vesting of RSUs with a market value of $247,000; (3) $8,400 in the form of health, life and disability insurance; and (4) $30,000 for the cost of outplacement services (not to exceed $30,000).

        James G. Bloise.    Assuming a change in control of Charming Shoppes and an involuntary termination of employment or termination by the executive officer for good reason occurred on February 1, 2008, Mr. Bloise would have received the following incremental severance benefits under his Severance Agreement and our employee benefit plans: (1) a lump-sum payment of $890,300 attributable to base salary, the three-year average bonus and short-term incentives; (2) deemed earning and vesting of performance shares at target level with a market value equal to $218,500; (3) vesting of RSUs with a market value equal to $541,800; (4) $12,700 in the form of health, life and disability insurance; and (5) $30,000 for the cost of outplacement services. In the aggregate, Mr. Bloise would have received incremental benefits of $1,693,300 under these circumstances.

        Assuming an involuntary termination of employment or termination by the executive officer for good reason occurred on February 1, 2008 (without a change in control), Mr. Bloise would have received the following incremental severance benefits under his severance agreement and our employee benefits plans: (1) an amount equal to $593,500 attributable to base salary plus the three-year average bonus payable in regular payroll installments over the next 12 months; (2) vesting of RSUs with a market value of $93,800; (3) $8,400 in the form of health, life and disability insurance; and (4) $30,000 for the cost of outplacement services (not to exceed $30,000).

        Colin D. Stern.    Assuming a change in control of Charming Shoppes and an involuntary termination of employment or termination by the executive officer for good reason occurred on February 1, 2008, Mr. Stern would have received the following incremental severance benefits under his Severance Agreement and our employee benefit plans: (1) a lump-sum payment of $1,056,400 attributable to base salary, the three-year average bonus and short-term incentives; (2) deemed earning and vesting of performance shares at target level with a market value equal to $180,400; (3) vesting of RSUs with a market value equal to $670,600; (4) $102,300 with respect to his unvested accrued benefit under our SERP; (5) $12,200 in the form of health, life and disability insurance; and (6) $30,000 for the cost of outplacement services. In the aggregate, Mr. Stern would have received incremental benefits of $2,051,900 under these circumstances.

        Assuming an involuntary termination of employment or termination by the executive officer for good reason occurred on February 1, 2008 (without a change in control), Mr. Stern would have received the following incremental severance benefits under his severance agreement and our employee benefits plans: (1) an amount equal to $704,300 attributable to base salary plus the three-year average bonus payable in regular payroll installments over the next 12 months; (2) vesting of RSUs with a market value of $182,700; (3) $8,200 in the form of health, life and disability insurance; and (4) $30,000 for the cost of outplacement services (not to exceed $30,000).

        The severance payments described in this section are calculated pursuant to the terms of the severance agreements, which became effective as of February 1, 2008 for our named executive officers. This date also corresponds to the last business day of our fiscal year, the date as of which these severance amounts were calculated. Assuming an involuntary termination after fiscal 2008 year end in connection with a change in control, because no bonuses were paid to our named executive officers for fiscal 2008, the amount payable to our named executive officers with respect to the average annual bonus paid for the most recent completed three fiscal years would have been reduced by the following:

Eric M. Specter—$189,200, Joseph M. Baron—$227,100, James G. Bloise—$98,500 and Colin D. Stern—$172,200. Assuming an involuntary termination without a change in control, such payment would have been reduced by the following: Eric M. Specter—$126,100, Joseph M. Baron—$151,400, James G. Bloise—$65,700 and Colin D. Stern—$114,800.

PROPOSAL FOR RE-APPROVAL OF THE MATERIAL TERMS OF THE PERFORMANCE GOALS UNDER THE 2003
INCENTIVE COMPENSATION PLAN TO PRESERVE THE DEDUCTIBILITY OF
COMPENSATION PAYMENTS IN ACCORDANCE WITH SECTION 162(m)
OF THE INTERNAL REVENUE CODE

        In 2003, our shareholders approved the material terms of the performance goals of the 2003 Incentive Compensation Plan (the "2003 Plan"). You are being asked to re-approve these terms in order to preserve Charming Shoppes' federal income tax deduction for performance-based payments under 2003 Plan to certain executive officers named in the Summary Compensation Table ("covered employees"). There has been no change to the material terms of the performance goals. We are not asking you to approve any amendments to the 2003 Plan. Under section 162(m) of the Internal Revenue Code, we must seek your approval at five-year intervals to preserve the federal income tax deduction. Re-approval requires the affirmative vote of a majority of the shares cast in person or represented by proxy at the meeting. The Board of Directors recommends that you vote to re-approve the material terms of the performance goals under the 2003 Plan.

        The following description of the material terms of the performance goals under the 2003 Plan is qualified in its entirety by the provisions of the 2003 Plan, a copy of which is attached as Appendix A to this Proxy Statement.

        The 2003 Plan provides to senior members of our management team the opportunity to earn annual and long-term incentive awards payable in cash or, in limited circumstances, our stock. The Board of Directors regards the 2003 Plan as an important means by which we can link executive pay to performance. By providing for competitive levels of incentive compensation, the 2003 Plan serves as a useful tool for attracting and retaining members of our senior management team. Employees who are or may become executive officers are eligible for selection for participation in the 2003 Plan. Currently, we have ten executive officers.

        Under the 2003 Plan, the Compensation Committee of the Board must select participants, designate performance periods and set the performance goals and amounts that may be earned corresponding to particular levels of performance, generally during the first 90 days of the performance period. The 2003 Plan permits the Compensation Committee to measure performance using a variety of business criteria, including the following:

  •
  net sales;

  •
  earnings from operations, earnings before or after taxes, earnings before or after interest, depreciation, amortization, or extraordinary or special items;

  •
  net income or net income per common share (basic or diluted);

  •
  return measures, including return on assets (gross or net), return on investment, return on capital, or return on equity;

  •
  cash flow, free cash flow, cash flow return on investment (discounted or otherwise), net cash provided by operations, or cash flow in excess of cost of capital;

  •
  interest expense after taxes;

  •
  economic value created or economic profit;

  •
  operating margin or profit margin;

  •
  shareholder value creation measures, including, but not limited to, stock price or total shareholder return;

  •
  dividend payout as a percentage of net income;

  •
  expense targets, working capital targets, or operating efficiency; and

  •
  strategic business criteria, consisting of one or more objectives based on meeting specified market penetration, geographic business expansion goals, cost targets, customer satisfaction, employee satisfaction, management of employment practices and employee benefits, supervision of litigation and information technology, and goals relating to acquisitions or divestitures of subsidiaries, affiliates or joint ventures.

Performance may be measured in absolute terms, as a goal relative to performance in prior periods, or as a goal compared to the performance of one or more comparable companies or an index covering multiple companies, or in other ways specified by the Compensation Committee.

        A participant's incentive awards earned under the 2003 Plan in any 12-month fiscal year may not exceed his or her "annual limit." The annual limit for each individual is $3.5 million plus the amount of the participant's unused annual limit as of the close of the previous fiscal year (subject to a five-year limit on carryforwards). A participant uses up his or her annual limit in a given year based on the maximum potential amount of the incentive award authorized by the Compensation Committee, even if the actual amount earned is less than the maximum.

        Upon completion of a performance period, the Compensation Committee must determine the level of attainment of the pre-set performance goals and that other material requirements have been met before any incentive award may be paid out. For participants whose awards are intended to qualify for full tax deductibility under Section 162(m), the Compensation Committee retains discretion to adjust incentive awards downward, but not upward, in determining the final award amount. For other participants, both upward or downward adjustments are permitted (subject to the annual limit).

        The Compensation Committee generally may specify the circumstances in which awards will be paid or forfeited in the event of a change in control, termination of employment by Charming Shoppes or other events. However, the 2003 Plan provides that, in the event of death, disability or retirement, the participant will receive a pro rated incentive award, proportionate to the part of the performance period worked by the participant, based on actual performance, unless otherwise determined by the Compensation Committee.

        The Compensation Committee has authority to amend, alter, suspend, or terminate the 2003 Plan, but significant changes must be approved by the Board of Directors. If shareholder approval of an amendment is required to preserve the performance-based compensation status of 2003 Plan payments under Section 162(m), the Company will condition the amendment on shareholder approval even though the terms of the 2003 Plan do not require shareholder approval of any amendment. Under Section 162(m), shareholder approval is required for any change in the class of employees eligible to receive awards under the 2003 Plan, any change in the business criteria by which performance is measured, and any change in the per participant annual limit discussed above.

Benefits Under the 2003 Plan

        Awards under the 2003 Plan are granted in the discretion of the Compensation Committee. The recipients and other terms of such awards granted on and after the date of the 2008 annual meeting cannot be determined at this time.

        Awards which may be earned under the 2003 Plan for the fiscal year ending January 31, 2009, which are not subject to shareholder approval, are shown below. The annual incentive awards will become payable for fiscal 2009 performance if the corporate operating earnings threshold is achieved. No amount will be payable unless the specified "threshold" performance level is reached, and the award is payable at a designated maximum rate if performance substantially in excess of the target performance level is achieved. The Committee also retains the discretion to reduce the amount of an award under the 2003 Plan. The table below shows the amounts payable under this award upon achievement of specified levels of performance for fiscal 2009:

Fiscal 2009 Annual Awards Under 2003 Incentive Compensation Plan

	Payout for Performance at Specified Level
Name and Position	Threshold	Target	Maximum
Dorrit J. Bern Chairman of the Board, President and Chief Executive Officer	$387,500	$1,550,000	$3,100,000
Eric M. Specter Executive Vice President and Chief Financial Officer	$62,500	$250,000	$500,000
Joseph M. Baron Executive Vice President and Chief Operating Officer	$66,522	$266,086	$532,172
James G. Bloise Executive Vice President— Supply Chain, Technology and Business Services	$50,018	$200,073	$400,147
Colin D. Stern Executive Vice President, General Counsel and Secretary	$50,204	$200,817	$401,633
Executive Officers as a Group (10 in number)	$822,491	$3,289,964	$6,515,543
Non-Executive Director Group	$0	$0	$0
Non-Executive Officer Employee Group	$822,491	$3,289,964	$6,515,543

        THE BOARD OF DIRECTORS CONSIDERS THE RE-APPROVAL OF THE MATERIAL TERMS OF THE PERFORMANCE GOALS UNDER THE 2003 PLAN TO BE IN THE BEST INTERESTS OF CHARMING SHOPPES AND ITS SHAREHOLDERS AND THEREFORE RECOMMENDS THAT YOU VOTE FOR APPROVAL OF THIS PROPOSAL AT THE MEETING.

EQUITY COMPENSATION PLAN INFORMATION

        The following table provides a summary of our compensation plans under which equity securities of Charming Shoppes were authorized for issuance as of February 2, 2008.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)		Weighted-average exercise price of outstanding options, warrants and rights (1) (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	3,306,926		$5.83	6,260,521	(2)
Equity compensation plans not approved by security holders	950,349	(3)	$6.14	—
Total	4,257,275		$5.95	6,260,521

(1)
Weighted-average exercise price is calculated only for options and stock appreciation rights that have an exercise price. Thus, deferred stock and similar full-value awards (other than restricted stock) which are treated as outstanding "rights" for purposes of column (a) of this Table but which have no exercise price, are not included in the calculation of weighted-average exercise price.

(2)
2,664,741 of the shares available for future issuance may be issued other than in connection with options, warrants and rights, including 1,621,159 shares under the 2004 Plan, issuable as restricted stock, RSUs, or as a bonus, 26,824 shares under the 2003 Non-Employee Directors Compensation Plan, issuable as restricted stock or RSUs, and 1,016,758 shares under the Employee Stock Purchase Plan (the "ESPP"), which may be sold directly to employees at a discount. Shares other than those under the ESPP may also be issued in connection with options, warrants and rights. Shares are counted against the limits under the 2004 Plan at such time as they are actually delivered to participants and any risk of forfeiture has lapsed. Thus, shares remain available under the 2004 Plan if an award expires, is forfeited, is settled in cash, if shares are withheld or surrendered to pay the exercise price or satisfy tax withholding obligations, or if the actual shares delivered upon exercise of an award are fewer than the number of shares covered by the award, as occurs upon exercise of a stock appreciation right. The 2004 Plan includes a provision which would allow additional shares to be used for "full-value" awards by reducing the number of shares that remain available for options, SARS and other non full-value awards by three shares for each share to be used for full-value awards in excess of the stated 2,000,000 share limit on full-value awards. This adjustment would result in a reduction in the total number of shares reserved under the 2004 Plan as well.

(3)
These shares are issuable upon exercise of options and unvested deferred stock awards relating to 857,849 shares under the Amended and Restated 2000 Associates' Stock Incentive Plan, and 92,500 shares under the 1999 Associates' Stock Incentive Plan. These Plans, which provide for grants only to persons who are not Directors or executive officers of Charming Shoppes, are administered by the Compensation Committee of the Board of Directors, which is permitted to delegate authority to officers of Charming Shoppes. No further awards may be granted under either of these Plans. Options under these Plans have an exercise price of at least 100% of the fair market value of the Common Stock on the grant date, vest at times specified by the Committee, and expire no later than ten years after the date of grant. The exercise price may be paid in cash or by surrender of previously acquired shares.

REPORT OF THE COMPENSATION COMMITTEE

        The Compensation Committee of Charming Shoppes' Board of Directors (collectively, the "Committee") has submitted the following report for inclusion in this Proxy Statement:

        Our Committee has reviewed and discussed with management the Compensation Discussion and Analysis contained in this Proxy Statement. Based on our Committee's review of and the discussions with management with respect to the Compensation Discussion and Analysis, our Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and in Charming Shoppes' Annual Report on Form 10-K for the fiscal year ended February 2, 2008 for filing with the SEC.

        The foregoing report is provided by the following Directors, who constitute the Compensation Committee:

                      Katherine M. Hudson (Chairperson)
                      William O. Albertini
                      Yvonne M. Curl
                      Pamela Davies

PRINCIPAL SHAREHOLDERS AND MANAGEMENT OWNERSHIP

        The following table shows the beneficial ownership of our Common Stock of (1) each person or group we know to be a beneficial owner of more than five percent of our outstanding Common Stock, (2) each Director, (3) each named executive officer for fiscal 2008, and (4) all of our Directors and executive officers as a group. The number of shares beneficially owned is as of March 4, 2008, unless otherwise indicated, and all percentages are calculated based on the shares outstanding as of March 4, 2008. Unless otherwise indicated in the footnotes, each named person had sole voting and investment power over the shares shown as beneficially owned by that person, and the address for each named person is c/o Charming Shoppes, Inc., 450 Winks Lane, Bensalem, Pennsylvania 19020.

Name of Beneficial Owner	Shares of Common Stock Beneficially Owned	Percentage of Common Stock Beneficially Owned
William O. Albertini	122,572(1)	*
Joseph M. Baron	184,118(2)	*
Dorrit J. Bern	1,283,493(2)	1.1%
James G. Bloise	85,834(2)	*
Yvonne M. Curl	60,155(1)	*
Pamela Davies	88,469(1)	*
Charles T. Hopkins	141,572(1)	*
Katherine M. Hudson	113,765(1)	*
Alan Rosskamm	148,806(1)	*
Eric M. Specter	403,675(2)	*
Colin D. Stern	123,690(2)	*
M. Jeannine Strandjord	36,038(1)	*
Barclays Global Investors, N.A.	5,524,044(3)	4.83%
Clearbridge Advisors, LLC	14,556,313(4)	12.71%
Crescendo Partners II, L.P., Series Q	9,276,805(5)	8.10%
Dimensional Fund Advisors LP	5,935,084(6)	5.18%
First Pacific Advisors, LLC	17,312,300(7)	15.12%
Royce & Associates, LLC	10,367,215(8)	9.06%
Snyder Capital Management, L.P.	6,950,008(9)	6.07%
The Clark Estates, Inc.	6,452,000(10)	5.64%
Wellington Management Company, LLP	6,704,799(11)	5.86%
All Directors and Executive Officers as a group (17 persons)	3,250,364(12)	2.8%

*
Does not exceed one percent of the outstanding class of Common Stock.

(1)
With respect to non-employee Directors:

(i)
Includes shares as to which the Director holds options exercisable within 60 days in the following amounts: Mr. Albertini, 21,500 shares; Ms. Curl, 22,925 shares; Dr. Davies, 54,500 shares; Mr. Hopkins, 94,500 shares; Ms. Hudson, 34,500 shares; Mr. Rosskamm, 94,500 shares and Ms. Strandjord, 8,733 shares.

(ii)
Includes deferred shares which are non-forfeitable or become non-forfeitable within 60 days in the following amounts: Mr. Albertini, 18,000 shares; Ms. Curl, 7,500 shares; Dr. Davies, 21,000 shares; Ms. Hudson, 24,893 shares and Mr. Rosskamm, 21,000 shares.

(iii)
Includes 8,572 restricted stock units held by each non-employee Director which are non-forfeitable or become non-forfeitable within 60 days.

(iv)
Includes shares of restricted stock as to which the Director has voting power but which are subject to risk of forfeiture and restrictions on transferability, in the following amounts: Ms. Strandjord, 6,667 shares.

(2)
With respect to Executive Officers:

(i)
Includes 215,000 shares as to which Mr. Specter holds options exercisable within 60 days.

(ii)
Includes restricted stock units and deferred shares subject to risk of forfeiture and/or restrictions on transfer and no present voting rights in the following amounts: Mr. Baron, 67,391 shares; Ms. Bern, 192,434 shares; Mr. Bloise, 47,571 shares; Mr. Specter, 64,413 shares; and Mr. Stern, 39,283 shares; and

(iii)
Includes shares of restricted stock as to which the Executive Officer has voting power but which are subject to risk of forfeiture and/or restrictions on transfer in the following amounts: Mr. Baron, 63,620 shares; Ms. Bern, 0 shares; Mr. Bloise, 25,988 shares; Mr. Specter, 58,250 shares; and Mr. Stern, 48,546 shares.

(3)
The source of this information is a Schedule 13G filed January 22, 2008 by Barclay Global Investors, NA. ("Barclays") reporting beneficial ownership at December 31, 2007. The Schedule 13G reported that Barclays, together with Barclays Global Fund Advisors and Barclays Global Investors, LTD, had sole voting power over 5,041,460 shares of Common Stock and sole dispositive power over 5,524,044 shares of Common Stock. The address of Barclays is 45 Fremont Street, San Francisco, CA 94105.

(4)
The source of this information is a Schedule 13G/A filed February 14, 2008 by Clearbridge Advisors, LLC ("Clearbridge") reporting beneficial ownership at December 31, 2007. The Schedule 13G/A reported that Clearbridge, together with Clearbridge Asset Management, Inc. and Smith Barney Fund Management LLC, beneficially owned 14,556,313 shares of Common Stock. Their address is 399 Park Avenue, New York, NY 10022.

(5)
The source of this information is a Schedule 13D/A filed January 15, 2008 by Crescendo Partners II, L.P., Series Q ("Crescendo") reporting beneficial ownership at January 11, 2008. The Schedule 13D/A reported that Crescendo beneficially owned 9,276,805 shares of Common Stock. The address of Crescendo is 825 Third Avenue, 40th Floor, New York, NY 10022.

The Schedule 13D/A was also filed on behalf of Crescendo Investments II, LLC, Crescendo Partners III, L.P., Crescendo Investments III, LLC, Eric Rosenfeld, Myca Partners, Inc., Myca Master Fund, LTD., Arnaud Ajdler, Michael Appel, Robert Frankfurt and The Charming Shoppes Full Value Committee. The Schedule 13D/A also reported that Crescendo Investments II, LLC has beneficial ownership with respect to 7,354,125 of these shares and Eric Rosenfeld has beneficial ownership with respect to 7,732,400 of these shares. The Charming Shoppes Full Value Committee has beneficial ownership over the shares held by Crescendo, Crescendo Investments II, LLC and Eric Rosenfeld plus an additional 1,523,405 shares beneficially owned by Myca Partners, Inc., Myca Master Fund, LTD and Robert Frankfurt.

(6)
The source of this information is a Schedule 13G/A, filed February 6, 2008 by Dimensional Fund Advisors LP ("Dimensional") reporting beneficial ownership at December 31, 2007. The Schedule 13G/A reported that Dimensional had sole voting power and sole dispositive power over 5,935,084 shares of Common Stock. Dimensional is a registered investment advisor and the reported shares are owned by certain investment companies, trusts and accounts for which Dimensional acts as investment advisor or investment manager. The address of Dimensional is 1299 Ocean Avenue, Santa Monica, CA 90401.

(7)
The source of this information is a Schedule 13G filed February 12, 2008 by First Pacific Advisors, LLC ("FPA") reporting beneficial ownership at December 31, 2007. The Schedule 13G reported that FPA had shared voting power over 5,709,300 shares of Common Stock and shared dispositive power over 17,312,300 shares of Common Stock. The Schedule 13G also reported that Robert L. Rodriguez and J. Richard Atwood, each a Managing Member of FPA, had beneficial ownership (with the same voting and dispositive power as FPA) with respect to these shares, and that Mr. Rodriquez had sole voting and sole dispositive power over an additional 143,200 shares. The address of FPA is 11400 W. Olympic Blvd., Suite 1200, Los Angeles, CA 90064.

(8)
The source of this information is a Schedule 13G/A filed January 28, 2008 by Royce & Associates, LLC ("Royce") reporting beneficial ownership at December 31, 2007. The Schedule 13G/A reported that Royce had sole voting and sole dispositive power over 10,367,215 shares of Common Stock. Their address is 1414 Avenue of the Americas, New York, NY 10019.

(9)
The source of this information is a Schedule 13G/A filed February 14, 2008 by Snyder Capital Management, L.P. ("SCMLP") and its general partner, Snyder Capital Management, Inc. ("SCMI") reporting beneficial ownership at December 31, 2007. The Schedule 13G/A reported that SCMLP and SCMI had shared voting power over 6,365,508 shares and shared dispositive power over 6,950,008 shares of Common Stock. Their address is One Market Plaza, Steuart Tower, Suite 1200, San Francisco, CA 94105.

(10)
The source of this information is a Schedule 13G filed January 11, 2008 by The Clark Estates, Inc. ("Clark") reporting beneficial ownership at January 7, 2008. The Schedule 13G reported that Clark had sole voting power and sole dispositive power over 6,452,000 shares of Common Stock. Clark is a registered investment advisor and the reported shares are owned by certain investment companies, trusts and accounts for which Clark acts as investment advisor or investment manager. The address of The Clark Estates, Inc. is One Rockefeller Plaza, 31st Floor, New York, NY 10020.

(11)
The source of this information is a Schedule 13G filed February 14, 2008 by Wellington Management Company, LLP ("Wellington") reporting beneficial ownership at December 31, 2007. The Schedule 13G reported that Wellington had shared voting power over 3,643,000 shares and shared dispositive power over 6,704,799 shares of Common Stock. Their address is 75 State Road, Boston, MA 02109.

(12)
Includes 636,158 shares as to which Directors and executive officers hold options exercisable within 60 days, 983,522 deferred shares, 612,764 restricted stock units and 329,329 shares of restricted stock as to which the Director or Executive Officer has voting power but which are subject to risk of forfeiture and restrictions on transferability.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        During fiscal 2008, Katherine M. Hudson, William O. Albertini, Yvonne Curl and Pamela Davies served as members of the Compensation Committee. No member of the Compensation Committee is or was during fiscal year 2008 an employee, or is or ever has been an officer, of Charming Shoppes or its subsidiaries. No executive officer of Charming Shoppes served as a director or a member of the Compensation Committee of another company, one of whose executive officers serves as a member of Charming Shoppes' Board of Directors or Compensation Committee.

AUDIT COMMITTEE REPORT

        The Audit Committee of the Board of Directors has submitted the following report for inclusion in this Proxy Statement:

        Our role as the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities with respect to Charming Shoppes' accounting and financial reporting processes, including its internal control over financial reporting. Specific responsibilities of the Audit Committee are set forth in the Audit Committee Charter that has been approved by the Board of Directors. As stated in the Charter, management of Charming Shoppes is responsible for the preparation, presentation and integrity of financial statements, for the appropriateness of the accounting principles and reporting policies that are used and for establishing and maintaining effective internal control over financial reporting. Charming Shoppes' independent auditors, Ernst & Young LLP, are responsible for auditing the financial statements and expressing an opinion as to their conformity with generally accepted accounting principles, reviewing the unaudited quarterly financial statements and auditing and expressing an opinion on the effectiveness of Charming Shoppes' internal control over financial reporting. The activities of our Audit Committee are in no way designed to supersede or alter those traditional responsibilities.

        In this context, our Committee has met with management, the internal auditors, the independent auditors (including private sessions with the independent auditors, the internal auditors and members of management) and independently as a Committee to discuss the overall scope, plans and results of audits, as well as the overall quality, reliability and integrity of Charming Shoppes' accounting and financial reporting processes. Management represented to us that Charming Shoppes' consolidated financial statements were prepared in accordance with generally accepted accounting principles, and our Committee has reviewed and discussed the audited financial statements for fiscal 2008 with management and the independent auditors, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements. In addition, our Committee reviewed and discussed with management, the internal auditors and independent auditors, management's assessment of internal control over financial reporting and the independent auditors' evaluation of the effectiveness of Charming Shoppes' internal control over financial reporting. We also specifically discussed with the independent auditors, Ernst & Young LLP, all matters required by generally accepted auditing standards, including those described in Statement on Auditing Standards No. 61, as amended (Communications with Audit Committees).

        In addition, our Committee has discussed with the independent auditors the auditors' independence from Charming Shoppes and its management, and we received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). We have concluded that the independent auditors are independent from Charming Shoppes and its management. In reaching this conclusion, we also determined that the audit and permissible non-audit services provided to Charming Shoppes were compatible with maintaining the independent auditors' independence.

        In reliance on the review and discussions referred to above, our Committee recommended to the Board of Directors, and the Board of Directors has approved, that the audited financial statements and management's report on internal control over financial reporting be included in Charming Shoppes' Annual Report on Form 10-K for the fiscal year ended February 2, 2008 for filing with the SEC.

        The foregoing report is provided by the following independent Directors, who constitute the Audit Committee:

                      Charles T. Hopkins (Chairman)
                      Yvonne M. Curl
                      Katherine M. Hudson
                      M. Jeannine Strandjord

AUDIT AND OTHER FEES

Audit and Other Fees for Past Two Fiscal Years

        The following table sets forth the aggregate fees billed to Charming Shoppes for services rendered by our principal independent auditors, Ernst & Young LLP, for the fiscal years ended February 2, 2008 and February 3, 2007:

	Fiscal 2008	Fiscal 2007
Audit fees(1)	$2,408,000	$2,299,000
Audit-related fees(2)	158,000	148,000
Tax fees(3)	127,000	87,000
All other fees	0	0

Total	$2,693,000	$2,534,000

    (1)
    Audit fees consist of the annual audit of Charming Shoppes' consolidated financial statements and internal control over financial reporting, as required by Section 404 of the Sarbanes-Oxley Act of 2002. Audit fees also include interim reviews of the quarterly consolidated financial statements, as well as, work generally only the independent auditor can reasonably be expected to provide, such as statutory audits and financial audits of subsidiaries, services associated with SEC registration statements filed in connection with securities offerings (i.e., comfort letters and consents) and financial accounting and reporting consultations.

    (2)
    Audit-related fees consist principally of securitization-related services, and assurance and related services that are reasonably related to the performance of the audit or review of Charming Shoppes' consolidated financial statements.

    (3)
    Tax fees consist principally of tax planning and advisory services, transfer pricing documentation, tax examination assistance and preparation and review of certain subsidiary tax returns ($13,000 and $15,000 in fiscal years 2008 and 2007, respectively).

Audit and Permissible Non-Audit Services Pre-Approval Policies and Procedures

        All services provided by Ernst & Young LLP in fiscal year 2008 were pre-approved by our Audit Committee.

        The Audit Committee has policies and procedures for pre-approval of all audit and permissible non-audit services provided by Ernst & Young LLP in order to assure that the provision of such services does not impair the independence of Ernst & Young LLP and are consistent with the Securities and Exchange Commission's and Public Company Accounting Oversight Board's independence rules. Each pre-approval is detailed as to the particular service or category of service and includes estimated fees.

        The annual recurring audits and audit-related services and estimated fees are subject to specific pre-approval of the Audit Committee. In addition, the Audit Committee provides pre-approval of certain other audit and audit-related services and estimated fees. This provides the flexibility to permit Charming Shoppes to consult with Ernst & Young LLP on routine audit and audit-related matters and enables Ernst & Young LLP to provide services that are reasonably related to the performance of the audit or review of Charming Shoppes' consolidated financial statements.

        The Audit Committee provides pre-approval of certain tax assistance and advice, including estimated fees, thereby also providing the flexibility and permitting Charming Shoppes to be able to consult with Ernst & Young LLP on routine tax matters.

        If circumstances arise during the year that require the engagement of Ernst & Young LLP for additional audit and audit related services not contemplated in the original pre-approvals, as well as other tax services and permissible non-audit services that are determined to be in the best interests of Charming Shoppes and would not impair the independence of Ernst & Young LLP, then these services and estimated fees would require specific pre-approval by the Audit Committee.

        The Audit Committee has delegated to the Audit Committee Chairman the authority to evaluate and approve services and estimated fees of Ernst & Young LLP on behalf of the Audit Committee in the event a need arises for pre-approval between Audit Committee meetings. If the Chairman approves any such services and estimated fees, they are reported to the Audit Committee at the next scheduled quarterly meeting. Additionally, the Audit Committee receives reports at its quarterly meetings regarding the extent of services provided by Ernst & Young LLP in accordance with the pre-approval policy and the fees for services performed to date.

RATIFICATION OF THE APPOINTMENT OF INDEPENDENT AUDITORS

        The Audit Committee has selected Ernst & Young LLP as the independent auditors of Charming Shoppes for our fiscal year 2009.

        Although we are not required to do so, we believe that it is appropriate for us to request shareholder ratification of the appointment of Ernst & Young LLP as our independent auditors. If shareholders do not ratify the appointment, the Audit Committee will investigate the reasons for the shareholders' rejection and reconsider the appointment. In addition, even if the shareholders ratify the selection of Ernst & Young LLP, the Audit Committee may in its discretion appoint a different independent auditor at any time during the year if the Audit Committee determines that a change is in the best interest of the Company.

        Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting to respond to shareholders' questions and to have the opportunity to make statements they consider appropriate.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG AS OUR INDEPENDENT AUDITORS FOR FISCAL 2009.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        SEC rules require our Directors, executive officers and holders of more than 10% of our outstanding Common Stock to file Forms 3, 4 and 5 reports disclosing information concerning their transactions in and beneficial ownership of our Common Stock. Based solely on a review of filed reports and the written representations of our Directors and executive officers that no other reports were required, we believe that all Section 16(a) filing requirements have been met during fiscal 2008.

PROPOSALS FOR 2009 ANNUAL MEETING

        Any proposals of shareholders that are intended to be presented at our 2009 Annual Meeting of Shareholders and included in our proxy materials for that Meeting or any nominees proposed as director by shareholders, must be received at our principal executive offices no later than            and must comply with all other applicable legal requirements in order to be included in our Proxy Statement and Proxy Card for that Meeting. In addition, under the terms of our Bylaws, a shareholder who intends to present an item of business at the 2009 Annual Meeting of Shareholders, including a nomination for director, other than a proposal submitted for inclusion in our proxy materials must provide notice of such business to Charming Shoppes after                                     , 2009 and on or before                                    , 2009 and must comply with all applicable requirements of our Bylaws. See also "CORPORATE GOVERNANCE AT CHARMING SHOPPES—Director Nominations."

COST OF SOLICITATION

        The cost of solicitation of proxies will be borne by Charming Shoppes. In addition to the use of the mail, solicitations may be made by telephone and personal interviews by officers, Directors and regularly engaged employees of Charming Shoppes. Brokerage houses, custodians, nominees and fiduciaries will be requested to forward this Proxy Statement to the beneficial owners of the shares held of record by such persons, and Charming Shoppes will reimburse them for their reasonable charges and expenses in this connection. We have engaged MacKenzie Partners, Inc. to assist in the solicitation of proxies and to provide related advice and informational support for a service fee and the reimbursement of customary disbursements, which are not expected to exceed $            in the aggregate. MacKenzie Partners, Inc. will employ approximately            persons in connection with its solicitation of proxies. Arrangements may also be made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation material to the beneficial owners of stock held of record by such persons, and we may reimburse them for their reasonable out-of-pocket and clerical expenses. The total cost of solicitation is expected to be $                         , of which approximately $            has been spent to date.

HOUSEHOLDING

        Some banks, brokers and other nominee record holders may be participating in the practice of "householding" proxy statements and annual reports. This means that only one copy of Charming Shoppes' Proxy Statement and Annual Report on Form 10-K for fiscal 2008 may have been sent to multiple shareholders in your household. Charming Shoppes will promptly deliver a separate copy of any of these documents to you if you request one by writing as follows: Colin D. Stern, Corporate Secretary, Charming Shoppes, Inc., 3750 State Road, Bensalem, Pennsylvania 19020 or 215-245-9100. If you would like to receive separate copies of the Annual Report and Proxy Statement in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker or other nominee record holder, or you may contact Charming Shoppes at the above address.

ADDITIONAL INFORMATION

        Copies of our Annual Report on Form 10-K for fiscal 2008, which contains financial statements audited by our independent auditors, accompany this Proxy Statement.

        A copy of our Annual Report on Form 10-K as filed with the Securities and Exchange Commission (including financial statements and schedules), as well as copies of our corporate governance materials, will be furnished without charge to a shareholder upon written request to: Colin D. Stern, Corporate Secretary, Charming Shoppes, Inc., 3750 State Road, Bensalem, Pennsylvania 19020.

        The Reports of the Compensation Committee and the Audit Committee included in this Proxy Statement shall not be deemed "soliciting material" or otherwise deemed "filed" and shall not be deemed to be incorporated by reference by any general statement incorporating by reference this Proxy Statement into any other filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that Charming Shoppes specifically incorporates those portions of this Proxy Statement by reference therein. We are not including the information contained on our website as part of, or incorporating it by reference into, this Proxy Statement.

        It is important that your shares be represented at the Meeting. If you are unable to be present in person, we respectfully request that you sign the enclosed GOLD Proxy Card and return it to us in the enclosed stamped and addressed envelope as promptly as possible.

                      By Order of the Board of Directors
                      COLIN D. STERN
                      Secretary

Bensalem, Pennsylvania
                        , 2008

APPENDIX A

CHARMING SHOPPES, INC.

2003 Incentive Compensation Plan

1.     General

        This 2003 Incentive Compensation Plan (the "Plan") of Charming Shoppes, Inc. and its subsidiaries (collectively the "Company") authorizes the grant of annual incentive and long-term incentive awards to senior executive officers and sets forth certain terms and conditions of such Awards. The purpose of the Plan is to help the Company secure and retain senior executives of outstanding ability and to motivate such executives to exert their greatest efforts on behalf of the Company and its subsidiaries by providing incentives directly linked to the return on assets or other measures of the financial success of the Company. The Plan is intended to permit the Committee to qualify certain Awards as "performance-based" compensation under Code Section 162(m).

2.     Definitions

        In addition to the terms defined in Section 1 above and elsewhere, the following are defined terms under this Plan:

        (a)   "Annual Incentive Award" means an Award earned based on performance in a Performance Period of one fiscal year or a portion thereof.

        (b)   "Award" means the amount of a Participant's Award Opportunity in respect of a Performance Period determined by the Committee to have been earned, and the Participant's rights to future payments in settlement thereof.

        (c)   "Award Opportunity" means the Participant's opportunity to earn specified amounts based on performance during a Performance Period. An Award Opportunity constitutes a conditional right to receive settlement of an Award.

        (d)   "Cause" means "cause" as defined in an employment agreement between the Company and the Participant in effect at the time of Termination of Employment. If, however, there is no such employment agreement, Cause shall mean the Participant's chronic neglect, refusal or failure to fulfill his or her employment duties and responsibilities, other than for reasons of sickness, accident or other similar causes beyond the Participant's control, or the Participant's acts of dishonesty or intentional wrongdoing committed against the Company, its agents or employees or otherwise in connection with his or her employment by the Company or conviction of a crime, whether or not in connection with employment, other than a traffic infraction or other minor violation, the Participant's knowing or grossly negligent misconduct, or knowing or grossly negligent failure to prevent misconduct, which misconduct results in the Company being required to prepare an accounting restatement due to the material noncompliance of the Company with any financial reporting requirement under the securities laws; provided, however, that the Committee shall have the sole discretion to determine whether the Participant has engaged in acts or omissions which constitute "Cause."

        (e)   "Code" means the Internal Revenue Code of 1986, as amended from time to time. References to any provision of the Code shall be deemed to include successor provisions thereto and regulations thereunder.

        (f)    "Committee" means the Compensation Committee of the Board of Directors, or such other Board committee as the Board may designate to administer the Plan.

        (g)   "Covered Employee" means a person designated by the Committee as likely, with respect to a given fiscal year of the Company, to be the Chief Executive Officer or one of the four other most highly compensated executive officers serving on the last day of such fiscal year. This designation generally is required at the time an Award Opportunity is granted. The Committee may designate more than five persons as Covered Employees in a given year.

        (h)   "Participant" means an employee participating in this Plan.

        (i)    "Performance Goal" means the Company or individual accomplishment or other performance objective required as a condition to the earning of an Award Opportunity.

        (j)    "Performance Period" means the period, specified by the Committee, over which an Award Opportunity may be earned.

        (k)   "Retirement" means Termination of Employment of the Participant at or after age 65 or, with the consent of the Committee, at or after reaching age 60.

        (l)    "Termination of Employment" means the termination of a Participant's employment by the Company or a subsidiary immediately after which the Participant is not employed by the Company or any subsidiary.

3.     Administration

        (a)    Administration by the Committee.    The Plan will be administered by the Committee, provided that the Committee may condition any of its actions on approval or ratification by the Board of Directors. The Committee shall have full and final authority to take all actions hereunder, subject to and consistent with the provisions of the Plan. This authority includes authority to correct any defect or supply any omission or reconcile any inconsistency in the Plan and to construe and interpret the Plan and any Award, rules and regulations, Award agreement, or other instrument hereunder; and to make all other decisions and determinations as may be required under the terms of the Plan or as the Committee may deem necessary or advisable for the administration of the Plan.

        (b)    Manner of Exercise of Authority.    Any action by the Committee or the Board with respect to the Plan shall be final, conclusive, and binding on all persons, including the Company, subsidiaries or affiliates, Participants, any person claiming any rights under the Plan from or through any Participant, and shareholders. The express grant of any specific power to the Committee, and the taking of any action by the Committee, shall not be construed as limiting any power or authority of the Committee. A memorandum signed by all members of the Committee shall constitute the act of the Committee without the necessity, in such event, to hold a meeting. At any time that a member of the Committee is not an "outside director" as defined under Code Section 162(m), any action of the Committee relating to an Award intended by the Committee to qualify as "performance-based compensation" within the meaning of Code Section 162(m) and regulations thereunder may be taken by a subcommittee, designated by the Committee or the Board, composed solely of two or more "outside directors." Such action shall be the action of the Committee for purposes of the Plan. The foregoing notwithstanding, no action of the Committee shall be void or deemed beyond the authority of the Committee solely because, at the time such action was taken, one or more members of the Committee failed to qualify as an "outside director." The Committee may delegate to specified officers or employees of the Company authority to perform administrative functions under the Plan, to the extent consistent with applicable law.

        (c)    Limitation of Liability.    Each member of the Committee and the Board of Directors, and any person to whom authority or duties are delegated hereunder, shall be entitled to, in good faith, rely or act upon any report or other information furnished to him or her by any officer or other employee of the Company or any subsidiary, the Company's independent certified public accountants, or any executive compensation consultant, legal counsel, or other professional retained by the Company to assist in the administration of the Plan. No member of the Board or Committee, nor any person to whom authority or duties are delegated hereunder, shall be personally liable for any action, determination, or interpretation taken or made in good faith with respect to the Plan, and any such person shall, to the extent permitted by law, be fully indemnified and protected by the Company with respect to any such action, determination, or interpretation.

4.     Eligibility

        Employees of the Company or any subsidiary who are or may become executive officers of the Company may be selected by the Committee to participate in this Plan.

5.     Per-Person Award Limitation

        Award Opportunities granted to any one eligible employee shall be limited such that the amount potentially earnable for performance in any one 12-month fiscal year shall not exceed the Participant's Annual Limit. For this purpose, the Annual Limit shall equal $3.5 million plus the amount of the Participant's unused Annual Limit as of the close of the previous fiscal year; provided, however, that any unused Annual Limit that is not used within five years after being carried forward shall cease to be carried forward to a subsequent year. For this purpose, (i) "earning" means satisfying performance conditions so that an Award Opportunity becomes payable, without regard to whether it is to be paid currently or on a deferred basis or continues to be subject to any service requirement or other non-performance condition, and (ii) a Participant's Annual Limit is used to the extent an amount may be potentially earned or paid under an Award, regardless of whether such amount is in fact earned or paid. In the case of any fiscal year of less than 12 months, the Annual Limit for such fiscal year shall be pro rated (before adding any carryforward amount).

6.     Designation and Earning of Award Opportunities

        (a)    Designation of Award Opportunities and Performance Goals.    The Committee shall select employees to participate in the Plan for a Performance Period and designate, for each such Participant, the Award Opportunity such Participant may earn for such Performance Period, the nature of the Performance Goal the achievement of which will result in the earning of the Award Opportunity, and the levels of earning of the Award Opportunity corresponding to the levels of achievement of the performance goal. The following terms will apply to Award Opportunities:

          (i)    Specification of Amount Potentially Earnable.    Unless otherwise determined by the Committee, the Award Opportunity earnable by each Participant shall range from 0% to a specified maximum percentage of a specified target Award Opportunity. The Committee shall specify a table, grid, formula, or other information that sets forth the amount of a Participant's Award Opportunity that will be earned corresponding to the level of achievement of a specified Performance Goal.

          (ii)    Denomination of Award Opportunity; Payment of Award.    Award Opportunities will be denominated in cash and Awards will be payable in cash, except that the Committee may denominate an Award Opportunity in shares of Common Stock and/or settle an Award Opportunity in shares of Common Stock if and to the extent that shares of Common Stock are authorized for use in incentive awards and available under the 1993 Employees' Stock Incentive Plan or another compensatory plan of the Company.

        (b)    Limitations on Award Opportunities and Awards for Covered Employees.    If the Committee determines that an Award Opportunity to be granted to an eligible person who is designated a Covered Employee by the Committee should qualify as "performance-based compensation" for purposes of Code Section 162(m), the following provisions will apply:

          (i)    Performance Goal.    The Performance Goal for such Award Opportunities shall consist of one or more business criteria and a targeted level or levels of performance with respect to each of such criteria, as specified by the Committee consistent with this Section 6(b). The performance goal shall be objective and shall otherwise meet the requirements of Code Section 162(m) and regulations thereunder (including Treasury Regulation 1.162-27 and successor regulations thereto), including the requirement that the level or levels of performance targeted by the Committee result in the achievement of performance goals being "substantially uncertain." The Committee may determine that the Award Opportunity will be earned, or tentatively earned, based upon achievement of any one measure of performance or that two or more measures of performance must be achieved. Performance Goals may differ for Award Opportunities granted to any one Participant or to different Participants.

          (ii)    Business Criteria.    One or more of the following business criteria for the Company, on a consolidated basis, and/or for specified subsidiaries or affiliates or other business units of the Company shall be used by the Committee in establishing the Performance Goal for such Award Opportunities: (1) net sales; (2) earnings from operations, earnings before or after taxes, earnings before or after interest, depreciation, amortization, or extraordinary or special items; (3) net income or net income per common share (basic or diluted); (4) return measures, including, but not limited to, return on assets (gross or net), return on investment, return on capital, or return on equity; (5) cash flow, free cash flow, cash flow return on investment (discounted or otherwise), net cash provided by operations, or cash flow in excess of cost of capital; (6) interest expense after taxes; (7) economic value created or economic profit; (8) operating margin or profit margin; (9) shareholder value creation measures, including but not limited to stock price or total shareholder return; (10) dividend payout as a percentage of net income; (11) expense targets, working capital targets, or operating efficiency; and (12) strategic business criteria, consisting of one or more objectives based on meeting specified market penetration, geographic business expansion goals, cost targets, customer satisfaction, employee satisfaction, management of employment practices and employee benefits, supervision of litigation and information technology, and goals relating to acquisitions or divestitures of subsidiaries, affiliates or joint ventures. The targeted level or levels of performance with respect to such business criteria may be established at such levels and in such terms as the Committee may determine, in its discretion, including in absolute terms, as a goal relative to performance in prior periods, or as a goal compared to the performance of one or more comparable companies or an index covering multiple companies.

          (iii)    Performance Period and Timing for Establishing Performance Goals.    The Committee will specify the Performance Period over which achievement of the Performance Goals in respect of such Award Opportunities shall be measured. A Performance Goal shall be established by the date which is the earlier of (A) 90 days after the beginning of the applicable Performance Period or (B) the time 25% of such Performance Period has elapsed.

          (iv)    Annual Incentive Awards Granted to Covered Employees.    The Committee may grant an Annual Incentive Award, intended to qualify as "performance-based compensation" for purposes of Code Section 162(m), to an eligible person who is designated a Covered Employee for a given fiscal year.

          (v)    Changes to Amounts Payable Under Awards During Deferral Periods.    Any settlement or other event which would change the form of payment from that originally specified shall be implemented in a manner such that the Award does not, solely for that reason, fail to qualify as "performance-based compensation" for purposes of Code Section 162(m).

        (c)    Additional Participants and Award Opportunity Designations During a Performance Period.    At any time during a Performance Period the Committee may select a new employee or a newly promoted employee to participate in the Plan for that Performance Period and/or designate, for any such Participant, an Award Opportunity (or additional Award Opportunity) amount for such Performance Period. In determining the amount of the Award Opportunity for such Participant under this Section 6(c), the Committee may take into account the portion of the Performance Period already elapsed, the performance achieved during such elapsed portion of the Performance Period, and such other considerations as the Committee may deem relevant.

        (d)    Determination of Award.    Within a reasonable time after the end of each Performance Period, the Committee shall determine the extent to which the Performance Goal for the earning of Award Opportunities was achieved during such Performance Period and the resulting Award to the Participant for such Performance Period. The Committee may adjust upward or downward the amount of an Award, in its sole discretion, in light of such considerations as the Committee may deem relevant, except that (i) no such discretionary upward adjustment of an Award authorized under Section 6(b) is permitted, and (ii) any discretionary adjustment is subject to Section 5 and other applicable limitations of the Plan. Unless otherwise determined by the Committee, the Award shall be deemed earned and vested at the time the Committee makes the determination pursuant to this Section 6(d).

        (e)    Written Determinations.    Determinations by the Committee as to the establishment of Performance Goals, the amount potentially payable in respect of Award Opportunities, the level of actual achievement of the Performance Goals and the amount of any final Award earned shall be recorded in writing in the case of Performance Awards intended to qualify under Section 162(m). Specifically, the Committee shall certify in writing, in a manner conforming to applicable regulations under Section 162(m), prior to settlement of each such Award granted to a Covered Employee, that the Performance Goal relating to the Award and other material terms of the Award upon which settlement was conditioned have been satisfied.

        (f)    Other Terms of Award Opportunities and Awards.    Subject to the terms of this Plan, the Committee may specify the circumstances in which Award Opportunities and Awards shall be paid or forfeited in the event of a change in control, termination of employment in circumstances other than those specified in Section 8, or other event prior to the end of a Performance Period or settlement of an Award. With respect to Award Opportunities and Awards under Section 6(b), any payments resulting from a change in control or termination of employment need not qualify as performance-based compensation under Section 162(m) if the authorization of such non-qualifying payments would not otherwise disqualify the Award Opportunity or Award from Section 162(m) qualification in cases in which no change in control or termination of employment occurred.

        (g)    Adjustments.    The Committee is authorized to make adjustments in the terms and conditions of, and the criteria included in, Award Opportunities and related Performance Goals in recognition of unusual or nonrecurring events, including stock splits, stock dividends, reorganizations, mergers, consolidations, large, special and non-recurring dividends, and acquisitions and dispositions of businesses and assets, affecting the Company and its subsidiaries or other business unit, or the financial statements of the Company or any subsidiary, or in response to changes in applicable laws, regulations, accounting principles, tax rates and regulations or business conditions or in view of the Committee's assessment of the business strategy of the Company, any subsidiary or affiliate or business unit thereof, performance of comparable organizations, economic and business conditions, personal performance of a Participant, and any other circumstances deemed relevant; provided, however, that no such adjustment shall be authorized or made if and to the extent that the existence or exercise of such authority (i) would cause an Award Opportunity or Award granted under Section 6(b) and intended to qualify as "performance-based compensation" under Code Section 162(m) and regulations thereunder to otherwise fail to so qualify, or (ii) would cause the Committee to be deemed to have authority to change the targets, within the meaning of Treasury Regulation 1.162-27(e)(4)(vi), under the Performance Goals relating to an Award Opportunity under Section 6(b) intended to qualify as "performance-based compensation" under Code Section 162(m) and regulations thereunder.

7.     Settlement of Awards.

        (a)    Deferrals.    The Committee may specify, at the time the Award Opportunity is granted, that an Award will be deferred as to settlement after it is earned. In addition, a Participant will be permitted to elect to defer settlement of an Award if and to the extent such Participant is selected to participate in the Company's Variable Deferred Compensation Plan for Executives and deferrals of Awards are authorized and validly elected in accordance with that plan.

        (b)    Settlement of Award.    Any non-deferred Award shall be paid and settled by the Company promptly after the date of determination by the Committee under Section 6(d) hereof. With respect to any deferred amount of a Participant's Award, such amount will be credited to the Participant's deferral account under the Company's Variable Deferred Compensation Plan for Executives as promptly as practicable at or after the date of determination by the Committee under Section 6(d) hereof.

        (c)    Tax Withholding.    The Company shall deduct from any payment in settlement of a Participant's Award or other payment to the Participant any Federal, state, or local withholding or other tax or charge which the Company is then required to deduct under applicable law with respect to the Award.

        (d)    Non-Transferability.    An Award Opportunity, any resulting Award, including any deferred cash amount resulting from an Award, and any other right hereunder shall be non-assignable and non-transferable, and shall not be pledged, encumbered, or hypothecated to or in favor of any party or subject to any lien, obligation, or liability of the Participant to any party other than the Company or a subsidiary or affiliate.

8.     Effect of Termination of Employment.

        Except to the extent set forth in subsections (a) and (b) of this Section 8, upon a Participant's Termination of Employment prior to completion of a Performance Period or, after completion of a Performance Period but prior to the payment and settlement by the Company of the Participant's Award Opportunity with respect to that Performance Period, the Participant's Award Opportunity relating to such Performance Period shall cease to be earnable and shall be canceled, and the Participant shall have no further rights or opportunities hereunder:

        (a)    Disability, Death or Retirement.    If Termination of Employment is due to the permanent disability, death or Retirement of the Participant, the Participant or his or her beneficiary shall be deemed to have earned and shall be entitled to receive an Award for any Performance Period for which termination occurs prior to the date of determination under Section 6(d) hereof equal to the Award which would have been earned had Participant's employment not terminated multiplied by a fraction the numerator of which is the number of calendar days from the beginning of the Performance Period to the date of Participant's Termination of Employment and the denominator of which is the number of calendar days in the Performance Period (but such fraction shall in no event be greater than one). Such pro rata Award will be determined at the same time as Awards for continuing Participants are determined (i.e., normally following the end of the Performance Period in accordance with Section 6(d) hereof). Upon its determination, such pro rata Award shall be paid and settled promptly in cash, except to the extent the settlement has been validly deferred in accordance with Section 7(a). The portion of the Participant's Award Opportunity not earned will cease to be earnable and will be canceled. For purposes of the Plan, the existence of a "permanent disability" shall be determined by, or in accordance with criteria and standards adopted by, the Committee. The foregoing notwithstanding, the Committee may limit or expand the Participant's rights upon disability, death or Retirement with respect to a given Award Opportunity if the Committee has so specified in writing before the Award Opportunity has been earned.

        (b)    Involuntary Termination Not for Cause.    In the event of an involuntary Termination of Employment not for Cause, the Committee may determine that the Participant shall be deemed to have earned none, a portion, or all of an Award Opportunity for the Performance Period in which termination occurred, either at the time of termination or following completion of the Performance Period, in the Committee's sole discretion.

9.     Additional Forfeiture Provisions Applicable to Awards.

        If the Company is required to prepare an accounting restatement due to the material noncompliance of the Company, as a result of misconduct, with any financial reporting requirement under the securities laws, if the Participant knowingly or grossly negligently engaged in the misconduct, or knowingly or grossly negligently failed to prevent the misconduct, or if the Participant is one of the persons subject to automatic forfeiture under Section 304 of the Sarbanes-Oxley Act of 2002, the Participant shall reimburse the Company the amount of any payment in settlement of an Award earned or accrued during the 12-month period following the first public issuance or filing with the Securities and Exchange Commission (whichever first occurred) of the financial document embodying such financial reporting requirement.

10.   General Provisions.

        (a)    Changes to this Plan.    The Committee may at any time amend, alter, suspend, discontinue, or terminate this Plan, and such action shall not be subject to the approval of the Company's shareholders or Participants; provided, however, that any amendment to the Plan beyond the scope of the Committee's authority shall be subject to the approval of the Board of Directors. The foregoing notwithstanding, the Committee may, in its discretion, accelerate the termination of any deferral period and the resulting payment and settlement of deferred amounts, with respect to an individual Participant or all Participants, without the consent of the affected Participants.

        (b)    Long-Term Incentives Not Annual Bonus for Purposes of Other Plans.    Amounts earned or payable under the Plan in connection with Awards not designated by the Committee as annual incentive awards, annual bonuses or similar designations shall not be deemed to be annual incentive or annual bonus compensation (regardless of whether an Award is earned in respect of a period of one year or less) for purposes of any retirement or supplemental pension plan of the Company, any employment agreement or change in control agreement between the Company and any Participant, or for purposes of any other plan, unless the Company shall enter into a written agreement that specifically identifies this Plan by name and specifies that amounts earned or payable hereunder shall be considered to be annual incentive or annual bonus compensation.

        (c)    Unfunded Status of Participant Rights.    Awards, accounts, deferred amounts, and related rights of a Participant represent unfunded deferred compensation obligations of the Company for ERISA and federal income tax purposes and, with respect thereto, the Participant shall have rights no greater than those of an unsecured creditor of the Company.

        (d)    Nonexclusivity of the Plan.    The adoption of this Plan shall not be construed as creating any limitations on the power of the Board or Committee to adopt such other compensation arrangements as it may deem desirable for any Participant.

        (e)    No Right to Continued Employment.    Neither the Plan nor any action taken hereunder shall be construed as giving any employee the right to be retained in the employ of the Company or any of its subsidiaries or affiliates, nor shall it interfere in any way with the right of the Company or any of its subsidiaries or affiliates to terminate any employee's employment at any time.

        (f)    Severability.    The invalidity of any provision of the Plan or a document hereunder shall not be deemed to render the remainder of this Plan or such document invalid.

        (g)    Successors.    The Company shall require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise, and whether or not the corporate existence of the Company continues) to all or substantially all of the business and/or assets of the Company to expressly assume and agree to perform the Company's obligations under the Plan in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place; provided, however, that such successor may replace the Plan with a Plan substantially equivalent in opportunity and achievability, as determined by a nationally recognized compensation consulting firm, and covering the participants at the time of such succession. Any successor and the ultimate parent company of such successor shall in any event be subject to the requirements of this Section 10(g) to the same extent as the Company. Subject to the foregoing, the Company may transfer and assign its rights and obligations hereunder.

        (h)    Effective Date of Plan; Shareholder Approval; Termination of Plan.    This Plan shall be effective as of February 2, 2003. The Company shall submit the Plan, including the material terms of the Plan specified in Treasury Regulation 1.162-27(e)(4), to shareholders for approval at the Company's 2003 Annual Meeting of Shareholders, and the Plan shall be terminated in the event shareholders decline to approve it at that Annual Meeting. If approved by shareholders, the Plan will terminate at such time as may be determined by the Board of Directors.

        (i)    Governing Law.    The validity, construction, and effect of the Plan, any rules and regulations or document hereunder shall be determined in accordance with the Pennsylvania Business Corporation Law, to the extent applicable, and other laws (including those governing contracts) of the Commonwealth of Pennsylvania, without giving effect to principles of conflicts of laws.

APPENDIX B

PARTICIPANT INFORMATION IN THE SOLICITATION OF PROXIES
BY CHARMING SHOPPES, INC.

        Under the applicable SEC rules, Charming Shoppes, Inc., its directors, nominees for director and certain officers and employees are deemed "participants" with respect to the solicitation of proxies in connection with Charming Shoppes' 2008 Annual Meeting of Shareholders. Certain information about these participants, other than Charming Shoppes, is presented below.

Directors, Nominees for Director and Certain Employees and Officers

        The name and principal occupation of each of our directors who is deemed a "participant" under the applicable SEC rules is set forth under the section entitled "Biographies of Directors" of this Proxy Statement. Eric M. Specter, our Executive Vice President and Chief Financial Officer, Steven Wishner, our Senior Vice President—Finance, Strategy and Business Development and Gayle Coolick, our Director of Investor Relations, are also "participants" under the applicable SEC rules. Each participant has a business address of Charming Shoppes, Inc., 450 Winks Lane, Bensalem, Pennsylvania 19020.

Information Regarding Ownership of Charming Shoppes' Securities by Participants

        The number of equity securities of Charming Shoppes' beneficially owned by the directors and Mr. Specter as of March 4, 2008 is set forth under the section entitled "Principal Shareholders and Management Ownership" of this Proxy Statement. Mr. Wishner is the beneficial owner of 58,016 shares, which includes 19,697 restricted stock units which are not forfeitable within 60 days, 19,218 shares of restricted stock as to which Mr. Wishner has voting power but which are subject to forfeiture and/or restrictions on transfer and 4,035 shares held by trusts of which Mr. Wishner is a trustee. Ms. Coolick is the beneficial owner of 19,056 shares, which includes 14,200 shares issuable upon the exercise of stock options and 3,350 shares of restricted stock as to which Ms. Coolick has voting power but which are subject to forfeiture and/or restrictions on transfer. None of the participants owns any equity securities of Charming Shoppes of record that such participant does not own beneficially.

Information Regarding Transactions in Charming Shoppes' Securities by Participants

        The following table sets forth information regarding purchases and sales during the past two years of shares of Charming Shoppes' common stock by participants. This includes information regarding certain stock and stock option grants, which grants were subject to vesting.

        Except as set forth below or as otherwise disclosed in this Proxy Statement, none of the purchase price or market value of these securities is represented by funds borrowed or otherwise obtained for the purpose of acquiring or holding such securities. To the extent that any part of the purchase price or market value of any of these securities is represented by funds borrowed or otherwise obtained for the purpose of acquiring or holding such securities, the amount of the indebtedness as of the latest practicable date is set forth below. If those funds were borrowed or obtained otherwise than pursuant to a margin account or bank loan in the regular course of business of a bank, broker or dealer, a description of the transaction and the parties is set forth below.

Shares of Common Stock Purchased or Sold
March 1, 2006 to March 1, 2008

Name	Date	Number of Shares	Transaction Footnote
Dorrit J. Bern	8/29/06 8/29/06 2/2/07 2/2/07 2/2/07 2/2/07 2/8/07 2/8/07 11/26/07 2/1/08 2/1/08 2/1/08 2/1/08 2/1/08	50,000 200,000 1,782 14,333 30,193 27,399 96,154 96,154 50,000 8,580 1,782 14,333 19,904 16,282	(6) (6) (8) (8) (8) (8) (4) (9) (2) (8) (8) (8) (8) (8)
Alan Rosskamm	6/22/06 6/22/06 6/21/07	7,500 7,500 11,529	(4) (5) (4)
M. Jeannine Strandjord	4/24/06 4/24/06 4/24/06 6/22/06 6/22/06 6/21/07	10,000 1,233 1,233 7,500 7,500 11,529	(7) (4) (5) (4) (5) (4)
William O. Albertini	6/22/06 6/22/06 6/21/07 12/5/07	7,500 7,500 11,529 20,000	(4) (5) (4) (2)
Charles T. Hopkins	6/22/06 6/22/06 6/21/07	7,500 7,500 11,529	(4) (5) (4)
Yvonne M. Curl	6/22/06 6/22/06 6/21/07	7,500 7,500 11,529	(4) (5) (4)
Pamela Davies	6/22/06 6/22/06 9/25/06 9/25/06 6/21/07	7,500 7,500 20,000 20,000 11,529	(4) (5) (6) (6) (4)

Katherine M. Hudson	6/22/06 6/22/06 11/22/06 11/22/06 11/22/06 11/22/06 6/21/07	7,500 7,500 12,300 12,500 7,700 7,500 11,529	(4) (5) (1) (1) (6) (6) (4)
Eric M. Specter*	3/15/06 3/15/06 3/20/06 3/20/06 3/26/07 3/26/07 1/18/08	30,730 20,486 75,000 40,000 33,683 22,456 6,875	(4) (9) (6) (6) (4) (9) (1)
Steven Wishner	3/15/06 3/15/06 3/31/06 6/30/06 9/29/06 12/29/06 3/26/07 3/26/07 3/30/07 6/29/07 9/28/07 12/12/07 12/14/07 12/31/07 1/18/08	9,397 4,027 371 386 444 310 10,300 4,414 400 409 600 2,000 2,000 891 2,035	(4) (9) (11) (11) (11) (11) (4) (9) (11) (11) (11) (2) (12) (11) (12)
Gayle Coolick	3/30/06	4,000	(6)

*
This table does not include shares surrendered to the Company in payment of taxes upon the vesting of a stock award.

(1)
Shares purchased through the exercise of options.

(2)
Open market purchase.

(3)
Open market sale.

(4)
Grants of restricted stock units or deferred shares.

(5)
Grant of Stock Option.

(6)
Shares sold through the exercise of options.

(7)
One time 10,000 share restricted stock award.

(8)
Grant of matching restricted stock units.

(9)
Grant of Performance Share Award.

(10)
Gift of shares.

(11)
Shares purchased through Employee Stock Purchase Plan.

(12)
Shares purchased by trust of which participant is a trustee.

Miscellaneous Information Concerning Participants

        Except as described in this Appendix B or otherwise disclosed in this Proxy Statement, to the best of our knowledge, no associate of any participant beneficially owns any shares of common stock or other securities of the Charming Shoppes.

        Except as described in this Appendix B or otherwise disclosed in this Proxy Statement, to the best of our knowledge, no participant or any of his or her associates (including a member of the participant's immediate family), is either a party to any transactions or series of similar transactions since the beginning of Charming Shoppes' last fiscal year, or any currently proposed transaction or series of similar transactions, (1) in which Charming Shoppes or any of its subsidiaries was or is to be a party, (2) in which the amount involved exceeds $120,000, or (3) in which any such person or any of his or her associates had or will have, a direct or indirect material interest.

        Except as described in this Appendix B or as otherwise disclosed in this Proxy Statement, to the best of our knowledge, no participant or any of his or her associates has entered into any agreement or understanding with any person respecting any future employment by Charming Shoppes or its affiliates or any future transactions to which Charming Shoppes or any of its affiliates will or may be a party.

        Except as described in this Appendix B or as otherwise disclosed in this Proxy Statement, to the best of our knowledge, there are no contracts, arrangements or understandings by any of the participants within the past year with any person with respect to any securities of Charming Shoppes, including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits, or the giving or withholding of proxies.

        Except as described in this Appendix B or as otherwise disclosed in this Proxy Statement, to the best of our knowledge, no participant owns beneficially any securities of any parent or subsidiary of Charming Shoppes.

        Except as described in this Appendix B or as otherwise disclosed in this Proxy Statement, to the best of our knowledge, no participant has any substantial interest, direct or indirect, by security holdings or otherwise, in any matter to be acted upon at the 2008 Annual Meeting.

ANNUAL MEETING OF SHAREHOLDERS OF

CHARMING SHOPPES, INC.

Thursday, May 8, 2008

10:00 a.m. Eastern Time

Location

Address

City, State, Zip

Please date, sign and mail

your proxy card in the

envelope provided as soon

as possible.

Please detach along perforated line and mail in the envelope provided.

CHARMING SHOPPES, INC.

Proxy for Annual Meeting of Shareholders

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF CHARMING SHOPPES, INC.

The undersigned hereby constitutes and appoints Katherine M. Hudson and William O. Albertini, and each of them, proxies of the undersigned, with full power of substitution, to vote and act as designated on the reverse side with respect to all shares of Common Stock of Charming Shoppes, Inc. (the “Company”) which the undersigned would be entitled to vote, as fully as the undersigned could vote and act if personally present, at the Annual Meeting of Shareholders of the Company to be held on Thursday, May 8, 2008 and at any adjournments thereof.

UNLESS OTHERWISE INDICATED ON THE REVERSE SIDE, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED “FOR” THE ELECTION OF THE THREE NOMINEES FOR DIRECTOR, AS SET FORTH IN THE BOARD OF DIRECTORS’ PROXY STATEMENT, “FOR” THE RE-APPROVAL OF THE MATERIAL TERMS OF THE PERFORMANCE GOALS UNDER THE 2003 INCENTIVE COMPENSATION PLAN TO PRESERVE THE DEDUCTIBILITY OF COMPENSATION PAYMENTS IN ACCORDANCE WITH SECTION 162(m) OF THE INTERNAL REVENUE CODE, AND “FOR” THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS OF CHARMING SHOPPES, INC. TO SERVE FOR THE 2009 FISCAL YEAR.

The undersigned acknowledges receipt of the Annual Report on Form 10-K, the Notice of Annual Meeting of Shareholders and the Proxy Statement, and revokes all previously granted Proxies.

YOUR VOTE IS VERY IMPORTANT. PLEASE SIGN, DATE AND RETURN THIS GOLD PROXY CARD IN THE RETURN ENVELOPE PROVIDED.

Address Changes:

(If you noted any Address Changes above, please mark corresponding box on the reverse side.)

(Continued and to be signed on the reverse side)

CHARMING SHOPPES, INC. 450 WINKS LANE BENSALEM, PA 19020

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Charming Shoppes, Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS SHOWN HERE:	CHARM1	KEEP THIS PORTION FOR YOUR RECORDS

 DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

CHARMING SHOPPES, INC.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF THE THREE NOMINEES FOR DIRECTOR, AS SET FORTH IN THE PROXY STATEMENT, “FOR” THE RE-APPROVAL OF THE MATERIAL TERMS OF THE PERFORMANCE GOALS UNDER THE 2003 INCENTIVE COMPENSATION PLAN, AND “FOR” THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS OF CHARMING SHOPPES, INC. TO SERVE FOR THE 2009 FISCAL YEAR.

To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

Vote On Directors

		For All	Withhold All	For All Except

1.	ELECTION OF CLASS C DIRECTORS.	☐	☐	☐

NOMINEES:

01)   Dorrit J. Bern

02)   Alan Rosskamm

03)   M. Jeannine Strandjord

Vote On Proposal

	For	Against	Abstain

2. Re-approval of the material terms of the performance goals under the 2003 incentive compensation plan to preserve Charming Shoppes’ tax deductions.	☐	☐	☐

Vote On Proposal

	For	Against	Abstain

3. Ratification of the appointment of Ernst & Young, LLP as independent auditors for the 2009 fiscal year.	☐	☐	☐

The Proxies are authorized to vote in their discretion upon such other matters as may properly come before the meeting.

Note:  Please sign exactly as your name or names appear(s) on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign in full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

For address changes, please check this box and write them on the back where indicated.    ☐

MATERIALS ELECTION

As of July 1, 2007, SEC rules permit companies to send you a notice that proxy information is available on the Internet, instead of mailing you a complete set of materials. Check the box to the right if you want to receive a complete set of future proxy materials by mail, at no cost to you. If you do not take action you may receive only a Notice.                 ☐

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

QuickLinks

TABLE OF CONTENTS
ABOUT THE MEETING
DIRECTORS STANDING FOR ELECTION
BIOGRAPHIES OF DIRECTORS
CORPORATE GOVERNANCE AT CHARMING SHOPPES
Current Board Committee Membership
COMPENSATION OF DIRECTORS FISCAL 2008
COMPENSATION OF EXECUTIVE OFFICERS
Summary Compensation Table
Grants of Plan-Based Awards
Outstanding Equity Awards at Fiscal 2008 Year-End
Option Exercises and Stock Vested
Nonqualified Deferred Compensation
PROPOSAL FOR RE-APPROVAL OF THE MATERIAL TERMS OF THE PERFORMANCE GOALS UNDER THE 2003 INCENTIVE COMPENSATION PLAN TO PRESERVE THE DEDUCTIBILITY OF COMPENSATION PAYMENTS IN ACCORDANCE WITH SECTION 162(m) OF THE INTERNAL REVENUE CODE
Fiscal 2009 Annual Awards Under 2003 Incentive Compensation Plan
EQUITY COMPENSATION PLAN INFORMATION
REPORT OF THE COMPENSATION COMMITTEE
PRINCIPAL SHAREHOLDERS AND MANAGEMENT OWNERSHIP
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
AUDIT COMMITTEE REPORT
AUDIT AND OTHER FEES
RATIFICATION OF THE APPOINTMENT OF INDEPENDENT AUDITORS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
PROPOSALS FOR 2009 ANNUAL MEETING
COST OF SOLICITATION
HOUSEHOLDING
ADDITIONAL INFORMATION
APPENDIX A
CHARMING SHOPPES, INC. 2003 Incentive Compensation Plan
APPENDIX B
PARTICIPANT INFORMATION IN THE SOLICITATION OF PROXIES BY CHARMING SHOPPES, INC.
Shares of Common Stock Purchased or Sold March 1, 2006 to March 1, 2008